Table of Contents

As filed with the Securities and Exchange Commission on October 24, 2025

Registration No. 333-[·]

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Edgemode, Inc.
(Exact Name of Registrant As Specified In Its Charter)

Nevada	8082	47-4046237
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

110 East Broward Blvd, Fort Lauderdale, Florida 33301
(707) 687-9093
(Address, Including Zip Code, And Telephone Number, Including Area Code, Of Registrant’s Principal Executive Offices)

Simon Wajcenberg
Chief Financial Officer
110 East Broward Blvd Fort Lauderdale, Florida, 33301
(707)687-9093
(Name, Address, Including Zip Code, And Telephone Number, Including Area Code, Of Agent for Service)

COPIES TO:

Brian A. Pearlman, Esq.

Brian S. Bernstein, Esq.

Joshua S. Battat, Esq.

Nason Yeager Gerson Harris & Fumero P.A.

3001 PGA Blvd., Suite 305

Palm Beach Gardens, Florida 33410

(561) 686-3307

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission of which this prospectus is a part becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated October 24, 2025

PROSPECTUS

Edgemode, Inc.

162,000,000

Common Stock

This prospectus relates to the potential resale from time to time by ClearThink Capital Partners, LLC (the “Selling Stockholder”) of up to 162,000,000 shares of Edgemode, Inc. (the “Company”) common stock, par value $0.001 per share. The shares of common stock to which this prospectus relates consist of shares (the “Purchase Shares”) that have been or may be issued by us to the Selling Stockholder pursuant to a Securities Purchase Agreement, dated as of September 4, 2025, by and between us and the Selling Stockholder (the “Purchase Agreement”), establishing an equity line of credit. We may elect, in our sole discretion, subject to the restrictions and satisfaction of the conditions in the Purchase Agreement, to issue and sell to the Selling Stockholder the Purchase Shares, from time to time from and after the date of commencement of sales of common stock (the “Commencement Date”) under the Purchase Agreement, and subject to applicable stock exchange rules at a purchase price per share equal to (i) 70% of the average of the two lowest daily closing prices if the stock is traded under $0.01 per share, (ii) 75% of the average of the two lowest daily closing prices if the stock is traded between $0.01 to $0.05 and (iii) 80% of the average of the two lowest daily closing prices if the stock is traded between $0.05 - $0.25 and 85% of the average of the two lowest daily closing prices if the stock is traded over $0.25 during the Valuation Period (as defined in the Purchase Agreement).

The actual number of shares of our common stock issuable will vary depending on the then-current market price of shares of our common stock sold to the Selling Stockholder under the Purchase Agreement, but will not exceed the number set forth in the preceding paragraphs unless we file an additional registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (“SEC”), and we obtain the approval of the issuance of shares of common stock by our stockholders in accordance with the applicable stock exchange rules.

Under the terms of the Purchase Agreement, and as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder, we shall not issue or sell, and the Selling Stockholder shall not purchase or acquire, any shares of common stock which, when aggregated with all other shares of common stock then beneficially owned by the Selling Stockholder and its affiliates, would result in the Selling Stockholder beneficially owning more than 9.99% of the then issued and outstanding shares of common stock.

Our common stock is listed on the OTCID Basic Market under the symbol “EDGM.” On October 21, 2025, the last reported sales price of our common stock on The OTCID Basic Market was $0.039 per share.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the shares of our common stock by the Selling Stockholder. Assuming the average of the two lowest daily closing prices is $0.04 cents per share, we will receive up to $4,860,000 in aggregate gross proceeds. The actual proceeds from the Selling Stockholder may be more or less than this amount depending on the number of shares of our common stock sold and the price at which the shares of our common stock are sold.

The Selling Stockholder may offer, sell or distribute all or a portion of the shares of our common stock acquired under the Purchase Agreement and hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will bear all costs, expenses and fees in connection with the registration of the shares of our common stock, including with regard to compliance with state securities or “blue sky” laws. The Selling Stockholder will bear all commissions and discounts, if any, attributable to its sale of shares of our common stock. See “Plan of Distribution” for more information about how the Selling Stockholder may sell or otherwise dispose of the shares of common stock being registered pursuant to this prospectus. The Selling Stockholder is an underwriter under the Securities Act with respect to the resale of shares held by it.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of this prospectus, and under similar headings in any amendment or supplement to this prospectus or in any other documents incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October 24, 2025.

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About This Prospectus

This prospectus is part of a registration statement that we have filed with the SEC pursuant to which the Selling Stockholder named herein may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the Information Incorporated by Reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

Neither we nor the Selling Stockholder have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

We further note that the representations, warranties and covenants made in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

Unless the context otherwise indicates, when used in this prospectus, the terms the “Company,” “Edgemode,” “we,” “us,” “our,” and similar terms refer to Edgemode, Inc., a Nevada corporation.

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Cautionary Statement Regarding Forward-Looking Statements

This prospectus includes forward-looking statements including, but not limited to, statements regarding our liquidity, anticipated capital expenditures, and expected sales to the Selling Stockholder.

All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and elsewhere in this prospectus and in our filings with the SEC.

We expressly disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect events or circumstances after the date on which such statements were made or to reflect the occurrence of unanticipated events, except as may be required by applicable securities laws.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference. It may not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section, and the financial statements and related notes included herein. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.”

Corporate Information

Our company was formed under the laws of the state of Nevada in 2011. Our address is 110 E. Broward Blvd., Suite 1700, Ft. Lauderdale, Florida 33301, and our telephone number is (707) 687-9093. Our website address is www.edgemode.io. Our website and the information contained on, or that can be accessed through, our website is not deemed to be incorporated by reference into, and does not constitute part of, this prospectus.

Our Company

Edgemode is seeking to provide digital infrastructure colocation services and high-performance computing (“HPC”) hosting to third-party customers focused on cloud computing, machine learning and artificial intelligence (“AI”).

We focus on hyperscale cloud-based providers and enterprises, including potential customers that we believe have significant data center infrastructure needs that have not yet been outsourced or will require additional data center space and power to support their growth and their increasing reliance on technology infrastructure in their operations.

The ClearThink Transaction

On September 4, 2025, the Company entered into the Purchase Agreement with ClearThink, which provides that, subject to the terms and conditions set forth therein, the Company may receive from ClearThink up to $50,000,000 in aggregate gross proceeds from sales of the Company’s common stock, par value $0.001 per share. In connection with the Purchase, the Company also issued 25,000,000 restricted shares of common stock (the “Commitment Shares”) to the Selling Stockholder. The Commitment Shares shall not be registered under this Registration Statement.

On September 2, 2025, the Company also entered into a securities purchase agreement with an ClearThink, pursuant to which the Company sold ClearThink an unsecured original issue discount promissory note effective August 20, 2025 in the principal amount of $172,500 (the “First Promissory Note”) for which the Company received net proceeds of $150,000. Pursuant to the agreement, the Company also sold ClearThink an unsecured original discount promissory note in the principal amount of $115,000 (the “Second Promissory Note”) for which the Company received net proceeds of $100,000 (collectively, the First and Second Promissory Notes in the aggregate principal amount of $287,500 shall be referred to as the “ClearThink Promissory Notes”). The ClearThink Promissory Notes are convertible 180 days after the date of issuance, or upon an event of default, at $0.01 per share (the “Conversion Price”). If six months after the date of issuance the Company’s common stock trades below $0.01 per share for more than five consecutive trading days, the Conversion Price will be reduced to $0.0075 per share. In the event that the Company’s common stock trades below $0.0075 for more than five consecutive trading days, the Conversion Price shall be eliminated and reset to the lowest traded price during the period of default. The ClearThink Promissory Notes also provide that the holder may not convert any portion of the notes if such conversion would result in the holder beneficially owning more than 9.99% of the Company’s then outstanding shares of common stock. The proceeds from the sale of the Promissory Notes shall be used for working capital. The shares of common stock from the conversion of any amounts due pursuant to the ClearThink Promissory Notes shall not be registered under this Registration Statement.

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Effective October 3, 2025, the Company entered into a securities purchase agreement dated September 30, 2025 with ClearThink, pursuant to which the Company sold an unsecured original issue discount promissory note in the principal amount of $287,500. The Company received net proceeds of $250,000 in consideration of issuance of the unsecured original discount promissory note and the proceeds from the sale shall be used for working capital. Pursuant to the securities purchase agreement, as consideration for the purchase of the unsecured original issue discount promissory note, the Company issued 17,000,000 shares of the Company’s common stock to ClearThink.

The transactions contemplated by the Purchase Agreement are subject to the Company registering the Selling Stockholders resale of the Purchase Shares on a registration statement to be filed with the SEC. Concurrent with the execution of the Purchase Agreement, the Company entered into a registration rights agreement with the Selling Stockholder (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement on Form S-1 (the “Registration Statement”) with the SEC covering the resale of the Purchase Shares sold under the Purchase Agreement, within 45 days of the date of execution of the Purchase Agreement and Registration Rights Agreement and to use its best efforts to have the Registration Statement and any amendment declared effective by the SEC at the earliest possible date. The registration rights granted under the Registration Rights Agreement are subject to certain conditions and limitations and are subject to customary indemnification and contribution provisions.

We do not have a right to commence any sales of common stock to the Selling Stockholder under the Purchase Agreement until the satisfaction of the conditions set forth in the Purchase Agreement. Over the 24-month period from and after the Commencement Date (unless the Purchase Agreement is terminated earlier in accordance with its terms), the Selling Stockholder has no right to require us to sell any shares of common stock to the Selling Stockholder, but subject to the satisfaction of the conditions set forth in the Purchase Agreement, the Selling Stockholder is obligated to make purchases as we direct in accordance with the terms of the Purchase Agreement. The Company’s irrevocable written request to the Selling Stockholder to purchase shares of common stock (a “Request Notice”) shall be limited to the lesser of $1,000,000 or 500% of the average number of shares traded for the five trading days prior to the date of the request, however the company may not submit a request to the Selling Stockholder until the resale of the shares has been registered. The minimum request the Company may submit is $25,000. Any day on which the Selling Stockholder makes a purchase pursuant to a Request Notice by the Company shall be a “Purchase Date.” Any Request Notice will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of our common stock and determinations by us as to the appropriate sources of funding for us and our operations.

In no event shall we issue or sell, and the Selling Stockholder is not obligated to purchase or acquire, any shares of common stock pursuant to the Purchase Agreement which, when aggregated with all other shares of common stock then beneficially owned by the Selling Stockholder and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, and Rule 13d-3 promulgated thereunder), would result in the Selling Stockholder beneficially owning more than 9.99% of the then issued and outstanding shares of common stock (the “Beneficial Ownership Limitation”).

The net proceeds under the Purchase Agreement to us will depend on the frequency and prices at which we sell shares of our stock to the Selling Stockholder. We intend to use the net proceeds for working capital and general corporate purposes. We will retain broad discretion over the use of the net proceeds from this offering.

We have the right to terminate the Purchase Agreement at any time, upon five business days’ notice, at no cost or penalty. However, no termination of the Purchase Agreement shall (i) affect the Company’s or the Selling Stockholder’s rights or obligations under (A) the Purchase Agreement with respect to pending purchases and the Company and the Selling Stockholder shall complete their respective obligations with respect to any pending purchases under the Purchase Agreement and (B) the Registration Rights Agreement.

There are substantial risks to our stockholders as a result of the sale and issuance of common stock to the Selling Stockholder under the Purchase Agreement, including but not limited to the following: substantial dilution, significant declines in our stock price and our inability to draw sufficient funds when needed. See “Risk Factors.” The sale of our common stock to the Selling Stockholder under the Purchase Agreement will not affect the rights or privileges of our other stockholders, except that the economic and voting interests of our existing stockholders will be diluted as a result of any such sale. Although the number of shares of common stock that our other stockholders own will not decrease, the shares owned by our other stockholders will represent a smaller percentage of our total outstanding shares after any such sale to the Selling Stockholder under the Purchase Agreement.

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THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus.

Common stock offered by the Selling Stockholder	Up to 162,000,000 shares of the Company’s common stock, par value $0.001 per share that may be issued by us to the Selling Stockholder, from time to time at our sole discretion, pursuant to the Purchase Agreement.

Common stock outstanding immediately prior to this offering	2,883,802,634 shares

Common stock outstanding immediately following this offering	3,045,802,634 shares

Terms of the offering	The Selling Stockholder will determine when and how it will dispose of any shares of our common stock that are registered under this prospectus for resale. See “Plan of Distribution.”

Use of proceeds	We will not receive any of the proceeds from the sale of shares of our common stock offered by the Selling Stockholder. Additionally, we will not receive any proceeds from the issuance or sale of any Commitment Shares. We may receive up to $50,000,000 in aggregate gross proceeds from the Selling Stockholder under the Purchase Agreement in connection with sales of our shares of our common stock to the Selling Stockholder pursuant to the Purchase Agreement after the date of this prospectus. However, the actual proceeds may be less than this amount depending on the number of shares of our common stock sold and the price at which the shares of our common stock are sold and number of shares registered. We intend to use the net proceeds that we receive under the Purchase Agreement for working capital, repayment of recently issued promissory notes and other general corporate purposes. However, as of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. See “Use of Proceeds” on page 27 of this prospectus.

Stock Symbol	EDGM

Transfer Agent and Registrar	Empire Stock Transfer, Inc.

Outstanding Shares

The number of shares of our common stock to be outstanding after this offering assumes 2,883,802,634 shares of our common stock outstanding as of October 21, 2025, and excludes:

•	75,670,000 shares of our common stock issuable upon exercise of convertible notes at a price of $0.01 in the outstanding amount of $1,025,700 as of September 30, 2025;
•	984,127,641 shares of our common stock issuable upon the exercise of options at a weighted-average exercise price of $0.0141 per share;
•	461,500,000 shares of our common stock issuable upon the exercise of warrants outstanding as of October 21, 2025 at an average exercise price of $0.01; and
•	Unless otherwise indicated, all information in this prospectus assumes no exercise or settlement of outstanding options or warrants.

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RISK FACTORS

Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should carefully read the risk factors set forth herein and the information contained in any applicable prospectus supplement. The risks and uncertainties we discuss in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our financial condition, results of operations, business and prospects.

Risks Related to Our Business and Operations

We require significant capital to fund our operations and we may have difficulty raising capital, which could deprive us of necessary revenues.

In April 2025, we acquired Synthesis Analytics Production Ltd, an England and Wales private limited company (“SAPL”). SAPL has not generated any revenues to date and, subject to the availability of sufficient capital, does not expect to generate revenues until late-2025 or beyond. We also require funding or revenues to satisfy outstanding debt. We require funding of approximately $70,000,000 to develop our operations. In order to support our initiatives, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships, or other arrangements with well-capitalized companies. Our ability to raise additional financing depends on many factors beyond our control, including the current volatility in the capital markets, risks associated with investing in a pre-revenue company with no assurances our products can be commercialized, the lack of a public market for our common stock, and the development or prospects for development of competitive technology by others. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may never be able to effectively monetize our SAPL assets and/or we may default on the SAPL note. In that event, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

Our business depends upon the demand for data centers.

We are venturing into the business of owning, acquiring, developing, and operating data centers. A reduction in the demand for data center space, power or connectivity would have a greater adverse effect on our business and financial condition than if we owned a portfolio with a less specialized use. Our substantial development activities make us particularly susceptible to general economic slowdowns as well as adverse developments in the data center, Internet and data communications and broader technology industries. Any such slowdown or adverse development could lead to reduced corporate IT spending, reduced demand for HPC hosting applications, such as cloud computing, machine learning, and AI, and overall reduced demand for data center space. Changes in industry practice or in technology could also reduce demand for the physical data center space we provide.

In addition, our customers may choose to develop new data centers or expand their own existing data centers or consolidate into data centers that we do not own or operate, which could reduce demand for our newly developed data centers or result in the loss of one or more key customers. If any of our key customers were to do so, it could result in a loss of business to us or put pressure on our pricing. Mergers or consolidations of technology companies could reduce further the number of our customers and potential customers and make us more dependent on a more limited number of customers. If our customers merge with or are acquired by other entities that are not our customers, they may discontinue or reduce the use of our data centers in the future. Our financial condition, results of operations, cash flow, cash available for distribution, and ability to satisfy our debt service obligations could be materially adversely affected as a result of any or all of these factors.

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Our new focus on HPC hosting may not be successful and depends on the continuing development and resource and computational requirements of HPC hosting applications such as cloud computing, machine learning and AI, and the continuing need for the infrastructure and services we provide.

If our target customer markets, which are new and still developing, do not grow or develop as expected or in a manner consistent with our current business model, our business, financial condition, and results of operation would be adversely affected. Further, increases in power costs could negatively impact our hosting customers’ demand for services, harm our growth prospects, and could have a material adverse effect on our business, financial condition, and results of operations.

Our success also depends in large part on our ability to attract additional customers and retain our existing customer for our HPC hosting capabilities in a profitable manner, which we may not be able to do if:

•	high energy costs, supply chain disruptions (including labor availability), government regulation, and compliance costs increase HPC hosting service costs, reduce potential demand for services and reduce revenue and profitability;
•	we fail to provide competitive hosting terms or effectively market them to potential customers;
•	we provide hosting services that are deemed by existing and potential customers or suppliers to be inferior to those of our competitors, or that fail to meet customers’ or suppliers’ ongoing and evolving program qualification standards, based on a range of factors, including available power, preferred design features, security considerations, and connectivity;
•	businesses decide to host internally as an alternative to the use of our services;
•	we fail to successfully communicate the benefits of our services to potential customers;
•	we are unable to strengthen awareness of our brand; or
•	we are unable to provide services that our existing and potential customers desire.

We face significant competition, which may adversely affect the occupancy and rental rates of our data centers.

We compete with numerous data center providers globally, many of whom own or operate properties similar to ours, as well as private operators specializing in HPC hosting or colocation services, and digital asset miners seeking to convert existing mining facilities into HPC colocation facilities. In addition, we may in the future face competition from new entrants into the data center market, including new entrants who may acquire our current competitors. Some of our competitors and potential competitors have significant advantages over us, including greater name recognition, longer operating histories, pre-existing relationships with current or potential customers, significantly greater financial, marketing, and other resources and more ready access to capital which allow them to respond more quickly to new or changing opportunities.

If our competitors offer space that our customers or potential customers perceive to be superior to ours based on factors such as available power, security, location, or connectivity, or if they offer rental rates below current market rates, or below the rental rates we are offering, we may lose customers or potential customers or be required to incur costs to improve our data centers or reduce our rental rates. In addition, many of our competitors have developed and continue to develop additional data center space. If the supply of data center space continues to increase as a result of these activities or otherwise, rental rates may be reduced or we may face delays in leasing or be unable to lease our vacant space, including space that we develop. Further, if customers or potential customers desire services that we do not offer, we may not be able to lease our space to those customers. Our financial condition, results of operations, cash flow, cash available for distribution, and ability to satisfy our debt service obligations could be materially adversely affected as a result of any or all of these factors.

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We have limited resources which may affect our abilities to develop our SAPL operations.

With the limited resources we have available, we may experience difficulties in developing our SAPL operations, including, but not limited to, our colocation data center, services, and colocation to commence generating revenues and compete in the HPC hosting industry. Competition from existing and future competitors, particularly those better capitalized, could result in our inability to secure acquisitions and partnerships that we may need to expand our business in the future. This competition from other entities with greater resources, experience, and reputations may result in our failure to maintain or expand our business, as we may never be able to successfully execute our business plan. If we are unable to develop, expand, and remain competitive, our business could be negatively affected, which would have an adverse effect on the trading price of our ordinary shares, which would harm our investors.

We have no operating history, require significant capital to develop our business, expect negative cash flows from our operations to continue for the foreseeable future, and we expect that our net losses will continue for the foreseeable future as we seek to develop and increase the efficiency of our operations and find new colocation customers.

Our HPC business is highly dependent on a single customer.

One customer, Cudo Ventures Ltd (“Cudo Ventures”), will currently account for 100% of our HPC Hosting segment revenue once we commence operations. Our success in the HPC Hosting segment is highly dependent on the success of our master services agreement with Cudo Ventures and the fulfillment by it of its obligations under the master services agreement. Any failure to meet Cudo Ventures’ expectations, including, but not limited to, failure to fulfill our contractual obligations, could result in cancellation or non-renewal of our business relationship, or harm to our business relationship that could impact our future growth and which could have a material adverse effect on our business, financial condition, and results of operations.

Any failure of our physical or IT or operational technology infrastructure or services could lead to significant costs and disruptions.

Our business depends on providing customers with highly reliable services, including, but not limited to, power supply, physical security, cybersecurity, maintenance of environmental conditions, and other mission-critical infrastructure services. We may fail to provide such services because our operations are vulnerable to, among other things, mechanical or telecommunications failure, power outage, human error, physical or electronic security breaches, cyberattacks, war, terrorism, fire, earthquake, pandemics, hurricane, flood and other natural disasters, sabotage, and vandalism.

Our future customer agreements will include terms requiring us to meet certain service level commitments. A failure to meet these or other commitments or equipment damage in our data centers could subject us to contractual liability, including service level credits against customer rent payments, legal liability and monetary damages, regulatory sanctions, or, in certain cases of repeated failures, the right by the customer to terminate the agreement. Service interruptions, equipment failures, or security breaches could also materially impact our brand and reputation globally and lead to customer contract terminations or non-renewals and an inability to attract customers in the future.

We and our third-party providers are vulnerable to cyberattacks and security breaches that could materially disrupt or compromise our operations, data, and results.

We will rely on computer systems, hardware, software, online sites and networks, as well as physical, digital, and operational technology infrastructure to support our internal and external operations (collectively, “Information Systems”). We will own, operate, and manage complex, global information systems and also rely on third-party providers for a range of information systems and other products and services, such as cloud computing. As a result, we face evolving risks that threaten the confidentiality, integrity, and availability of information systems and data, including from state-sponsored espionage actors, financially motivated hackers, hacktivists and insiders, as well as through diverse attack vectors, such as social engineering/phishing, malware (including ransomware), human or technological error, or due to “bugs,” misconfigurations and known and unknown vulnerabilities in hardware, software, systems and processes that support our business.

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Unauthorized access to our or our customers’ physical assets or information systems, misappropriation of our or our customers’ sensitive or proprietary information, or disruptions to our or our customers’ operations as a result of attacks, breaches or disruptions to our, or any providers’ or our customers’, information systems or controls could lead to material breaches of legal and regulatory (e.g., privacy laws such as GDPR) or contractual obligations, and/or other operational and business impacts. The foregoing could expose us to material lawsuits, regulatory actions, penalties or fines, monetary damages, loss of existing or potential customers, harm to our reputation, and significant increases in our security and insurance costs, and other adverse effects on our business and results.

Our contracts with our customers could subject us to significant liability.

In the ordinary course of business, we will enter into agreements with our customers pursuant to which we provide data center space, power, environmental controls, physical security and connectivity products to our customers. These contracts typically contain indemnification and liability provisions, in addition to service level commitments, which could potentially impose a significant cost on us in the event of losses arising out of certain breaches of such agreements, services to be provided by us or our subcontractors, or from third-party claims. Customers increasingly are looking to pass through their regulatory obligations and other liabilities to their outsourced data center providers and we may not be able to limit our liability or damages in an event of loss suffered by such customers whether as a result of our breach of an agreement or otherwise. Further, liabilities and standards for damages and enforcement actions, including the regulatory framework applicable to different types of losses, vary by jurisdiction, and we may be subject to greater liability for certain losses in certain jurisdictions.

In the future, we may also develop space specifically for HPC data center customers pursuant to agreements signed prior to beginning or early in the development process. In those cases, if we fail to meet our development obligations under those agreements, these customers may be able to terminate their agreements, and we would be required to find a new customer for this space. In addition, in certain circumstances we may lease HPC data center facilities prior to their completion. If we fail to complete the facilities in a timely manner, the customer may be entitled to terminate its agreement, seek damages or penalties against us or pursue other remedies and we may be required to find a new customer for the space. If we are not able to complete an HPC data center in a timely manner, if development costs are higher than we currently estimate, our financial condition, results of operations, and cash flow could be materially adversely affected.

We may depend on significant customers for our HPC data centers.

Many factors, including global economic conditions, may cause our future HPC data center customers to experience a downturn in their businesses or otherwise experience a lack of liquidity, which may weaken their financial condition and impact our estimates as to the probability of collectability of payments, and ultimately result in their failure to make timely rental and other payments or their default under their agreements with us. Further, the development of new technologies, the adoption of new industry standards or other factors could render our HPC data center customers’ current products and services obsolete or unmarketable and contribute to a downturn in their businesses, thereby increasing the likelihood that they default under their leases, become insolvent, or file for bankruptcy. If a customer defaults or fails to make timely rent or other payments, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment, which could adversely affect our financial condition and results of operations.

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Even if we have additional space available for lease at any one of our data centers, our ability to lease this space to existing or new customers could be constrained by our ability to provide sufficient electrical power.

Customers may increase their power footprint in our data centers over time and the corresponding reduction in available power could limit our ability to increase occupancy rates or network density within our existing data centers. Our aggregate maximum contractual obligation to provide power and cooling to our customers may exceed the physical capacity at such data centers if customers were to quickly increase their demand for power and cooling. If we are not able to increase the available power and/or cooling or move the customer to another location within our data centers with sufficient power and cooling to meet such demand, we could lose the customer as well as be exposed to liability under our customer agreements. In addition, our power and cooling systems will be difficult and expensive to upgrade, especially as we plan to design our data centers to the specifications of new and evolving technologies, such as AI, which are more power-intensive. Accordingly, we may not be able to efficiently upgrade or change these systems to meet new demands without incurring significant costs that we may not be able to pass on to our customers. Any such material loss of customers, liability, or additional costs could adversely affect our business, financial condition, and results of operations.

We will continue to depend upon third-party suppliers for power, and we may be vulnerable to service failures and price increases by such suppliers and to volatility in the supply and price of power in the open market.

We will continue to rely on third parties to provide power to our data centers and we cannot ensure that these third parties will deliver such power in adequate quantities or on a consistent basis. We will also be reliant on third parties to deliver additional power capacity to support the growth of our business. If the amount of power available to us is inadequate to support our customer requirements, we may be unable to satisfy our obligations to our customers or grow our business. In addition, our data centers may be susceptible to power shortages and planned or unplanned power outages caused by these shortages. Power outages may last beyond our backup and alternative power arrangements, which would harm our customers and our business. Any loss of services or equipment damage could adversely affect both our ability to generate revenues and our operating results, harm our reputation, and potentially lead to customer disputes or litigation.

In addition, we may be subject to risks and unanticipated costs associated with obtaining power from various utility companies. Utilities that serve our data centers may be dependent on, and sensitive to price increases for, a particular type of fuel, such as natural gas, coal, or nuclear. In addition, the price of these fuels and the total cost of delivered electricity could increase as a result of: regulations intended to regulate carbon emissions and other pollutants, ratepayer surcharges related to recovering the cost of extreme weather events and natural disasters, geopolitical conflicts, military conflicts, grid modernization charges, as well as other charges borne by ratepayers. Increases in the cost of power at any of our planned data centers could put those locations at a competitive disadvantage relative to data centers that are supplied power at a lower price.

If we do not accurately predict our facility requirements, it could have a material adverse effect on our business, financial condition, and results of operations.

The costs of building out, leasing, and maintaining our facilities will constitute a significant portion of our capital and operating expenses. In order to develop, manage potential growth, and ensure adequate capacity for any new and existing HPC hosting customers while minimizing unnecessary excess capacity costs, we will continuously evaluate our short- and long-term data center capacity requirements. If we overestimate our business’s capacity requirements or the demand for our services and therefore secure excess data center capacity, our operating margins could be materially reduced. If we underestimate our data center capacity requirements, we may not be able to service the required or expanding needs of our existing customers and may be required to limit new customer acquisition, which could have a material adverse effect on our business, financial condition, and results of operations.

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We will continue to depend on third parties to provide network connectivity to the customers in our data centers and any delays or disruptions in connectivity may materially adversely affect our operating results and cash flow.

We are not a telecommunications carrier. Although our customers generally will be responsible for providing their own network connectivity, we will still depend upon the presence of telecommunications carriers’ fiber networks serving our data centers in order to attract and retain customers. We believe that the availability of carrier capacity will directly affect our ability to achieve our projected results. Any carrier may elect not to offer its services within our data centers. Any carrier that decides to provide network connectivity to our data centers may not continue to do so for any period of time. Further, some carriers are experiencing business difficulties or have announced consolidations. As a result, some carriers may be forced to downsize or eventually terminate connectivity within our data centers, which could have an adverse effect on the business of our customers and, in turn, our own development and operating results.

Our data centers may require construction and operation of a sophisticated redundant fiber network. The construction required to connect multiple carrier facilities to data centers is complex and involves factors outside of our control, including regulatory requirements and the availability of construction resources. We have obtained the right to use network resources owned by other companies, including rights to use dark fiber, in order to attract telecommunications carriers and customers to our portfolio. If the establishment of highly diverse network connectivity to our data centers does not occur, is materially delayed or is discontinued, or is subject to failure, our operating results and cash flow may be materially adversely affected. Additionally, any hardware or fiber failures on this network may result in significant loss of connectivity to our data centers. This could negatively affect our ability to attract or retain customers, which could have an adverse effect on our business, financial condition, and results of operations.

Many of our costs, such as operating, general and administrative expenses, interest expenses, and real estate acquisition and construction costs, could be adversely impacted by periods of heightened inflation.

The consumer price index has increased substantially year over year. Federal policies and recent global events such as the conflict between Russia and Ukraine, may have exacerbated, and may continue to exacerbate, inflation and increases in the consumer price index. A sustained or further increase in inflation could have an adverse impact on our operating expenses incurred in connection with, among others, the property-related contracted services such as repairs, maintenance, utilities, security, and insurance. With regard to utilities expenses, which we anticipate to be our largest expense category, the vast majority of the expense will be passed directly through to our customers which significantly mitigates our exposure to increases in power costs. For our other operating expenses, we expect to recover some increases from our customers through our planned lease structures, annual rent escalations, or from the resetting of rents from our renewal and re-leasing activities. As a result, we do not believe that inflation would result in a significant adverse effect on our net operating income and operating cash flows at the property level. However, there can be no assurance that the impact of inflation will be adequately offset by some of our annual rent escalations contained in our leases, and it is possible that the resetting of rents from our renewal and re-leasing activities would not fully offset the impact of higher operating expenses resulting from inflationary pressure. As a result, during inflationary periods in which the inflation rate exceeds the annual rent escalation percentages within our customer contracts, we may not adequately mitigate the impact of inflation, which may adversely affect our business, financial condition, results of operations, and cash flows.

Our general and administrative expenses consist primarily of compensation costs and professional service fees. Rising inflation rates may require us to provide compensation increases beyond historical annual increases, which may unexpectedly or significantly increase our compensation costs. Similarly, professional service fees are also subject to the impact of inflation and expected to increase proportionately with increasing market prices for such services. Consequently, inflation may increase our general and administrative expenses over time and may adversely impact our results of operations and cash flows.

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Additionally, inflationary pricing may have a negative effect on the construction costs necessary to complete our development projects, including, but not limited to, costs of construction equipment, materials, labor, and services from third-party contractors and suppliers. We will rely on a number of third-party suppliers and contractors to supply raw materials, skilled labor, and services for our construction projects. Certain increases in the costs of construction equipment and materials can often be managed in development projects through either general budget contingencies built into overall construction cost estimates for projects or guaranteed maximum price construction contracts, which stipulate a maximum price for certain construction costs and shift inflation risk to our construction general contractors. However, no assurance can be given that our budget contingencies would accurately account for potential construction cost increases given the current severity of inflation and variety of contributing factors or that our general contractors would be able to absorb such increases in costs and complete our construction projects timely, within budget, or at all. Higher construction costs could adversely impact our investments in real estate assets and expected yields on our development projects, which may adversely impact our returns on our investments. As a result, our business, financial condition, results of operations, cash flows, liquidity, and ability to satisfy our debt service obligations could be adversely affected over time.

Rising threats of international tariffs may materially and adversely affect our business.

As a result of the United States presidential election, President Trump imposed tariffs on the importation of goods from countries around the world. This increase in tariffs imposed could materially and adversely affect our business and results of operations. Under the current administration, the imposition of additional tariffs fluctuates dramatically and has created uncertainty in the global markets. Future tariffs or any further costs or restrictions imposed on materials on which we rely may limit our revenue and harm our business operations.

Our business and operations, customers, suppliers, and business partners may be adversely affected by epidemics, pandemics, or other outbreaks.

Epidemics, pandemics, other outbreaks of an illness, disease, or virus that affect countries or regions in which we or our customers, suppliers, or business partners operate, and actions taken to contain or prevent their further spread, may have a material and adverse impact on general commercial activity and on our financial condition, results of operations, liquidity, and creditworthiness. Epidemics, pandemics, other outbreaks of an illness, disease, or virus could result in significant governmental measures being implemented to control the spread of such illness, disease, or virus, including quarantines, travel restrictions, manufacturing restrictions, declarations of states of emergency, business shutdowns, prioritization and allocation of resources, and restrictions on the movement of our employees and those of our customers, suppliers and business partners on which we rely, which could adversely affect our ability and their respective abilities to adequately manage our respective businesses. Risks related to epidemics, pandemics, other outbreaks of an illness, disease, or virus could also lead to the complete or partial closure of one or more of our offices or properties or our customers’, suppliers’ or business partners’ businesses, or otherwise result in significant disruptions to our business and operations or theirs. Such events could materially and adversely impact our operations and the rental revenue we generate from our agreements with our customers or could result in defaults by our customers.

We cannot predict the full extent of the impact that epidemics, pandemics, and other global events will have on our customers, suppliers, and other business partners; however, any material effect on these parties could adversely impact us, our future financial condition, results of operations, and cash flows. The full extent to which epidemics, pandemics, and the various responses to such events impact our business, operations, and financial results will depend on numerous evolving factors that we may not be able to accurately predict, including: the duration and scope of such event; governmental, business, and individuals’ actions that have been and continue to be taken in response to such event; the availability of and cost to access the capital markets; the effect on our customers and customer demand for and ability to pay for our services; the impact on our development projects; and disruptions or restrictions on our employees’ ability to work and travel.

We face additional risks in expanding our business, including the significant amount of capital required.

Expanding our business will require significant capital. In addition, we may be required to commit significant operational and financial resources in connection with the organic growth of our business substantially in advance of such newly developed data centers generating revenue.

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The costs of constructing, developing, operating, and maintaining our HPC operations are substantial. Our HPC hosting operations may be impacted by costs and expenses beyond our control or require capital investment that neither we nor our customers are able to bear, reducing our revenue and profitability. Moreover, in order to grow our hosting business, we may need additional facilities to increase our capacity for more customers. The costs of constructing, developing, operating, and maintaining hosting facilities and growing our hosting operations may not be profitable or possible as construction costs are rising which reflect the increase in cost of labor and raw materials, as well as supply chain and logistical challenges. Unexpected disruptions to our supply chain, continued inflationary pressures, high interest rates, tariffs, delays in construction, limited financing availability, constrained supplies of new power, or changes in customer requirements could significantly affect the cost or timing of our planned expansion projects, have consequences under our project financing and partnership agreements, and interfere with our ability to meet commitments to customers who have contracted for space in new data centers under construction.

All construction-related data center projects will require us to carefully select, manage, and rely on the experience of one or more design firms, general contractors, and associated subcontractors during the design and construction process, and to obtain critical government permits and authorizations. Should a design firm, general contractor, significant subcontractor, or key supplier experience financial or operational problems during the design or construction process or fail to perform properly, or should we be unable to obtain or experience delays in obtaining, all necessary zoning, land-use, building, occupancy, and other governmental permits and authorizations, we could experience significant delays, increased costs to complete the project, penalties under customer preleases, and other negative impacts to the expected return on our committed capital. Further, there can be no assurance we will have sufficient customer demand to support the data centers we may acquire or build.

We may not be able to adapt to changing technologies and customer requirements, and our data center infrastructure may become obsolete.

The technology industry generally and specific industries in which certain of our customers may operate are characterized by rapidly changing technology, customer requirements, and industry standards. New systems to deliver power to or eliminate heat in data centers or the development of new server technology that does not require the levels of critical load and heat removal that our facilities may be designed to provide and could be run less expensively on a different platform could make our data center infrastructure obsolete. Our power and cooling systems may be difficult and expensive to upgrade, and we may not be able to efficiently upgrade or change these systems to meet new demands without incurring significant costs. If we are unable to pass these costs on to our customers it could adversely impact our business, financial condition, and results of operations. In addition, the infrastructure that will connect our data centers to the Internet and other external networks may become insufficient, including with respect to latency, reliability, and connectivity. We may not be able to adapt to changing technologies or meet customer demands for new processes or technologies in a timely and cost-effective manner, if at all, which would adversely impact our ability to develop, sustain, and grow our business.

Further, our inability to adapt to changing customer requirements may make our data centers obsolete or unmarketable to such customers. Some of our customers may operate at significant scale across numerous data center facilities and have designed cloud and computing networks with redundancies and fail-over capabilities across these facilities, which enhances the resiliency of their networks and applications. As a result, these potential customers may realize cost benefits by locating their data center operations in facilities with less electrical or mechanical infrastructure redundancy than is found in our data center facilities. Additionally, some HPC data center customers have begun to operate their data centers using a wider range of humidity levels and at temperatures that are higher than servers customarily have operated at in the past, all of which may result in energy cost savings for these third parties. We may not be able to operate under these environmental conditions, particularly in multi-tenant facilities with other customers who are not willing to operate under these conditions, and our data centers could be at a competitive disadvantage to facilities that satisfy such requirements. If we are unable to modify or build accordingly, these or other changes in customer requirements could have a material adverse effect on our business, results of operations, and financial condition.

Further, due to regulations that apply to our potential customers as well as industry standards, such as ISO and SOC certifications which customers may deem desirable, they may seek specific requirements and certifications from their data centers that we are unable to provide. If new or different regulations or standards are adopted or such extra requirements are demanded by our customers, we could lose some customers in the future or be unable to attract new customers in certain industries, which could materially and adversely affect our operations.

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Our success is dependent on the ability of our management team and our ability to attract, develop, motivate, and retain other well-qualified employees, which may be more difficult, costly, or time-consuming than expected.

Our success depends largely on the development and execution of our business strategy by our senior management team. We cannot assure you that our management will work well together, work well with our other existing employees, or successfully execute our business strategy in the near-term or at all, which could have a material adverse effect on our business, financial condition, and results of operations.

Our future success also depends on our continuing ability to attract, develop, motivate, and retain highly qualified and skilled management and other employees. It is difficult to locate experienced executives in our industry. Further, competition for facility design, construction management, operations, data processing, engineering, IT, risk management, sales and marketing, and other highly skilled personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure at this stage in our development. We may be unable to attract and retain our senior executives and other key personnel, which could have a material adverse effect on our business, financial condition, and results of operations.

The development and advancement in the efficiency of AI models presents risks and challenges that may adversely affect our business and operating results.

The introduction of, and advancement in the efficiency of AI models could potentially adversely affect data center usage by significantly reducing the computational power needed to train AI models, potentially leading to less demand for high-power density, liquid-cooled data center infrastructure and colocation facilities. New advancements in AI models could also alter the way data centers are currently designed and utilized and may adversely affect our business and results of operations.

We are subject to risks associated with our need for significant electrical power.

Our operations will require significant amounts of electrical power and we anticipate our demand for electrical power will continue to grow. The fluctuating price of electricity required for our operations and to power our expansion may inhibit our profitability. If we are unable to obtain, and then continue to obtain, sufficient electrical power on a cost-effective basis, we may not realize the anticipated benefits of our significant capital investments.

Risks Related to Our Limited Operating History and Transition

Our new services and changes to services in the future could fail to attract or retain users, generate revenue and profits, or otherwise adversely affect our business.

Our ability to obtain, retain, increase, and engage our customer base and to increase our revenue will depend heavily on our ability to continue to evolve our services and to create successful new services, both independently and in conjunction with developers or other third parties. We may introduce significant changes to our services or acquire or introduce new and unproven services, including using technologies with which we have little or no prior development or operating experience. These efforts, including the introduction of new services or changes to existing services, may result in new or enhanced governmental or regulatory scrutiny, litigation, ethical concerns, or other complications that could adversely affect our business, reputation, or financial results. If our services fail to engage users or developers, or if our business plans are unsuccessful, we may fail to attract or retain users or to generate sufficient revenue, operating margin, or other value to justify our investments and our business may be adversely affected.

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We operate in a rapidly developing industry and have an evolving business model with no history of generating revenue from our colocation services. In addition, our evolving business model increases the complexity of our business, which makes it difficult to evaluate our future business prospects and could have a material adverse effect on our business, financial condition, and results of operations.

Our business model has evolved in the past and continues to do so. After originally being founded in order to engage in the business of verifying and confirming transactions on a blockchain (also known as transaction processing, or “mining”), we have transitioned to provide colocation services to other HPC customers. We have not yet generated revenue from providing HPC services, and we do not know whether our change in business model will be successful. The evolution of and modifications to our business strategy will continue to increase the complexity of our business and have placed significant strain on our management, personnel, operations, systems, technical performance, and financial resources. Future additions to, or modifications of, our business strategy are likely to have similar effects. Further, any new services that we offer in the future that are not favorably received by the market could damage our reputation or our brand. We may not ever generate sufficient revenues or achieve profitably in the future or have adequate working capital to meet our obligations.

We cannot be certain that our current business strategy or any new or revised business strategies will be successful or that we will successfully address the risks we face. In the event that we do not effectively evaluate future business prospects, successfully implement new strategies, or adapt to our evolving industry, it will have a material adverse effect on our business, financial condition, and results of operations.

Risks Related to Operating in Sweden and Europe

Our operations in Sweden, Europe, and internationally as a whole could expose us to substantial business, regulatory, political, financial, and economic risks.

As our currently planned data center and operations will be located in Europe, specifically Sweden, we may be exposed to substantial risks associated with doing business in Europe, such as risks associated with taxation, inflation, AI legislation, environmental regulations, foreign currency exchange rates, the labor market, property and financial regulations, public health crises, and the outbreak of hostilities or war. Our ability to operate in Sweden and Europe may be adversely affected by changes in, or our failure to comply with, foreign laws and regulations. Recent U.S. trade policies and tariffs have created uncertainties affecting business operations in the U.K., EU, and a number of other countries, which could increase volatility in exchange rates, market instability, costs, and other risks.

We may be susceptible to prolonged periods of inflationary pressure, including the risk of energy shortages and elevated electricity and energy prices throughout Europe.

In 2022, amid the war between Russia and Ukraine, the European energy crisis escalated as the costs of electricity and gas increased, along with fueling supply uncertainties, and the risk of an energy shortage across Europe due to the lack of gas from Russia. This resulted in decisive measures implemented by the European Union (“EU”) to help manage security of supply and establish new sources of gas. Our business will be heavily exposed to both gas and electricity prices used to power our data centers and operating equipment. Consequently, the rising energy costs may negatively affect our profitability and reduce our competitive position compared to competitors operating outside Europe where the energy crisis has been less pronounced.

Existing and new laws, rules, regulations, and orders may impose additional security requirements on our operations.

Existing and new laws, rules, regulations, and orders relating to the security of our networks and data processing may cause us to incur additional compliance costs or limit our ability to provide certain services in some locations. For example, we may incur additional costs relating to new cybersecurity requirements in the EU pursuant to the E.U. Network Information Security 2 Directive (“NIS2”), which has defined some data center providers as “essential” given their role in the European economy. The increase in incidents, such as ransomware attacks, data breaches, and denial-of-service (“DoS”) attacks, perpetrated against data center providers has led to enhanced audit and inspection measures with which we may have to comply in the future. As a result, we may have to expend significant resources ensuring that our security management frameworks and cybersecurity meet the requisite standards.

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Fluctuations in currency exchange rates could negatively affect our earnings.

As our business operations are located outside of the United States, specifically in Sweden and throughout Europe, we anticipate that our business will be conducted in currencies other than the U.S. dollar. Any fluctuation in the value of the Swedish krona (“SEK”), or other European currencies relative to the U.S. dollar, could impact the financial result when converting foreign revenue, expenses, and profits into U.S. dollars. Although we will closely monitor potential exposures as a result of these fluctuations in currencies and, where cost-justified, we may adopt strategies that are designed to reduce the impact of these fluctuations on our financial performance, there can be no assurance that we will be successful in managing our foreign exchange risk. Any material fluctuations in currencies could have a material effect on our financial condition, results of operations, and cash flows.

Risks of Regulatory Laws, Regulatory Frameworks, and Legal Action

Regulatory developments surrounding HPC may negatively impact our efforts to expand into HPC hosting.

The regulatory landscape surrounding HPC and AI is evolving rapidly, and we anticipate increased scrutiny and potential regulation in the near and long term. These developments may affect our business and operations in ways that are difficult to predict.

There are growing concerns about the ethical implications and potential misuse of the growing AI technologies and the AI landscape is facing challenges and uncertainties. The development of more advanced AI systems, such as large language models and generative AI, has raised concerns about potential misuse, bias, and the displacement of human workers. Governments and regulatory bodies are considering measures to ensure responsible development and deployment of AI systems, including guidelines for transparency, accountability, and fairness. We expect that regulatory efforts in this area will continue to evolve and potentially affect our business.

Any potential use of emerging technologies like AI, machine learning, and generative AI could lead to unintended consequences and result in reputational harm and litigation.

We continue to evaluate emerging technologies like AI, machine learning, and generative AI for incorporation into our business. State and federal regulations relating to these emerging technologies are quickly evolving, and should we adopt such technologies, we may require significant resources to maintain our business practices while seeking to comply with U.S. laws. Any failure to accurately identify and address our responsibilities and liabilities in this new environment could negatively affect any solutions we develop by incorporating such technologies and could subject us to reputational harm, regulatory action, or litigation, any of which may harm our financial condition and operating results. These same risks apply to our use of third-party service providers who are implementing these tools into the products or services they provide to us.

We may become involved in litigation arising in the ordinary course of our business that may materially adversely affect us.

From time to time, we may become involved in various legal proceedings relating to matters incidental to the ordinary course of our business, including intellectual property, commercial, product liability, employment, class action, whistleblower and other litigation and claims, and governmental and other regulatory investigations and proceedings. Attending to such matters can be time-consuming, divert management’s attention and resources, cause us to incur significant expenses or liability, or require us to change our business practices. Because of the potential risks, expenses, and uncertainties of litigation, we may, from time to time, settle disputes, even where we believe that we have meritorious claims or defenses, and we cannot assure you that the results of any of these actions will not have a material adverse effect on our business. Adverse outcomes in such proceedings or claims could result in significant liabilities, monetary damages, fines, or injunctive relief, which may materially affect our financial condition, results of operations, or cash flows. Additionally, the uncertainty surrounding litigation and the potential for adverse publicity related to such matters could harm our reputation and brand image, affecting customer confidence and investor perception.

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Changing environmental regulation and public energy policy may expose our business to new risks.

Our HPC data center operations will require a substantial amount of power and can only be successful, and ultimately profitable, if the costs we incur, including for electricity, are lower than the revenue we generate from our operations. As a result, any HPC data center facility we establish can only be successful if we can obtain sufficient electrical power for that facility on a cost-effective basis, and our establishment of new facilities requires us to find locations where that is the case. If new regulations are imposed, or if existing regulations are modified, the assumptions we made underlying our plans and strategic initiatives may be inaccurate, and we may incur additional costs to adapt our planned business, if we are able to adapt at all, to such regulations.

New legislation and increased regulation regarding climate change could impose significant costs on us and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting, and other costs to comply with such regulations. Further, any future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations.

Given the political significance and uncertainty around the impact of climate change and how it should be addressed, and energy disclosure and use regulations, we cannot predict how legislation and regulation will affect our financial condition and results of operations in the future. Further, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change or energy use by us or other companies in our industry could harm our reputation. Any of the foregoing could result in a material adverse effect on our business and financial condition

Risks Related to the Committed Equity Financing

It is not possible to predict the actual number of shares of our common stock, if any, we will sell under the Purchase Agreement, or the actual gross proceeds resulting from those sales or the dilution to you from those sales. Further, we may not have access to the full amount available under the Purchase Agreement.

Pursuant to the Purchase Agreement, the Selling Stockholder shall, subject to the restrictions and satisfaction of the conditions in the Purchase Agreement, purchase from us a number of shares of common stock as is limited to the lesser of (i) $1,000,000 of shares or (ii) a number of shares equal to 500% of the average number of shares of common stock traded during the five trading days immediately prior to the date of any Request Notice. In no event, may the shares issuable pursuant to any Request Notice, when aggregated with the shares then held by the Selling Stockholder, exceed the Beneficial Ownership Limitations. The shares of our common stock that may be issued under the Purchase Agreement may be sold, subject to the restrictions and satisfaction of the conditions in the Purchase Agreement, by us to the Selling Stockholder at our discretion from time to time from the Commencement Date until the earliest to occur of (i) the Maturity Date, (ii) the date on which the Selling Stockholder shall have purchased the Commitment Amount, (iii), pursuant to or within the meaning of any bankruptcy law, we commence a voluntary case or any person commences a proceeding against us, in each case that is not discharged or dismissed prior to such ninetieth day, and (iv) the date on which, pursuant to or within the meaning of any bankruptcy law, a custodian is appointed for us or for all or substantially all of our property, or we make a general assignment for the benefit of our creditors, or each, a Termination Event.

We do not have a right to commence any sales of common stock to the Selling Stockholder under the Purchase Agreement until the time when all of the conditions to our right to commence sales of common stock to the Selling Stockholder set forth in the Purchase Agreement have been satisfied, or the Commencement Date, including the effectiveness of the registration statement of which this prospectus forms a part. Over the 24-month period from and after the Commencement Date, we will generally have the right to control the timing and amount of any sales of our common stock to the Selling Stockholder under the Purchase Agreement. Sales of our common stock, if any, to the Selling Stockholder under the Purchase Agreement will depend upon market conditions, our capital needs, alternative financing options, and other factors to be determined by us in our sole discretion. We may ultimately decide to sell to the Selling Stockholder all, some or none of the common stock that may be available for us to sell to the Selling Stockholder pursuant to the Purchase Agreement. Accordingly, we cannot guarantee that we will be able to sell all of the Commitment Amount or how much in proceeds we may obtain under the Purchase Agreement. If we cannot sell securities under the Committed Equity Financing, we may be required to utilize more costly and time-consuming means of accessing the capital markets, which could have a material adverse effect on our liquidity and cash position.

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Because the purchase price per share of common stock to be paid by the Selling Stockholder for the common stock that we may elect to sell to the Selling Stockholder under the Purchase Agreement, if any, will fluctuate based on the market prices of our common stock at the time we make such election, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of common stock that we will sell to the Selling Stockholder under the Purchase Agreement, the purchase price per share that the Selling Stockholder will pay for shares of common stock purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases the Selling Stockholder under the Purchase Agreement.

In addition, the Selling Stockholder is not obligated to buy any common stock under the Purchase Agreement if such shares, when aggregated with all other common stock then beneficially owned by the Selling Stockholder and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act, and Rule 13d-3 promulgated thereunder), would result in the Selling Stockholder beneficially owning common stock in excess the Beneficial Ownership Limitation. Our inability to access a portion or the full amount available under the Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business or results of operation.

The Selling Stockholder will pay less than the then-prevailing market price for our common stock, which could cause the price of our common stock to decline.

The purchase price of our common stock to be sold to the Selling Stockholder under the Purchase Agreement is derived from the daily closing prices of our common stock. Shares to be sold to the Selling Stockholder pursuant to the Purchase Agreement will be purchased at a discounted price.

For example, we may effect sales to the Selling Stockholder at a purchase price equal to 70% of the average of the two lowest daily closing prices if the stock is traded under $0.01 per share and 75% of the average of the two lowest daily closing prices if the stock is traded between $0.01 to $0.05 and 80% of the average of the two lowest daily closing prices if the stock is traded between $0.05 - $0.25 and 85% of the average of the two lowest daily closing prices if the stock is traded over $0.25. See “The Committed Equity Financing” for more information.

As a result of this pricing structure, the Selling Stockholder may sell the shares they receive immediately after receipt of such shares, which could cause the price of our common stock to decrease. This immediate resale could create downward pressure on our stock price.

Investors who buy shares of common stock from the Selling Stockholder at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we have discretion (subject to the restrictions and satisfaction of the conditions in the Purchase Agreement) to vary the timing, price and number of shares of common stock we sell to the Selling Stockholder. If and when we elect to sell shares of common stock to the Selling Stockholder pursuant to the Purchase Agreement, after the Selling Stockholder has acquired such shares, the Selling Stockholder may resell all, some or none of such shares at any time or from time to time in its sole discretion and at different prices. As a result, investors who purchase shares from the Selling Stockholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling Stockholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangements with the Selling Stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

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Future resales and/or issuances of shares of common stock, including pursuant to this prospectus, or the perception that such sales may occur, may cause the market price of our shares to drop significantly.

On September 4, 2025, we entered into the Purchase Agreement, pursuant to which the Selling Stockholder shall, subject to the restrictions and satisfaction of the conditions in the Purchase Agreement, purchase from us up to $50,000,000 shares of common stock, upon the terms and subject to the conditions and limitations set forth in the Purchase Agreement.

The shares of our common stock that may be issued under the Purchase Agreement may be sold, subject to the restrictions and satisfaction of the conditions in the Purchase Agreement, by us to the Selling Stockholder at our discretion from time to time from the date of effectiveness of the registration statement of which this prospectus forms a part until the earliest to occur of (i) the Maturity Date, (ii) the date on which the Selling Stockholder shall have purchased the Commitment Amount, or (iii) the Purchase Agreement is otherwise terminated in accordance with its terms.

The purchase price for shares of our common stock that we may sell to the Selling Stockholder under the Purchase Agreement will fluctuate based on the trading price of shares of our common stock. Depending on market liquidity at the time, sales of shares of our common stock may cause the trading price of shares of our common stock to decrease. We generally have the right to control the timing and amount of any future sales of shares of our common stock to the Selling Stockholder. Additional sales of shares of our common stock, if any, to the Selling Stockholder will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Stockholder all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares of our common stock to the Selling Stockholder, after the Selling Stockholder has acquired shares of our common stock, the Selling Stockholder may resell all, some, or none of such shares of our common stock at any time or from time to time in its discretion and at different prices. Therefore, sales to the Selling Stockholder by us could result in substantial dilution to the interests of other holders of shares of our common stock. In addition, if we sell a substantial number of shares of our common stock to the Selling Stockholder under the Purchase Agreement, or if investors expect that we will do so, the shares held by the Selling Stockholder will represent a significant portion of our public float and may result in substantial decreases to the price of our common stock. The actual sales of shares of our common stock or the mere existence of our arrangement with the Selling Stockholder may also make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to affect such sales.

We may use proceeds from sales of our common stock made pursuant to the Purchase Agreement in ways with which you may not agree or in ways which may not yield a significant return.

We will have broad discretion over the use of proceeds from sales of our common stock made pursuant to the Purchase Agreement, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds, their ultimate use may vary substantially from their currently intended use. While we expect to use the net proceeds from this offering as set forth in “Use of Proceeds,” we are not obligated to do so. The failure by us to apply these funds effectively could harm our business, and the net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.

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Risks Related to Our Financial Position and Capital Needs

If we do not raise debt or equity capital, we may not be able to pay all of our contractual obligations.

The extent we rely on the Selling Stockholder as a source of funding will depend on a number of factors including, the prevailing market price of our common stock and volume of trading and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from the Selling Stockholder does not occur for any reason including the Selling Stockholder suffering liquidity issues or failure of the Company to keep the registration statement current, we will need to secure another source of funding in order to pay off our contractual obligations. Should the financing we require be unavailable or prohibitively expensive when we require it, such circumstances would likely have a material adverse effect on our business, operating results, financial condition and prospects.

We have issued convertible promissory notes which we may not have the ability to repay and may have an adverse effect on our stock price.

We have recently issued convertible promissory notes in an aggregate principal amount of $1,313,200, each of which is convertible into shares of our common stock at a conversion price that is below the current market price (the “2025 Convertible Notes”). A majority of the 2025 Convertible Notes mature within one year of issuance. If we are unable to generate sufficient revenues or raise additional capital, we may not have the ability to repay the 2025 Convertible Notes when due. In such event, the noteholders may elect to convert the 2025 Convertible Notes into equity at a discount to market, which could result in substantial dilution to our existing stockholders. If we are unable to repay or restructure our obligations under the 2025 Convertible Notes, it could have a material adverse effect on our business, financial condition, and results of operations. Furthermore, such notes convert at discount to market and upon conversion will have an adverse effect on our stock price.

Our auditors have issued a “going concern” audit opinion.

Our independent auditors have indicated in their report on our December 31, 2024 and December 31, 2023 financial statements that there is substantial doubt about our ability to continue as a going concern. A “going concern” opinion indicates that the financial statements have been prepared assuming we will continue as a going concern for one year from the date the financial statements are issued and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. Therefore, you should not rely on our balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to stockholders, in the event of liquidation.

Risks Related to Our Common Stock

Due to factors beyond our control, our stock price may be volatile.

Any of the following factors could affect the market price of our common stock:

•	Our failure to generate revenues increase revenue in each succeeding quarter and achieve and thereafter maintain profitability;
•	Our failure to meet our revenue and earnings guidance or our failure to meet financial analysts’ performance expectations;
•	Cybersecurity breaches;
•	The loss of customers or our failure to attract more customers;
•	Creditworthiness and solvency of clients;

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•	Loss of key employees;
•	The sale of a large amount of common stock by our stockholders;
•	Our announcement of a pending or completed acquisition or our failure to complete a proposed acquisition;
•	An adverse court ruling or regulatory action;
•	Changes in regulatory practices, including tariffs and taxes;
•	Changes in market valuations of similar companies;
•	Short selling activities;
•	Our announcement of any financing or a change in the direction of our business;
•	Dilution upon conversion of convertible notes at a discount to the market price;
•	Announcements by us, or our competitors, of significant contracts, acquisitions, commercial relationships, joint ventures or capital commitments; or
•	Other forces outside of our control such as inflation, Federal Reserve interest rate increases and the recessionary environment it could bring, geopolitical turmoil and other developments that could adversely impact the U.S. and global economies and erode investor sentiment.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted. A securities class action suit against us could result in substantial costs and divert our management’s time and attention, which would otherwise be used to benefit our business.

Future issuance of our common stock could dilute the interests of our existing shareholders, particularly in connection with an acquisition and any resulting financing.

We may issue additional shares of our common stock in the future. The issuance of a substantial amount of our common stock could substantially dilute the interests of our shareholders. In addition, the sale of a substantial amount of common stock in the public market could have an adverse effect on the market price of our common stock.

We have also issued the 2025 Convertible Notes with a conversion price below the current market price of our common stock. The noteholder may elect to convert their notes into equity at a discount to market, which could result in substantial dilution to our existing stockholders and negatively affect the trading price of our common stock.

Control of the Company is concentrated between three shareholders.

Charlie Faulkner, Simon Wajcenberg and Niclas Adler (the “Majority Shareholders”) own 80% of the outstanding shares of common stock and voting power of the Company. This concentration of control by the Majority Shareholders means that they may unilaterally affect the decision-making and strategic decisions of the Company and may delay or prevent a change in control transaction, including those that other shareholders may view as beneficial. Further, such concentration of voting power may discourage, prevent, or delay the consummation of transactions that stockholders may consider favorable.

Our registration under the Securities Exchange Act of 1934 could be revoked by the Securities and Exchange Commission if we fail to file required reports.

If we fail to file reports as required under the Exchange Act, we may lose our registration. While we intend to comply with the Exchange Act’s reporting requirements moving forward, due to lack of working capital we may be unable to comply in the future as we did in the past. If we are unable to comply with the SEC reporting provisions in the future, such failure will affect the liquidity of our common stock and act as a depressant to the price.

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Our common stock is subject to the “penny stock” rules.

Our common stock is classified as a “penny stock.” The SEC has adopted regulations which generally define a penny stock as an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The SEC’s penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that before a transaction in a penny stock occurs, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s agreement to the transaction. If applicable in the future, these rules may restrict the ability of brokers-dealers to sell our Common Stock and may affect the ability of investors to sell their shares, until our Common Stock no longer is considered a penny stock.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock. Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance at what time, if ever, our common stock will not be classified as a “penny stock.”

As a former shell company, resales of shares of our restricted common stock in reliance on Rule 144 of the Securities Act are subject to the requirements of Rule 144.

We previously were a “shell company” and, as a former shell company, we are subject to additional restrictions. Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, shell companies. Rule 144 is not available for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an exception to this prohibition, however, if the following conditions are met:

•	The issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
•	The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than current reports on Form 8-K; and
•	At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

Because of our prior history as a shell company, stockholders who receive our restricted securities will only be able to sell them pursuant to Rule 144 without registration for only as long as we continue to meet the requirements set forth above. No assurance can be given that we will meet these requirements going forward. Furthermore, any non-registered securities we sell in the future or issue will have limited or no liquidity until and unless such securities are registered with the SEC and/or until we comply with the foregoing requirements.

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THE COMMITTED EQUITY FINANCING

Overview

On September 4, 2025, we entered into the Purchase Agreement with the Selling Stockholder. Sales of our common stock to the Selling Stockholder under the Purchase Agreement, and the timing of any sales, will be determined by us from time to time in our sole discretion and will depend on a variety of factors, including, among other things, market conditions, the trading price of our common stock and determinations by us regarding the use of proceeds from any sale of such common stock. The net proceeds from any sales under the Committed Equity Financing will depend on the frequency with, and prices at which, the shares of common stock are sold to the Selling Stockholder. To the extent we sell shares under the Purchase Agreement, we currently plan to use the net proceeds for working capital and other general corporate purposes.

In accordance with our obligations under the Purchase Agreement, or the Registration Rights Agreement, pursuant to which we agreed to provide the Selling Stockholder with customary registration rights related to the shares issued under the Purchase Agreement, we are filing a registration statement of which this prospectus forms a part in order to register the resale of up to 162,000,000 Purchase Shares that we may elect, in our sole discretion, to issue and sell to the Selling Stockholder, from time to time after the Commencement Date upon the terms and subject to the conditions and limitations of the Purchase Agreement.

The Selling Stockholder is not obligated to buy any common stock under the Purchase Agreement if such shares, when aggregated with all other common stock then beneficially owned by the Selling Stockholder and its respective affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the Selling Stockholder beneficially owning common stock in excess of the Beneficial Ownership Limitation. Our inability to access a portion or the full amount available under the Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business or results of operation.

The Purchase Agreement and Registration Rights Agreement contain customary registration rights, representations, warranties, conditions and indemnification obligations by each party. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and are subject to certain important limitations.

Purchase Agreement

Pursuant to the Purchase Agreement, the Selling Stockholder shall, subject to the restrictions and satisfaction of the conditions in the Purchase Agreement, purchase from us a number of shares of common stock as is limited to the lesser of (i) $1,000,000 of shares or (ii) a number of shares equal to 500% of the average number of shares of common stock traded during the five trading days immediately prior to the date of any Request Notice. In no event, may the shares issuable pursuant to any Request Notice, when aggregated with the shares then held by the Selling Stockholder, exceed the Beneficial Ownership Limitations. The shares of our common stock that may be issued under the Purchase Agreement may be sold, subject to the restrictions and satisfaction of the conditions in the Purchase Agreement, by us to the Selling Stockholder at our discretion from time to time from the Commencement Date until the earliest to occur of (i) the Maturity Date, (ii) the date on which the Selling Stockholder shall have purchased the Commitment Amount, (iii), pursuant to or within the meaning of any bankruptcy law, we commence a voluntary case or any person commences a proceeding against us, in each case that is not discharged or dismissed prior to such ninetieth day, and (iv) the date on which, pursuant to or within the meaning of any bankruptcy law, a custodian is appointed for us or for all or substantially all of our property, or we make a general assignment for the benefit of our creditors, or each, a Termination Event.

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Purchases of Shares of Our Common Stock Under the Purchase Agreement

During the term described above, upon the satisfaction of the conditions set forth in the Purchase Agreement, we will have the right, but not the obligation, subject to the restrictions and satisfaction of the conditions in the Purchase Agreement, to direct the Selling Stockholder, by delivery of a Request Notice, not to exceed, the lesser of $1,000,000 or 500% of the average number of shares traded for the 5 trading days prior to the date of the Request Notice.

All such determinations shall be appropriately adjusted for any sales of shares of common stock through block transactions, any reorganization, non-cash dividend, stock split, reverse stock split, stock combination, recapitalization or other similar transaction during such period.

Fees

Except for the issuance of the Commitment Shares to the Selling Stockholder, we have not paid the Selling Stockholder any fees in connection with its due diligence investigation and the preparation, negotiation and execution of the Purchase Agreement.

Conditions Precedent to Commencement

Our right to commence delivering Request Notices under the Purchase Agreement and the Selling Stockholder’s obligation to accept such Request Notices, are subject to the initial satisfaction, at the Commencement Date, of the conditions precedent thereto set forth in the Purchase Agreement, which conditions include, among others, the following:

•	the effectiveness of this Registration Statement;
•	the common stock shall be listed on the applicable principal trading market and trading shall not have been suspended by the SEC or the principal trading market;
•	the representations and warranties of the Company and the Selling Stockholder shall be true and correct in all material respects
•	the transfer agent instructions and a notice of effectiveness of this Registration Statement shall have been delivered to and acknowledged in writing by the Company and its transfer agent;
•	the Company shall have delivered to the Selling Stockholder a secretary’s certificate executed by the secretary of the Company;
•	this prospectus, in final form, and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by us with the SEC pursuant to the reporting requirements of the Exchange Act having been so filed; and
•	the Company shall have complied with all federal, state and local governmental laws, rules and regulations applicable to the transactions contemplated by the Transaction Documents and necessary for the execution, delivery and performance of the obligations set forth in the Purchase Agreement and the consummation of the transactions contemplated thereby in accordance with the terms thereof.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

•	the first day of the month immediately following the 24-month anniversary of the Commencement Date;
•	the date on which the Selling Stockholder shall have purchased the Commitment Amount;
•	the date on which, pursuant to or within the meaning of any bankruptcy law, we commence a voluntary case, any person commences a proceeding against us, or a custodian is appointed for us or for all or substantially all of our property, or we make a general assignment for the benefit of our creditors; and
•	the non-fulfillment of the full Commitment Amount by the Maturity Date.

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We have the right to terminate the Purchase Agreement at any time after the Commencement Date upon five business day’s prior written notice to the Selling Stockholder, We or the Selling Stockholder may also terminate the Purchase Agreement at the close of business on December 31, 2025 or thereafter, in the event the Commencement Date shall not have occurred prior to such one year anniversary due to our failure to satisfy the conditions precedent to commencement. No termination of the Purchase Agreement by us or by the Selling Stockholder will affect any of our respective rights and obligations under (i) the Purchase Agreement with respect to any pending Purchase, and both we and the Selling Stockholder have agreed to complete our respective obligations with respect to any such pending Purchase under the Purchase Agreement, and (ii) the Registration Rights Agreement, which shall survive any termination of the Purchase Agreement. Further, no termination of the Purchase Agreement will be deemed to release us or the Selling Stockholder from any liability for intentional misrepresentation or willful breach of the Purchase Agreement, the Registration Rights Agreement or any other related transaction documents.

No Short-Selling or Hedging

The Selling Stockholder has agreed that neither it nor any entity managed or controlled by it will engage in, directly or indirectly, any (A) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or (B) hedging transaction, which, with respect to items (A) and (B), establishes a net short position with respect to the common stock, during the term of the Purchase Agreement.

Effects of Sales of our Common Stock under the Purchase Agreement on Our Stockholders

The common stock being registered for resale in this offering may be issued and sold by us to the Selling Stockholder from time to time at our discretion, during the terms described above. The resale by the Selling Stockholder of a significant quantity of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock, if any, to the Selling Stockholder under the Purchase Agreement will be determined by us in our sole discretion, subject to the satisfaction of certain conditions in the Purchase Agreement, and will depend upon market conditions and other factors. We may ultimately decide to sell to the Selling Stockholder all, some or none of the common stock that may be available for us to sell to the Selling Stockholder pursuant to the Purchase Agreement. If we elect to sell common stock to the Selling Stockholder pursuant to the Purchase Agreement, after the Selling Stockholder has acquired such shares, the Selling Stockholder may resell all, some or none of such common stock at any time or from time to time in its discretion and at different prices. As a result, investors who purchase common stock from the Selling Stockholder in this offering at different times will likely pay different prices for those shares of common stock, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. See “Risk Factors-Risks Related to the Committed Equity Financings-Investors who buy shares of common stock from the Selling Stockholder at different times will likely pay different prices.”

Investors may experience a decline in the value of the common stock they purchase from the Selling Stockholder in this offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares of common stock to the Selling Stockholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of common stock or the mere existence of our arrangement with the Selling Stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Because the purchase price per share to be paid by the Selling Stockholder for the common stock that we may elect to sell to the Selling Stockholder under the Purchase Agreement, if any, will fluctuate based on the market prices of our common stock at the time we make such election, as of the date of this prospectus, it is not possible for us to predict the number of shares of common stock that we will sell to the Selling Stockholder under the Purchase Agreement, the actual purchase price per share to be paid by the Selling Stockholder for those shares of common stock, or the actual gross proceeds to be raised by us from those sales, if any.

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The number of shares of common stock ultimately offered for sale by the Selling Stockholder for resale under this prospectus is dependent upon the number of shares of common stock, if any, we ultimately sell to the Selling Stockholder under the Purchase Agreement. Further, if and when we elect to sell shares of common stock to the Selling Stockholder pursuant to the Purchase Agreement, after the Selling Stockholder has acquired such shares, the Selling Stockholder may resell all, some, or none of such shares of common stock at any time or from time to time in its discretion and at different prices.

The issuance of our shares of common stock to the Selling Stockholder pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares of common stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of common stock after any such issuance.

The following table sets forth the amount of gross proceeds we may receive from the Selling Stockholder from our sale of Purchase Shares that we may issue and sell to the Selling Stockholder from time to time under the Purchase Agreement at various assumed purchase prices. The table does not give effect to the issuance of any Commitment Shares issued pursuant to the Purchase Agreement.

Assumed Purchase Price Per Share	Total Number of Purchase Shares to be Issued	Percentage of Outstanding Common Stock After Giving Effect to the Issuance of the Purchase Shares to the Selling Stockholder (1)	Proceeds from the Sale of the Purchase Shares to the Selling Stockholder
$0.02	162,000,000	5.319%	$3,240,000
$0.05	162,000,000	5.319%	$8,100,000
$0.10	162,000,000	5.319%	$16,200,000
$0.15	162,000,000	5.319%	$24,300,000

__________

(1)       The denominator is based on 2,883,802,634 shares of our common stock outstanding as of October 21, 2025, adjusted to include the issuance of the number of Purchase Shares set forth in the adjacent column which we would have issued to the Selling Stockholder based on the applicable assumed purchase price per share.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock offered by the Selling Stockholder. In addition, we will not receive any proceeds from the issuance or sale of the Commitment Shares. Assuming the average of the two lowest daily closing prices is $0.04 cents per share, we will receive up to $6,480,000 in aggregate gross proceeds. However, the actual proceeds may be more or less than this amount depending on the number of shares of our common stock sold and the price at which the shares of our common stock are sold.

We intend to use the proceeds for working capital, repayment of recently issued promissory notes and other general corporate purposes. Our expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds from this offering or the specific amounts to be spent on the uses described above. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Pending the uses described above, we plan to invest the net proceeds from this offering in short-term, interest-bearing obligations, investment-grade instruments or other securities.

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MARKET INFORMATION

Our common stock is listed on the OTCID Basic Market under the symbol “EDGM.”

On October 21, 2025, the last reported sale price of our common stock on The OTCID Basic Market was $0.039 per share. The following table sets forth for the periods indicated, high and low bid prices of the Company’s common stock as reported by The OTCID Basic Market. Any over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ended December 31, 2025	HIGH	LOW
Third Quarter	$0.11	$0.003
Second Quarter	$0.1	$0.0021
First Quarter	$0.007	$0.0022

Fiscal Year Ended December 31, 2024	HIGH	LOW
Fourth Quarter	$0.01	$0.0006
Third Quarter	$0.01	$0.0016
Second Quarter	$0.0067	$0.0002
First Quarter	$0.0078	$0.0021

As of October 21, 2025, we had approximately 198 stockholders of record. The actual number of holders of our common stock is greater than this number of record holders and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers or held by other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

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DIVIDEND POLICY

We do not expect to pay any cash dividends to our stockholders in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors and will depend on a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law, and other factors our board of directors deems relevant.

THE SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by the Selling Stockholder of any or all shares of our common stock that have been or may be issued by us to the Selling Stockholder under the Purchase Agreement. Such shares of our common stock include up to 162,000,000 Purchase Shares that we may elect, in our sole discretion, to issue and sell to the Selling Stockholder, from time to time from and after the Commencement Date under the Purchase Agreement.

As used in this prospectus, the term “Selling Stockholder” includes the Selling Stockholder listed in the table below, and its permitted pledgees, donees, transferees, assignees, successors, designees, successors-in-interest and others who later come to hold any of the Selling Stockholder’s interest in the shares of common stock in accordance with the terms of the applicable agreements governing their respective registration rights, other than through a public sale. This prospectus also covers any additional securities that may become issuable by reason of stock splits, stock dividends or other similar transactions.

For additional information regarding the issuance of common stock covered by this prospectus, see the section entitled “Committed Equity Financing” above. We are registering the shares of common stock pursuant to the provisions of the Purchase Agreement and the Registration Rights Agreement in order to permit the Selling Stockholder to offer the shares for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, the Selling Stockholder has not had any material relationship with us within the past three years.

The table below presents information regarding the Selling Stockholder and the shares of common stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholder, and reflects holdings as of October 21, 2025. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the Selling Stockholder may offer under this prospectus. The Selling Stockholder may sell some, all or none of its shares in this offering. We do not know how long the Selling Stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the Selling Stockholder has voting and investment power. The percentage of common stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 2,883,802,634 shares of our common stock outstanding on October 21, 2025. Because the purchase price of the common stock issuable under the Purchase Agreement is determined on each Purchase Date, the number of shares that may actually be sold by us to the Selling Stockholder under the Purchase Agreement may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

We may amend or supplement this prospectus from time to time in the future to update or change the Selling Stockholder list and the securities that may be resold.

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Please see the section titled “Plan of Distribution” for further information regarding the Selling Stockholder’s method of distributing these securities.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering (1)(3)			Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering (2) (3)
	Number	Percent			Number	Percent
ClearThink Capital Partners, LLC (4)	74,200,000	2.55	%*	162,000,000	74,200,000	2.41%

* Represents less than 1%

(1)	In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that the Selling Stockholder may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of the Selling Stockholder’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the purchase of common stock is subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any of our common stock to the Selling Stockholder to the extent such shares, when aggregated with all other common stock then beneficially owned by the Selling Stockholder, would cause the Selling Stockholder beneficial ownership of our common stock to exceed the Beneficial Ownership Limitation.
(2)	Assumes the sale of all shares being offered pursuant to this prospectus.
(3)	Includes the Commitment Shares issued pursuant to the Purchase Agreement between the Company and the Selling Stockholder and 32,200,000 shares issuable upon conversion of the ClearThink Promissory Notes (assuming principal amount balance of $287,500) issued to the Selling Stockholder by the Company.
(4)	The business address of ClearThink is 210 West 77th Street, 7W, New York, New York 10024. As of the date of the Purchase Agreement, Brian Loper is the managing partner of ClearThink and therefore may be deemed to have shared voting and investment power over securities owned directly and indirectly by ClearThink. ClearThink is not a registered broker-dealer or an affiliate of a registered broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Loper as to beneficial ownership of the securities beneficially owned directly or indirectly by ClearThink.

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Plan of Distribution

The shares of common stock offered by this prospectus are being offered by the Selling Stockholder. The shares may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of our common stock offered by this prospectus could be effected in one or more of the following methods:

•	ordinary brokers’ transactions;
•	transactions involving cross or block trades;
•	through brokers, dealers, or underwriters who may act solely as agents;
•	“at the market” into an existing market for our common stock;
•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•	in privately negotiated transactions; or
•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The Selling Stockholder may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The Selling Stockholder has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our common stock that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Selling Stockholder has informed us that each such broker-dealer will receive commissions from the Selling Stockholder that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of our common stock sold by the selling stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of our common stock sold by the Selling Stockholder.

We know of no existing arrangements between the Selling Stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the Selling Stockholder, any compensation paid by the Selling Stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

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We will pay the expenses incident to the registration under the Securities Act of the offer and sale of our common stock covered by this prospectus by the Selling Stockholder. As consideration for its irrevocable commitment to purchase our common stock under the Purchase Agreement, we have agreed to issue to the Selling Stockholder the Commitment Shares, which shall not be registered pursuant to this Registration Statement. See “The Committed Equity Financing” for more information.

We also have agreed to indemnify the Selling Stockholder and certain other persons against certain liabilities in connection with the offering of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

The Selling Stockholder has represented to us that at no time prior to the date of the Purchase Agreement has the Selling Stockholder or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. The Selling Stockholder has agreed that during the term of the Purchase Agreement, neither the Selling Stockholder, nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

This offering will terminate on the date that all of our common stock offered by this prospectus have been sold by the Selling Stockholder.

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DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 7,000,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

We are authorized to issue 7,000,000,000 shares of common stock, par value $0.001 per share. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors. The Board of Directors (the “Board”) from time to time may declare and the corporation may pay dividends on its outstanding shares, however, we do not plan to pay dividends on our common stock in the foreseeable future. There are no shares of preferred stock issued or outstanding.

As of October 21, 2025, we had 2,883,802,634 shares of common stock issued and outstanding and there were zero shares of preferred stock issued and outstanding. In addition, as of that date, there were 461,500,000 shares of common stock issuable upon exercise of outstanding warrants and 984,127,641 stock options that were exercisable and 137,473 that were in dispute.

Convertible Notes

From August 15, 2025 to September 30, 2025 we have issued convertible promissory notes in the aggregate principal amount of $1,313,200 of which some are currently convertible at prices at the lower of $0.01 or 65% of the lowest trading price of the ten preceding trading days.

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CERTAIN PROVISIONS OF NEVADA LAW AND OF OUR ARTICLES OF INCORPORATION AND BYLAWS

Anti-Takeover Effects of Nevada Law

Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We did not make such an election in our original articles of incorporation and have not amended our articles of incorporation to so elect.

Articles of Incorporation and Bylaws

Provisions of our Articles of Incorporation, as amended and Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Certificate of Incorporation and Bylaws:

•	permit our Board to issue up to 5,000,000 shares of preferred stock, without further stockholder approval, with such rights, preferences and privileges as our Board may designate in accordance with applicable law, including rights relating to acquisitions or changes in control;
•	provide that the authorized number of directors may be changed only by a resolution adopted by the Board;
•	provide that, all vacancies, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;
•	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);
•	provide that special meetings of stockholders may be called only by the President, by a majority of the Board of Directors or by the person or persons authorized by resolution of the Board;
•	provide advance notice provisions applicable to a stockholder who wishes to nominate a director or propose other business to be considered at a stockholders’ meeting.

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Penny Stock Considerations

Our shares will be “penny stocks” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00 per share. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

•	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
•	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value, and information regarding the limited market in penny stocks; and
•	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Listings

Our common stock is traded on The OTCID Basic Markets under the symbol “EDGM.”

Transfer Agent

The transfer agent for our common stock is Empire Stock Transfer, Inc.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Nason, Yeager, Gerson, Harris & Fumero, P.A., Palm Beach Gardens, Florida.

EXPERTS

The consolidated financial statements of Edgemode, Inc. and Subsidiaries for the years ended December 31, 2024 and 2023, have been audited by M&K CPAS, PLLC, independent registered public accounting firm, as set forth in their report thereon appearing in this Registration Statement herein. Such consolidated financial statements are incorporated herein in reliance upon such report, which includes an explanatory paragraph on Edgemode, Inc. and Subsidiaries’ ability to continue as a going concern, given on the authority of such firm as experts in accounting and auditing.

INFORMATION WITH RESPECT TO THE COMPANY

Description of Business

Our business focus is to generate revenue and achieve profitability by building large-scale data center infrastructure configured for specialized computers performing specific, high-value applications such as cloud computing, machine learning, and artificial intelligence and maximizing the use of assets acquired in a recent acquisition. We intend to strategically develop and to work to make operational the infrastructure necessary to support our contractual commitments to our HPC customers and to support expected customer growth and additional demand by leveraging our data center expertise and capabilities. We intend to seek additional opportunities and to engage additional customers in the HPC hosting market to expand our business using our knowledge, expertise, and existing and future infrastructure where favorable market opportunities exist. We have not yet generated any revenues to date and require significant financing to develop our business.

Our strategy is focused on hyperscale cloud-based providers and enterprises, including potential customers that we believe have significant data center infrastructure needs that have not yet been outsourced or will require additional data center space and power to support their growth and their increasing reliance on technology infrastructure in their operations. We believe our capabilities for serving the needs of large hyperscale providers and enterprises will continue to enable us to capitalize on the growing demand for outsourced data center facilities in our markets and in new markets where our customers are located or plan to be located in the future.

Effective April 7, 2025, the Company and SAPL and Adler Capital Limited closed on a Share Exchange Agreement dated April 7, 2025 (the “Share Exchange”). In accordance with the Share Exchange, SAPL agreed to transfer 100% of SAPL’s outstanding capital stock to Edgemode in exchange for 1,260,246,354 shares of Edgemode common stock, par value $0.001 per share, which represented approximately 55% of the Company’s outstanding common stock at the Effective Time. The Company accounted for the acquisition as an asset acquisition under ASC 805 as SAPL did not meet the definition of a business as it did not contain a full set of integrated inputs and outputs at the time of closing.

Following the closing of the Share Exchange, Edgemode, through SAPL, its wholly owned subsidiary, began designing, building, and operating digital infrastructure for HPC with the goal of becoming a leading provider of digital colocation services. The acquisition of SAPL enabled the Company to begin to leverage SAPL’s existing infrastructure and expertise to meet the growing demand for data center facilities for third-party customers focused on cloud computing as well as machine learning and artificial intelligence.

The Company’s goal is to utilize the assets we have acquired via the purchase of SAPL for HPC hosting operations, which will provide consistent dollar-based revenue and which represent substantially less risk than our historical digital asset self-mining operations. Our intent is to focus continue to focus our business on development and marketing efforts to build data centers and expand our foundational HPC hosting customer base.

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Products and Services

High-Performance Computing Hosting

HPC is a technology that uses clusters of powerful processors that work in parallel to process massive data sets and solve complex problems at extremely high speeds. The proliferation of data, as well as data-intensive and AI enabled applications and use cases, is driving demand for the computing power of HPC. Traditionally, HPC has involved an on-premises infrastructure, investing in supercomputers or computer clusters.

Our HPC hosting revenue will be generated by licensing colocation data center space and related services to a licensee at our Marviken data center. These licensing agreements and orders include lease components, non-lease components (such as power delivery, physical security, maintenance and other billable expenses), as well as non-component elements such as taxes. Under these contracts, customers pay fixed payments (based on electric capacity) and variable payments on a recurring basis. HPC colocation leases may include all or portions of a data center, where customers may also lease office space to support their colocation operations where revenue is primarily based on power usage as well as square footage.

On January 21, 2025, the Company entered into the Master Services Agreement with Cudo, a cloud computing company. Under this agreement, the Company will provide Tier 3 data center hosting infrastructure and colocation services to Cudo. The Master Services Agreement supports a 1 MW capacity during a 5 year term at our Marviken data center and is accompanied by a strict service level agreement to ensure 99% up time which can be terminated early by either party if certain conditions are met. The colocation space is designated for SingularityNet’s 1st modular datacenter container from Ecoblox. The Company will also provide optional smart hands engineering support at an hourly rate of $130 per hour, with a 50% premium for evening and weekend services. In consideration of the services, the Company shall receive electricity fees passed through at a variable base cost multiplied be estimated usage plus an admin charge capped at 5%. The minimum fee increase of 3% is waived for the first 3 years and the annual CPI increase is capped at 2% for the first three years and 5% for the final two years. The monthly rental payable is $75,887. On February 18, 2025, an initial payment of $303,549 was made to the Company consisting of a $227,662 deposit, which is refundable at the end of the term of the Master Services Agreement, and the first month’s rental payment of $75,887. The initial payment was primarily used to buildout the data center, including installing electrical and other infrastructure in order to support Cudo’s hardware through the advance of $183,000 to SAPL. The Master Services Agreement term commenced on April 8, 2025 when Cudo’s hardware was delivered to our data center.

Competition and Market Conditions

The HPC market is highly competitive. In the HPC market, we compete with numerous established data center providers, including Equinix, Inc., Digital Realty Trust, NTT, Switch, Inc., and Core Scientific, Inc., as well as private operators specializing in HPC or colocation services, and digital asset miners looking to convert existing digital mining facilities into HPC colocation facilities. Many of these competitors are better established, have better brand recognition, are well capitalized, and organized to take advantage of certain tax benefits for their investors, lowering their external cost of capital. Many of our competitors seek to establish data centers in the same geographic regions as we do and compete for the same sources of power, equipment, and customers as our Company. Competitors compete on price, facility location, reputation, and perceived skill with respect to performance. We believe that our ability to take advantage of our recently acquired assets to rapidly deliver scalable, purpose-built data centers, combined with cutting-edge, energy-efficient technologies, will enable us to compete favorably within the HPC market.

Dependence on Suppliers and Customers

Our hosting activities compete with many other hosting operations. Our success in our hosting operations depends on our ability to supply hosting space and power, our performance with respect to installation, operation, and repair of customer equipment, our ability to obtain replacement parts, the value of our service offering to our customers, and the availability of necessary equipment. To compete effectively as a hosting provider, we must market our services to large-scale third-party HPC customers that value our ability to host at scale and who are willing to pay a premium-hosting fee for our high up-time and operational expertise.

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Suppliers and Development Efforts

Power Providers

Through SAPL, and the agreement dated December 27, 2024, as amended on February 20, 2025, between SAPL and Marviken ONE AB, a company organized in Sweden (“Marviken One”), we secured a 95MW power purchase agreement (the “Power Purchase Agreement”). We continue to cultivate relationships with power providers and work to leverage our operating capabilities to take advantage of any potential cost saving opportunities.

Facility Development

Through our acquisition of SAPL, and SAPL’s agreement with Marviken One dated December 27, 2024, we acquired a 10-year lease on a 1,050 square meter (“sqm”) building space and 28 sqm of office space located in Marviken, Sweden (the “Building Lease”). Our intent is to use the 1,050 sqm space to build a Tier 3 specification datacenter with a total of 16MW IT load capacity (a 20MW gross) (the “20MW Center”). The estimated cost to complete the 20MW Center is $70 million, which necessitates the need to raise further equity and debt capital to finance the build. We secured our first client for an initial 1MW, which we plan to have operational in April 2025, and we remain in negotiations with another client for use of the remaining 15MW IT capacity.

In addition to the acquisition of the Building Lease, we also obtained a 20,000 sqm plot of land in Marviken, Sweden (the “Marviken Property”), via a property purchase agreement entered into between SAPL and Marviken TWO AB, a company incorporated in Sweden (“Marviken Two”), on December 4, 2024 (the “Property Purchase”). The property is located at Marviken Kraftverk, 610 27 Vikbolandet, Sweden and we plan to build an additional datacenter with 75MW gross capacity (the “75MW Center”). The estimated cost to complete this development is between $400-470 million. The Company will have to raise further equity and debt capital to finance the development and construction, but we anticipate that a significant amount of the cost will be borne by our clients. Regarding both the 20MW Center and the 75MW Center, we will not commence building until the clients are secured.

We have also secured a cooling agreement (the “Cooling Agreement”) via the agreement dated December 27, 2024 between SAPL and Marviken One. Marviken One has water rights which provide access to the Baltic Sea. Through our relationship with Marviken One, we intend to supply power and cooling to the 20MW Center and 75MW Center.

We also assumed a 5% promissory note in the principal amount of $1,750,000 issued by SAPL to Marviken Two on December 4, 2024 (the “SAPL Note”), which represents part of the purchase price for the Property Purchase. The SAPL Note, together with accrued interest, is due in full on or before December 3, 2027. In the event SAPL raises any capital during 2025, a portion of the proceeds shall be used to pay down the SAPL Note. The SAPL Note is secured by the Marviken Property. Marviken One and Marviken Two are entities beneficially owned and controlled by Dr. Adler.

Further, from our acquisition of SAPL, we also received cooling systems, tanks, heat exchangers, dielectric fluids, and other necessary data center components. These components will be used to build out our data center infrastructure throughout the spaces we have acquired.

For all facility development, we will rely heavily on the expertise of third parties, focusing on sourcing, evaluating, designing, engineering, and developing the facilities where we will host our customers’ HPC colocation needs.

Revenues

Our HPC hosting operations will generate revenue by providing colocation, cloud, and connectivity services to customers in exchange for a fee. The HPC hosting operation provides colocation, facilities operations, security, and other services to third-party HPC customers to support workloads for machine learning and artificial intelligence. Through the acquisition of SAPL we have secured approximately 95MW of contracted power capacity and operational capacity of approximately 68 MW IT Load.

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Description of Property

We maintain our corporate offices at 110 East Broward Blvd, Fort Lauderdale, Florida. We lease these premises under a monthly rental agreement at a nominal cost. We hold an option to lease 1,050 sqm of building space and 28 sqm of office space in Marviken, Sweden at a cost of approximately $30,000 per month. The lease expires December 31, 2034. We also obtained a 20,000 sqm Freehold plot of land located at Marviken Kraftverk, 610 27 Vikbolandet, Sweden.

Intellectual Property

We have acquired the intellectual property (“IP”) consisting of trade secrets associated with the SAPL brand, as well as SAPL’s immersion cooling technology and heat exchange technology through an intellectual property and trade secrets agreement originally entered into between SAPL and ACL on August 31, 2024 (the “IP Agreement”). This IP may be used in the future to build and provide services to data center clients, however there is no immediate use planned. There is potential to provide heated water to local utility companies from the residual heat created by our data centers using the heat exchange technology and IP that we are acquiring.

Regulation

The regulatory landscape surrounding HPC services, AI, and cloud computing is evolving rapidly, and we anticipate increased scrutiny and potential regulation in the near and long term. These developments may significantly affect our business and operations in ways that are difficult to predict. In the realm of cloud computing, there are growing concerns about the ethical implications and potential misuse of these technologies, particularly in association with AI and machine learning. Governments and regulatory bodies are considering measures to ensure the responsible development and deployment of AI systems, including transparency, accountability, and fairness guidelines. As a company whose customers will be operating in this space, we closely monitor these developments and attempt to adhere to any forthcoming regulations or industry best practices.

Environmental

The effects of human activity on global climate change have attracted considerable public and scientific attention, as well as the attention of the United States and other foreign governments. In general, efforts are being made by government regulators and others to reduce greenhouse gas emissions, particularly those from coal combustion power plants. Some of these plants may be those our operations rely upon for power. In addition, there are increasing concerns over the quantity of energy, particularly from non-renewable sources, used for bitcoin mining and its effects on the environment.

While the nature or effect on the Company of any environmental regulatory changes by federal, state, local or foreign governments or self-regulatory agencies is impossible to predict, the added cost of any environmental taxes, charges, assessments, or penalties levied on power plants we rely upon could be passed on to us, increasing the cost to run our facilities. If environmental laws or regulations or industry standards are either changed or adopted and impose significant operational restrictions and compliance requirements on our operations, our business, capital expenditures, results of operations, financial condition, and competitive position could be materially adversely impacted.

Human Capital/Employees

As of October 24, 2025, we had 2 full-time employees, including 2 of our executive officers. We also intend to engage consultants and contractors to supplement our permanent workforce on an as needed basis. None of our employees are represented by a labor union or covered by collective bargaining agreements, and we have not experienced any work stoppages.

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Legal Proceedings

The Company is not a party to any material pending legal proceedings.

Financial Statements and Schedules

See Consolidated Financial Statements, which appear on page F-1 herein.

All schedules are omitted because they are not applicable or because the required information is contained in the Consolidated Financial Statements or notes included herein

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR QUARTERLY PERIOD ENDED JUNE 30, 2025

This Registration Statement contains “forward-looking statements.” These statements include, among other things, statements regarding expanding our business and our liquidity as well as other statements regarding our future operations, financial condition and prospects, and business strategies. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, our ability to raise capital, regulatory issues which affect our business model, and those discussed under the caption "Risk Factors." We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Business Overview

Edgemode was incorporated under the laws of the State of Nevada in 2011. Our subsidiary, Edgemode Wyoming, was incorporated in the State of Wyoming in March 2020. Between 2021 and 2023, we attempted to become a key figure in Bitcoin mining but lacked the necessary funding to finance the purchase of Bitcoin mining hardware and hosting contracts. As a result, since late 2023 and throughout 2024, our business activities primarily consisted of identifying and evaluating suitable acquisition transaction candidates, which led to transition from cryptocurrency mining to digital infrastructure colocation services and HPC hosting.

Effective April 7, 2025, Edgemode, SAPL, and Adler Capital Limited, a company registered in Hong Kong, and the sole shareholder of SAPL (“ACL”) closed on the Share Exchange dated April 7, 2025. In accordance with the Share Exchange, SAPL agreed to transfer 100% of SAPL’s outstanding capital stock to Edgemode in exchange for 1,260,246,354 shares of Edgemode common stock, par value $0.001 per share, which represented approximately 55% of the Company’s outstanding common stock at the Effective Time. The Company accounted for the acquisition as an asset acquisition under ASC 805 as SAPL did not meet the definition of a business as it did not contain a full set of integrated inputs and outputs at the time of closing.

Following the closing of the Share Exchange, Edgemode, through SAPL, its wholly owned subsidiary, is now designing, building, and operating digital infrastructure for HPC with the goal of becoming a leading provider of digital colocation services. SAPL is an entity organized in 2022 under the laws of England and Wales. SAPL will change its name to EdgeMode Europe Limited.

The acquisition of SAPL has positioned us to enter the rapidly evolving HPC hosting market in an efficient and effective manner. The acquisition has enabled us to plan to leverage SAPL’s existing infrastructure and expertise to meet the growing demand for data center facilities for third-party customers focused on cloud computing as well as machine learning and artificial intelligence.

The acquisition of SAPL will enable us to become a premier provider and operator of dedicated, purpose-built data center facilities for our third-party customers. We believe that opportunities for growth exist in various applications of our data centers, which is another factor as to why we decided to begin offering digital infrastructure colocation services to third parties engaged in HPC.

Our goal is to utilize the assets we have acquired via the purchase of SAPL for HPC hosting operations, which will provide consistent dollar-based revenue and which represent substantially less risk than our historical digital asset self-mining operations. Our intent is to focus our business on development and marketing efforts to build data centers and expand our foundational HPC hosting customer base.

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Business Strategy

Our business strategy is to generate revenue and achieve profitability by building large-scale data center infrastructure configured for specialized computers performing specific, high-value applications such as cloud computing, machine learning, and artificial intelligence and maximizing the use of assets acquired in the SAPL acquisition. We intend to strategically develop and to work to make operational the infrastructure necessary to support our contractual commitments to our HPC customers and to support expected customer growth and additional demand by leveraging our data center expertise and capabilities. We intend to seek additional opportunities and to engage additional customers in the HPC hosting market to expand our business using our knowledge, expertise, and existing and future infrastructure where favorable market opportunities exist.

Our strategy is focused on hyperscale cloud-based providers and enterprises, including potential customers that we believe have significant data center infrastructure needs that have not yet been outsourced or will require additional data center space and power to support their growth and their increasing reliance on technology infrastructure in their operations. We believe our capabilities for serving the needs of large hyperscale providers and enterprises will continue to enable us to capitalize on the growing demand for outsourced data center facilities in our markets and in new markets where our customers are located or plan to be located in the future. Our business strategy requires immediate funding of approximately $2,000,000 to enable us to commence our new operations and repay debt, as well as additional significant financing to develop and expand our new operations. There are no assurances that we will raise sufficient capital to execute our business plan or satisfy our liabilities. See the “Risk Factors.”

Six Months Ended June 30, 2025 Compared to the Six Months Ended June 30, 2024

Results of operations

Our operating expenses for the six months ended June 30, 2025 (the “2025 Period”) was $25,377,549 compared to $722,018, for the six months ended June 30, 2024 (the “2024 Period”), an increase of 723%. In the 2025 Period, the Company incurred stock-based compensation expense of $24,273,137 compared to $0 for the 2024 Period. The stock-based compensation for the 2025 Quarter was related to the amendment of options to the officers of the Company and issuance of shares to an outside consultant.

Our other income for the 2025 Period was 678,187 compared to other expense of $44,664 for the 2024 Period. Other income in the 2025 Period was comprised of $31,564 in interest expense, $857,804 for the gain on the change in fair value of derivative liabilities and $148,053 on the loss on settlement of debt. Other expense in the 2024 Period was comprised of $45,552 in interest expense, $60 in other expense and $152,052 for the loss on the change in fair value of derivative liabilities offset by income of $150,000 on the refund of an equipment deposit.

Summary of cash flows

	June 30, 2025	June 30, 2024
Net cash provided by (used in) operating activities	$(43,487)	$(2,047)
Net cash used in investing activities	$(230,915)	$(4,600)
Net cash provided by (used in) financing activities	$290,100	$6,725

During the 2025 Period and the 2024 Period, our sources and uses of cash were as follows:

Operating Activities

During the 2025 Period, cash used in operating activities of $43,487 primarily resulted from the Prepaid AI hosting services (customer deposits), offset by the net loss of $24,699,362 and stock-based compensation of $24,273,137, and change in the fair value of derivative liabilities of $857,804.

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During the 2024 Period, cash used in operating activities of $2,047 primarily resulted from the net loss of $766,682 offset by change in fair value of derivative liabilities of $152,052, increases in accounts payable and accrued expenses of $45,725 and increases in accrued payroll of $532,137.

Investing Activities

During the 2025 Period, the Company paid $47,915 of cash for assets in the construction of the HPC facility as well as $183,000 in connection with the acquisition of SAPL.

Cash used in investing activities in the 2024 Period of $4,600 resulted from the purchase of cryptocurrency assets.

Financing Activities

During the 2025 Period, the Company received $300,000 in cash proceeds in connection with the sale of shares of common stock of the Company, offset by repayments of related party advances of $9,900.

In the 2024 Period, cash provided by financing activities of $6,725 consisted of $10,000 for the repayment of convertible notes payable, offset by proceeds from related party advances of $16,725.

12 Months Ended December 31, 2024 (“2024 Year End”) Compared to the 12 Months Ended December 31, 2023 (“2023 Year End”)

Results of operations

Our operating expenses for the 2024 Year End were $1,408,528 compared to $3,362,714, for the 2023 Year End. In the 2024 Year End, the Company incurred stock-based compensation expense of $0 compared to $1,465,522 for the 2023 Year End. The stock-based compensation for the 2023 Year End was related to the amendment of options to the officers of the Company and new options issued to a consultant.

Our other expense for the 2024 Year End was $181,531 compared to other income of $347,933 for the 2023 Year End. Other expense in the 2024 Year End was comprised of $56,488 in interest expense and $1,795,664 for the loss on the change in fair value of derivative liabilities offset by income of $425,000 on the refund of an equipment deposit and settlement of outstanding liabilities of $1,245,621. Other income for the 2023 Year End was comprised of $346,162 in interest expense, $51,859 in prepayment penalties on the preferred B shares, loss on legal settlement of $9,975 and $780 in other expenses, offset by income of $700,000 in deposits from equipment refunds, a gain of $50,000 on the settlement of liabilities and $6,709 for the gain on the change in fair value of derivative liabilities.

Summary of cash flows

	December 31, 2024	December 31, 2023
Net cash provided by (used in) operating activities	$17,680	$42,237
Net cash provided by (used in) investing activities	$(4,600)	$34,100
Net cash provided by (used in) financing activities	$(13,275)	$(76,109)

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Liquidity and Capital Resources

As of August 14, 2025, the Company had approximately $3,000 of cash on hand. Historically, our liquidity was primarily derived from debt and equity investments from accredited investors. During the six months ended June 30, 2025, we received an initial payment of approximately $303,000 for colocation services to be provided by the Company. In addition, in April 2025 we sold 38,510,911 shares of restricted common stock to an accredited investor in consideration of $300,000. On April 7, 2025, we executed the Share Exchange with SAPL and, now, we are seeking to raise at least $2,000,000 to commence our HPC hosting operations and generate revenue. We require significant funding to develop our HPC operations. Subject to receiving funding, we expect that our operating expenses will increase as we attempt to develop our new HPC operations and we will devote additional resources toward new business opportunities. However, as set forth elsewhere in this Registration Statement, our ability to develop our business and achieve our operational goals is dependent upon our ability to raise significant additional working capital. As the availability of this capital is unlikely, at this time, we are unable to quantify the expected increases in operating expenses in future periods.

Convertible notes payable

Notes Payable

The Company has outstanding notes payables in the amount of $35,000. These loans were advanced as due on demand and no communication has been received from the original lenders.

Convertible notes payable

1800 Diagonal Lending Notes

On April 11, 2023, the Company entered into a Securities Purchase Agreement effective April 20, 2023 with 1800 Diagonal, an accredited investor, pursuant to which the Company sold the investor an unsecured promissory note in the principal amount of $60,760 (the “April Promissory Note”). The Company received net proceeds of $50,000 in consideration of the issuance of the April Promissory Note after original issue discount of $6,510 and legal fees of $4,250. The aggregate debt discount of $10,760 is being amortized to interest expense over the respective term of the note. The April Promissory Note shall incur a one-time interest charge of 13%, which is added to the principal balance, has a maturity date of March 11, 2024, and requires monthly payments of $7,629 beginning on September 15, 2023. The April Promissory Note is convertible into common shares of the Company upon an event of default, at a rate of 71% of the lowest price for the preceding 20 trading days. In addition, upon default, the Company must repay an amount equal to 150% of the then outstanding amount of principal and accrued interest combined. During the six months ended June 30, 2025 the Company issued 15,431,359 shares for the conversion of the outstanding principal and accrued interest of $31,564. As of June 30, 2025, the note has been settled in full.

In addition, on April 11, 2023, the Company entered into an additional Securities Purchase Agreement effective April 20, 2023 with 1800 Diagonal, pursuant to which the Company sold the investor an unsecured promissory note in the principal amount of $56,962, which bears interest at a rate of 8%, or 22% in the event of default, and matures on April 11, 2024. The Company received net proceeds of $50,000 in consideration of issuance of the convertible cote after original issue discount of $2,712 and legal fees of $4,250. The aggregate debt discount of $6,962 is being amortized to interest expense over the respective term of the note. The convertible note is convertible into common shares of the Company, beginning on the sixth-month anniversary, at a rate of 65% of the average of the three of the lowest prices for the preceding 15 trading days. In addition, upon default, the Company must repay an amount equal to 150% of the then outstanding amount of principal and accrued interest combined. During the six months ended June 30, 2025 the Company issued 15,000,000 shares for the conversion of outstanding principal of $30,870. As of September 30, 2025, the note was converted into shares of the Company’s common stock.

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On August 4, 2023, the Company entered into a Securities Purchase Agreement with 1800 Diagonal, pursuant to which the Company sold the investor an unsecured original issuance discount promissory note in the principal amount of $71,450 (the “August Promissory Note”). The Company received net proceeds of $60,000 in consideration of issuance of the August Promissory Note after original issue discount of $7,200 and legal fees of $4,250. The aggregate debt discount of $11,450 is being amortized to interest expense over the respective term of the note. The August Promissory Note shall incur a one-time interest charge of 13%, which is added to the principal balance, has a maturity date of May 24, 2024, and requires monthly payments of $8,971 beginning on September 15, 2023. The August Promissory Note is convertible into common shares of the Company at any time following an event of default at a rate of 71% of the lowest trading price of the Company’s common stock during the twenty prior trading days. In addition, upon default, the Company was to repay an amount equal to 150% of the then outstanding amount of principal and accrued interest combined. As of September 30, 2025, the note was converted into shares of the Company’s common stock.

On October 20, 2023, the Company received notice from 1800 Diagonal, the holder of the April Promissory Note, Convertible Note and August Promissory Note (collectively, the “1800 Notes”) that such notes were in default. The holder has made demand for the immediate payment of the 1800 Notes of a sum representing 150% of the remaining outstanding principal balances of the 1800 Notes in the aggregate of $250,009, together with accrued interest and default interest as provided for in the 1800 Notes. As a result of the default, the 1800 Notes became convertible into common stock and an additional $88,618 of principal was added to the note balance. In addition, as a result of the default the notes became convertible at a variable rate resulting in derivative liability accounting under ASC 815. The fair value of the derivative on the date of default was charged directly to interest expense, as the notes were past due. As of September 30, 2025, the note was converted into shares of the Company’s common stock.

Other Convertible Promissory Notes

On April 25, 2023, the Company entered into a Securities Purchase Agreement with an accredited investor, pursuant to which the Company sold the investor an unsecured promissory note in the principal amount of $60,000 (the “April 25, 2023 Note”). The Company received proceeds of $60,000 in consideration of issuance of the April 25, 2023 Note. The April 25, 2023 Note shall bear interest at a rate of 10% and have a maturity date of May 26, 2023. The April 25, 2023 Note has a prepayment percentage of 130% for the period beginning on the issuance date and ending on the maturity date. During the six months ended June 30, 2025 the Company issued 31,500,000 shares for the settlement of the outstanding principal and accrued interest of $63,000, which resulted in a loss on settlement of $75,600. As of June 30, 2025, the note has been settled in full.

In addition, on April 26, 2023, the Company entered into a Promissory Note Purchase Agreement with another investor, pursuant to which the Company sold the investor an unsecured convertible promissory note in the principal amount of $57,502 (the “April 26, 2023 Note”). The Company received gross proceeds of $57,502 in consideration of issuance of the April 26, 2023 Note. The April 26, 2023 Note shall bear interest at a rate of 10% and have a maturity date of May 26, 2023. The April 26, 2023 Note has a prepayment percentage of 130% for the period beginning on the issuance date and ending on the maturity date. During the six months ended June 30, 2025 the Company issued 30,188,550 shares for the settlement of the outstanding principal and accrued interest of $60,377, which resulted in a loss on settlement of $72,453. As of June 30, 2025, the note has been settled in full.

On August 15, 2025, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold the accredited investor an unsecured original issue discount promissory note in the principal amount of $81,600. The Company received net proceeds of $60,000 in consideration of issuance of the unsecured original issue discount promissory note. The proceeds from the sale of the unsecured original issue discount promissory note shall be used for working capital. In addition, the Company paid $8,000 to the accredited investor and its counsel for legal and due diligence fees. The note is convertible into common shares of the Company upon an event of default, at a rate of 71% of the lowest price for the preceding 20 trading days.

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On September 2, 2025, the Company entered into a securities purchase agreement with an ClearThink, pursuant to which the Company sold ClearThink the “First Promissory Note for which the Company received net proceeds of $150,000. Pursuant to the agreement, the Company also agreed to sell ClearThink the Second Promissory Note to be effective five days after the filing of this Registration Statement in the principal amount of $115,000 for which the Company shall receive net proceeds of $100,000. The proceeds from the sale of the Promissory Notes shall be used for working capital. The note is convertible into common shares of the Company after 180 days, at a rate of $0.01, but in the event the trading price is below $0.01 for 5 consecutive trading days the conversion price resets to $0.0075; if the trading price falls below $0.0075 for 5 consecutive days, the fixed price is eliminated and re-adjusted every 21 days.

On September 9, 2025, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold the accredited investor an unsecured original issue discount promissory note in the principal amount of $81,600 for which the Company received net proceeds of $68,000. The proceeds from the sale of the unsecured original issue discount promissory note shall be used for working capital. The note is convertible into common shares of the Company upon an event of default, at a rate of 71% of the lowest price for the preceding 20 trading days.

On September 15, 2025, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an accredited investor an unsecured original issue discount promissory note in the principal amount of $287,500 for which the Company received net proceeds of $250,000. The proceeds from the sale of the unsecured original issue discount promissory note shall be used for working capital. The note is convertible into common shares of the Company, at the lower of $0.01 or 65% of the lowest price for the preceding 10 trading days.

On September 23, 2025, the Company entered into a series of securities purchase agreements with accredited investors. Pursuant to the first securities purchase agreement on September 23, the Company sold an unsecured original issue discount promissory note in the principal amount of $115,000 for which the Company received net proceeds of $100,000. In connection with the agreement, the Company issued to the accredited investor 3,400,000 shares of common stock as inducement shares. The proceeds from the sale of the unsecured original issue discount promissory note shall be used for working capital. The note is convertible into common shares of the Company, at a rate of $0.01 and if after 180 days, the trading price is below $0.01 for 5 consecutive trading days the conversion price resets to $0.0075; if the trading price falls below $0.0075 for 5 consecutive days, the fixed price is eliminated and re-adjusted every 21 days.

Pursuant to the second securities purchase agreement on September 23, 2025, the Company sold an unsecured original issue discount promissory note in the principal amount of $143,750 for which the Company received net proceeds of $125,000. In connection with the agreement, the Company issued to the accredited investor 4,250,000 shares of common stock as commitment shares. The proceeds from the sale of the unsecured original issue discount promissory note shall be used for working capital. The Company paid $6,000 to the accredited investor and its counsel for legal fees. The note is convertible into common shares of the Company, at a rate of $0.01 and if after 180 days, the trading price is below $0.01 for 5 consecutive trading days the conversion price resets to $0.0075; if the trading price falls below $0.0075 for 5 consecutive days, the fixed price is eliminated and re-adjusted every 21 days.

Pursuant to the third securities purchase agreement on September 23, 2025, the Company sold an unsecured original issue discount promissory note in the principal amount of $143,750 for which the Company received net proceeds of $125,000. In connection with the agreement, the Company issued to the accredited investor 4,250,000 shares of common stock as commitment shares. The proceeds from the sale of the unsecured original issue discount promissory note shall be used for working capital. The Company paid $6,000 to the accredited investor and its counsel for legal fees. The note is convertible into common shares of the Company, at a rate of $0.01 and if after 180 days, the trading price is below $0.01 for 5 consecutive trading days the conversion price resets to $0.0075; if the trading price falls below $0.0075 for 5 consecutive days, the fixed price is eliminated and re-adjusted every 21 days.

Effective October 3, 2025, the Company entered into a securities purchase agreement dated September 30, 2025 with an accredited investor, pursuant to which the Company sold an unsecured original issue discount promissory note in the principal amount of $287,500. The Company received net proceeds of $250,000 in consideration of issuance of the unsecured original discount promissory note and the proceeds from the sale shall be used for working capital. Pursuant to the securities purchase agreement, as consideration for the purchase of the unsecured original issue discount promissory note, the Company issued 17,000,000 shares of the Company’s common stock to the accredited investor. The note is convertible into common shares of the Company after 180 days, at a rate of $0.01, but in the event the trading price is below $0.01 for 5 consecutive trading days the conversion price resets to $0.0075; if the trading price falls below $0.0075 for 5 consecutive days, the fixed price is eliminated and re-adjusted every 21 days.

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Critical accounting policies

See Note 2 to the December 31, 2024 financial statements included in this Registration Statement for a discussion of our Significant Accounting Policies.

Recent Accounting Pronouncements

The Company does not believe that any recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

Off Balance Sheet Arrangements

As of the date of this Registration Statement, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosures

There have been no changes in and disagreements with our accountants and financial disclosures.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Identification of Directors and Officers

Name	Age	Position
Charlie Faulkner	39	Chief Executive Officer, President and Director
Simon Wajcenberg	57	Chief Financial Officer, Treasurer, Secretary and Director (Chairman)

Each director serves until our next annual meeting of the stockholders or unless they resign earlier. The Board elects officers and their terms of office are at the discretion of the Board.

Background of Officers and Directors

The following is a brief account of the education and business experience during at least the past five years of our officers and directors, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Charlie Faulkner has served as our Chief Executive Officer, President and as a director of our Board since January 31, 2022. Mr. Faulkner has served as the Chief Executive Officer of EdgeMode since its inception in 2020. Since December 2016, he has served as an advisor at North Block Capital Ltd (“NB Capital”), an. investment group that provides asset management, corporate advisory services, and technology solutions, which he co-founded in 2016.

Simon Wajcenberg has served as our Chief Financial Officer, Treasurer and as a director of our Board since January 31, 2022. Mr. Wajcenberg has served as the Executive Chairman of, and in other executive positions at, EdgeMode since its inception in 2020. Since December 2016, he has served as an advisor at NB Capital, which he co-founded in 2016.

Executive Compensation

Set forth below is the information regarding the compensation paid, distributed or accrued by Edgemode for the fiscal year ended December 31, 2024 to the Company’s Chief Executive Officer (principal executive officer) serving during the last fiscal year and the other two most highly compensated executive officers serving at the end of the last fiscal year whose compensation exceeded $100,000 (the “Named Executive Officers”).

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Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($)(c)		Bonus ($)(d)	Stock Awards ($)(e)(1)	Option Awards ($)(f)(1)		Non-Equity Inventive Plan Compensation ($)(g)	Non-Qualified Deferred Compen- sation Earnings ($)(h)	All Other Compensation ($)(i)	Total ($)(j)

Charlie Faulkner	2024	600,000	(2)	–	–	–		–	–	–	600,000
Chief Executive Officer	2023	600,000	(2)	–	–	2,407,017	(3)	–	–	–	3,007,017

Simon Wajcenberg	2024	600,000	(2)	–	–	–		–	–	–	600,000
Chief Financial Officer	2023	600,000	(2)	–	–	2,407,017	(3)	–	–	–	3,007,017

(1)	Amounts reported represent the aggregate grant date fair value of awards granted without regards to forfeitures granted to the Named Executive Officers, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the Named Executive Officers. For each Named Executive Officer – the 2023 issuance includes 77,000,000 stock options exercisable at $0.04 per share.

(2)	As of December 31, 2024 and 2023, the Company owed the executive officers of the Company $1,616,090 and $661,201 in accrued payroll for services performed, respectively. See “Transactions with Related Persons, Promoters and Certain Central Persons” below.

(3)	In January 2023, the 31,979,352 stock option grants to each of Messrs. Faulkner and Wajcenberg included in the Outstanding Equity Awards at 2023 Fiscal Year End table below were repriced from $0.40 to $0.06. In March 2023, the Company granted to each of Messrs. Faulkner and Wajcenberg 77,000,000 five-year stock options which vest when the Company purchases at least $15 million of crypto mining equipment. The options are exercisable at $0.04 per share. See “Transactions with Related Persons, Promoters and Certain Central Persons” below.

Due to our size, we have not formally designated a nominating committee, an audit committee, a compensation committee, or committees performing similar functions. The Board currently acts as our audit committee. Since we are still a developing company, the Board is still in the process of finding an “audit committee financial expert” as defined in Regulation S-K.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of October 21, 2025, by (i) each person who is known by the Company to own beneficially more than 5% of any classes of outstanding common stock, (ii) each director of the Company, (iii) each of the Named Executive Officers, and (iv) all directors and executive officers of the Company as a group. Based on 2,883,802,634 shares of common stock outstanding as of October 21, 2025. Beneficial ownership is determined in accordance with Rule 13d-3 and 13d-5 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, a person is considered a “beneficial owner” of a security if that person has or shares power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also considered to be a beneficial owner of any securities of which the person has a right to acquire beneficial ownership within 60 days. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted in the footnotes to this table.

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Title of Class	Name of Beneficial Holder	Amount of Beneficial Ownership	Percentage Beneficially Owned
5% Shareholders:

Common Stock	Niclas Adler (1)	1,646,036,054	42.56%

Directors and Named Executive Officers

Common Stock	Charlie Faulkner (2)	754,518,284	19.51%
Common Stock	Simon Wajcenberg (3)	728,917,710	18.85%
	All directors and officers as a group (2 persons)	1,483,435,994	38.35%

(1)	Adler. Dr. Adler was an executive officer and director of the Company. Includes shares held by ACL, an entity beneficially owned and controlled by Adler. Includes 385,789,700 shares of common stock underlying vested stock options.
(2)	Faulkner. Mr. Faulkner is an executive officer and director of the Company. Includes 442,792,088 shares of common stock underlying vested stock options. His ownership is included under “All directors and officers as a group.”
(3)	Wajcenberg. Mr. Wajcenberg is an executive officer and director of the Company. His ownership is included under “All directors and officers as a group.”

Transactions with Related Persons, Promoters and Certain Control Persons

On January 31, 2022, the Company granted options to the officers and a consultant of the Company to purchase up to 65,920,895 shares of the Company’s stock, vesting immediately, at an exercise price of $0.40 per share. On January 25, 2023, the Company amended stock option grants to each of Charlie Faulkner and Simon Wajcenberg, the Chief Executive Officer and Chief Financial Officer of the Company, respectively. The amendment reduced the exercise price of the options from $0.40 per share to $0.06 per share.

On September 12, 2022, the Company granted options to the officers of the Company to purchase up to 153,239,206 shares of the Company’s stock, which vest upon the Company listing its shares on the Nasdaq Global Market, New York Stock Exchange, or another equivalent market, at an exercise price of $0.10 per share. On March 3, 2023, the Company amended stock option grants dated September 12, 2022 to each of Charlie Faulkner and Simon Wajcenberg, the Chief Executive Officer and Chief Financial Officer of the Company, respectively. The amendment provides for the vesting to be only upon the closing of the purchase of at least $15 million of crypto mining equipment, rather than conditioned on an uplisting of the Company’s shares on the Nasdaq Global Market, New York Stock Exchange, or another equivalent market.

On March 3, 2023, the Company granted to each of Charlie Faulkner and Simon Wajcenberg, the Chief Executive Officer and Chief Financial Officer of the Company, respectively, options to purchase up to 77,000,000 shares of the Company’s common stock at an exercise price of $0.04 per share, exercisable for five years. The stock options shall each be a non-qualified option and shall become vested and exercisable upon the Company closing on the purchase of at least $15 million of crypto mining equipment. See below.

During the years ended December 31, 2024 and 2023, the executive officers of the Company advanced $16,725 and $16,000 to the Company for working capital needs. The advances are non-interest bearing and are due on demand.

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Under the terms of the respective employment agreements of Charles Faulkner and Simon Wajcenberg, Mr. Faulkner and Mr. Wajcenberg had accrued salaries of $906,229 and $819,989, respectively, as of February 1, 2025. On February 20, 2025, in full satisfaction of $769,989 of the accrued salary for each of Mr. Faulkner and Mr. Wajcenberg, the Company (1) issued to each of Charles Faulkner and Simon Wajcenberg 256,660,163 shares of restricted common stock at a conversion price of $0.003 per share, and (2) amended options held by each of Mr. Faulkner and Mr. Wajcenberg to (i) purchase up to 76,619,603 shares of the Company’s common stock at an exercise price of $0.10 per share, as amended on March 3, 2023 which vest upon the closing of the purchase of at least $15 million of crypto mining equipment (the “2022 Options”) and (ii) purchase up to 77,000,000 shares of the Company’s common stock at an exercise price of $0.04 per share, which shall vest upon the Company closing on the purchase of at least $15 million of crypto mining equipment (the “2023 Options”), to eliminate the vesting requirements of the 2022 Options and 2023 options. The 2022 Options and 2023 Options are fully vested as of the effective date.

Under the terms of the respective employment agreements of the Company’s executive officers, Charles Faulkner and Simon Wajcenberg, as of April 2, 2025, Mr. Faulkner and Mr. Wajcenberg had accrued salaries of approximately $173,110 and $130,010, respectively. On April 2, 2025, in satisfaction of $50,000 of the accrued salary for each of Mr. Faulkner and Mr. Wajcenberg, the Company amended each of Mr. Faulkner and Mr. Wajcenberg options to purchase up to: (1) 31,979,352 shares of the Company’s common stock dated January 31, 2022, exercisable at $0.06 per share (the “January 2022 Grants”); (2) 76,619,303 shares of the Company’s common stock dated September 12, 2022, as amended, exercisable at $0.10 per share (the “September 2022 Grants”) and (3) 77,000,000 shares of the Company’s common stock dated March 1, 2023 exercisable at $0.04 per share (the “2023 Grants”; the January 2022 Grants, September 2022 Grants and the March 2023 Grants; collectively the “Option Grants”), reduce the exercise price of the Option Grants to $0.005 per share.

Further, on April 7, 2025, pursuant to a share exchange agreement, the Company issued to Dr. Niclas Adler a five-year non-qualified stock option to purchase up to 385,789,700 shares of Edgemode common stock at an exercise price of $0.005.

Additionally, on April 7, 2025, pursuant to a share exchange agreement, the Company approved the following stock option grants to Mr. Faulkner, Mr. Wajcenberg, and Dmitry Strukov, a consultant of the Company:

•	Faulkner an option to purchase 257,193,133 shares of common stock of the Company at an exercise price of $0.005 per share;
•	Wajcenberg an option to purchase 257,193,133 shares of common stock of the Company at an exercise price of $0.005 per share; and
•	Strukov an option to purchase 128,596,567 shares of common stock of the Company at an exercise price of $0.005.

As disclosed above, SAPL is a party to the following agreements: (1) the Power Purchase Agreement with Marviken One; (2) the Building Lease with Marviken One; (3) the Property Purchase with Marviken Two; (4) the Cooling Agreement with Marviken One; (5) the 5% Promissory Note in favor of Marviken Two; and (6) the Intellectual Property Agreement with ACL.

Dr. Adler, was an officer and director of our company effective April 7, 2025, is the chief executive officer of SAPL, an executive officer and beneficial owner of Marviken One and Marviken Two, and the sole shareholder ACL. Dr. Adler resigned as an officer and director of the Company effective September 1, 2025.

The Company is a party to a consultancy agreement (the “Consultancy Agreement”) with AI Capital Mineco Limited, an affiliate of Dr. Adler, dated September 1, 2024. Pursuant to the Consultancy Agreement, the Company agreed to pay Dr. Adler a fee of $300,000, subject to the Company receiving financing in excess of $2,000,000.

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PROSPECTUS

Edgemode, Inc.

Offering of 162,000,000 shares of common stock

_______ __, 2025

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$923.97
Printing expenses	$5,000
Accounting fees and expenses	$25,000
Legal fees and expenses	$100,000
Miscellaneous	$25,000
Total	$155,923.97

Item 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 78.7502(1) of the Nevada Revised Statutes (“NRS”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS Section 78.7502(2) further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of NRS Section 78.7502, as described above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense.

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The articles of incorporation, as amended, and the amended and restated bylaws of the Company provide that the Company shall, to the fullest extent permitted by the NRS, as now or hereafter in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Item 15. RECENT SALES OF UNREGISTERED SECURITIES

The following list sets forth information regarding all securities sold or granted by us within the last three years that were not registered under the Securities Act and the consideration, if any, received by us for such securities.

On September 19, 2022, the Company entered into a common stock purchase agreement with Alumni Capital LP (“Alumni”) pursuant to which the Company issued Commitment Shares to Alumni and sale of up to $15,000,000 of shares of common stock to Alumni from time to time though December 31, 2023. Alumni represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Act), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(a)(2) under the Act.

Effective September 28, 2022, the Company entered into a Series B Preferred Stock Purchase Agreement with 1800 Diagonal Lending LLC, a Virginia limited liability company (“Diagonal”) pursuant to which the Company issued and sold to Diagonal an additional 55,000 shares of Series B Preferred Stock for a purchase price of $55,000.00. Following the issuance date Diagonal beneficially owns an aggregate of 212,500 shares of Series B Preferred Stock. The issuance of the shares of Series B Preferred Stock was made in reliance upon the exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Act.

On August 4, 2023, the Company entered into a Securities Purchase Agreement with an accredited investor, pursuant to which the Company sold the accredited investor an unsecured original issue discount promissory note in the principal amount of $71,450. The unsecured original issue discount promissory note were issued in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act.

On February 20, 2025, in full satisfaction of $769,989 of the Accrued Salary for each of Mr. Faulkner and Mr. Wajcenberg, the Company (1) issued to each of Charles Faulkner and Simon Wajcenberg 256,660,163 shares of restricted common stock (the “Conversion Shares”) at a conversion price of $0.003 per share (the “Share Conversions”), and (2) amended options held by each of Mr. Faulkner and Mr. Wajcenberg to (i) purchase up to 76,619,603 shares of the Company’s common stock at an exercise price of $0.10 per share, as amended on March 3, 2023 which vest upon the closing of the purchase of at least $15 million of crypto mining equipment (the “2022 Options”) and (ii) purchase up to77,000,000 shares of the Company’s common stock at an exercise price of $0.04 per share, which shall vest upon the Company closing on the purchase of at least $15 million of crypto mining equipment (the “2023 Options”), to eliminate the vesting requirements of the 2022 Options and 2023 options. The 2022 Options and 2023 Options are fully vested. Each of the officers is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Act), and the Company sold the securities in reliance upon an exemption from registration contained in Section 3(a)(9) under the Act.

On March 3, 2025, the Company filed with the Nevada Secretary of State a Certificate of Designation of Series C Preferred Stock (the “Certificate of Designation”). Pursuant to the Certificate of Designation, the Company’s Board designated a new series of the Company’s preferred stock, the Series C Preferred Stock, par value $0.001 per share. The Certificate of Designation authorized the Company to issue one share of Series C Preferred Stock. The share was issued to the Company’s Chief Executive Officer. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

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Effective April 7, 2025, the Company, Synthesis Analytics Production Ltd, an England and Wales private limited company (“SAPL”), and ACL closed on a Share Exchange Agreement dated April 7, 2025 (the “Share Exchange”). In accordance with the Share Exchange, SAPL agreed to transfer 100% of SAPL’s outstanding capital stock to the Company in exchange for 1,260,246,354 shares of the Company common stock, par value $0.001 per share. Pursuant to the terms of the Share Exchange, the Board further approved Edgemode to enter into an employment agreement with Dr. Adler and Dr. Adler was also issued a five-year non-qualified stock option to purchase up to 385,789,700 shares of Edgemode common stock at an exercise price of $0.005. Additionally, the Board approved the following stock option grants to Mr. Faulkner, Mr. Wajcenberg, and Dmitry Strukov, a consultant to the Company:

•	Faulkner an option to purchase 257,193,133 shares of common stock of the Company at an exercise price of $0.005 per share.
•	Wajcenberg an option to purchase 257,193,133 shares of common stock of the Company at an exercise price of $0.005 per share.
•	Strukov an option to purchase 128,596,567 shares of common stock of the Company at an exercise price of $0.005.

The issuances of the foregoing securities were exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

On August 15, 2025, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold the accredited investor an unsecured original issue discount promissory note in the principal amount of $81,600. The Company received net proceeds of $60,000 in consideration of issuance of the unsecured original issue discount promissory note. The proceeds from the sale of the unsecured original issue discount promissory note shall be used for working capital. In addition, the Company paid $8,000 to the accredited investor and its counsel for legal and due diligence fees. The unsecured original issue discount promissory note was issued in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act.

On September 2, 2025, the Company entered into a securities purchase agreement with an ClearThink, pursuant to which the Company sold ClearThink the First Promissory Note for which the Company received net proceeds of $150,000 and the Second Promissory Note on October 9, 2025 in the principal amount of $115,000 for which the Company received net proceeds of $100,000. The proceeds from the sale of the Promissory Notes shall be used for working capital. The First Promissory Note and the Second Promissory Note were each issued in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act.

On September 4, 2025, the Company also entered into a securities purchase agreement with an accredited investor. Pursuant to the agreement, the Company agreed to sell, and the accredited investor agreed to purchase up to $50,000,000 of the Company’s common stock, par value $0.001 per share. In connection with entering into the agreement, the Company agreed to immediately issue to the accredited investor, 25,000,000 restricted shares of common stock as commitment shares. The commitment shares issued to the accredited investor and shares issued to the consultant were each issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act.

On September 4, 2025, the Company issued 7,500,000 shares of restricted common stock to a consultant pursuant to an amendment to a services agreement between the Company and the consultant dated April 25, 2025. The 7,500,000 shares of restricted common stock were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act.

On September 9, 2025, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold the accredited investor an unsecured original issue discount promissory note in the principal amount of $81,600 for which the Company received net proceeds of $68,000. The proceeds from the sale of the unsecured original issue discount promissory note shall be used for working capital. The unsecured original issue discount promissory note were and shall be issued in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act.

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On September 15, 2025, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an accredited investor an unsecured original issue discount promissory note in the principal amount of $287,500 for which the Company received net proceeds of $250,000. The proceeds from the sale of the unsecured original issue discount promissory note shall be used for working capital. The unsecured original issue discount promissory note were and shall be issued in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act.

On September 23, 2025, the Company entered into a series of securities purchase agreements with accredited investors. Pursuant to the first securities purchase agreement on September 23, the Company sold an unsecured original issue discount promissory note in the principal amount of $115,000 for which the Company received net proceeds of $100,000. In connection with the agreement, the Company issued to the accredited investor 3,400,000 shares of common stock as inducement shares. The proceeds from the sale of the unsecured original issue discount promissory note shall be used for working capital. The unsecured original issue discount promissory note were and shall be issued in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act.

Pursuant to the second securities purchase agreement on September 23, 2025, the Company sold an unsecured original issue discount promissory note in the principal amount of $143,750 for which the Company received net proceeds of $125,000. In connection with the agreement, the Company issued to the accredited investor 4,250,000 shares of common stock as commitment shares. The proceeds from the sale of the unsecured original issue discount promissory note shall be used for working capital. The Company paid $6,000 to the accredited investor and its counsel for legal fees. The unsecured original issue discount promissory note were and shall be issued in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act.

Pursuant to the third securities purchase agreement on September 23, 2025, the Company sold an unsecured original issue discount promissory note in the principal amount of $143,750 for which the Company received net proceeds of $125,000. In connection with the agreement, the Company issued to the accredited investor 4,250,000 shares of common stock as commitment shares. The proceeds from the sale of the unsecured original issue discount promissory note shall be used for working capital. The Company paid $6,000 to the accredited investor and its counsel for legal fees. The unsecured original issue discount promissory note were and shall be issued in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act.

Effective October 3, 2025, the Company entered into a securities purchase agreement dated September 30, 2025 with an accredited investor, pursuant to which the Company sold an unsecured original issue discount promissory note in the principal amount of $287,500. The Company received net proceeds of $250,000 in consideration of issuance of the unsecured original discount promissory note and the proceeds from the sale shall be used for working capital. Pursuant to the securities purchase agreement, as consideration for the purchase of the unsecured original issue discount promissory note, the Company issued 17,000,000 shares of the Company’s common stock to the accredited investor. The unsecured original issue discount promissory note was and shall be issued in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act.

On October 14, 2025, Simon Wajcenberg, the Chief Financial Officer and member of the board of directors of Edgemode, Inc. (the “Company”), exercised options to purchase an aggregate of 442,792,088 shares of the Company’s common stock. The options were exercised pursuant to the following grants:

•	Option issued on January 31, 2022, as amended on January 25, 2023 and April 2, 2025 to purchase 31,979,352 shares of common stock exercisable at $0.005 per share;
•	Option issued September 12, 2022, as amended on March 3, 2023 and April 2, 2025 to purchase 76,619,603 shares of common stock exercisable at $0.005 per share;
•	Option issued on March 3, 2023, as amended on April 2, 2025 to purchase 77,000,000 shares of common stock exercisable at $0.005; and
•	Option issued on April 7, 2025 to purchase 257,193,133 shares of common stock exercisable at $0.005 per share.

Mr. Wajcenberg exercised the options on a net exercise basis and the Company withheld 38,786,973 shares of common stock for the cost of the exercise. The Company issued a total of 404,005,115 shares of restricted common stock to Mr. Wajcenberg upon completion of the exercise. The issuance of the restricted shares of common stock was exempt from registration pursuant to the exemption provided by Section 3(a)(9) of the Securities Act.

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On October 21, 2025, the Company issued an aggregate of 12,826,087 shares of common stock upon the cashless exercise of a warrant, which had an exercise price of $0.01 per share and was originally issued on September 17, 2021. The shares were issued in reliance upon an exemption from registration provided by Section 3(a)(9) of the Securities Act.

Item 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) See the Exhibit Index on the page immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) See the Consolidated Financial Statements of the Company, which appear on page F-1 herein.

(c) No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Lauderdale, State of Florida on October 24, 2025.

EDGEMODE, INC.

By:	/s/Charlie Faulkner
Charlie Faulkner
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charlie Faulkner	Chief Executive Officer and Director	October 24, 2025
Michael Pruitt

/s/ Simon Wajcenberg	Chief Financial Officer and Director	October 24, 2025
Simon Wajcenberg

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Exhibit No.	Exhibit Description	Form	Date	Number	Filed/Furnished Herewith
2.1	Agreement and Plan of Merger and Reorganization (1)	8-K	12/8/2021	2.1
2.2	Share Exchange Agreement effective April 7, 2025 by and between Edgemode, Inc., Synthesis Analytics Production Ltd. and Adler Capital Limited (1)	8-K	4/8/2025	2.1
3.1	Certificate of Incorporation, As Amended and Restated	10-K	4/12/2022	3.1
3.1(a)	Certificate of Amendment Increase in Authorized Common Stock effective April 7, 2025	8-K	4/8/2025	3.1
3.2	Bylaws	8-K	2/7/2022	3.2
3.2(a)	Amendment No. 1 to the Bylaws	8-K	4/15/2022	3.1
3.3	Certificate of Designation of Series B Preferred Stock	8-K	7/27/2022	3.1
3.4	Certificate of Designation of Series C Preferred Stock	8-K	3/4/2025	3.1
4.1	Description of Securities	10-K	4/12/2022	4.1
5.1	Legal Opinion of Nason Yeager Gerson Harris & Fumero, P.A.*
10.1	Form of Executive Employment Agreement (2)	8-K	2/7/2022	10.1
10.2	Form of Option Agreement	8-K	2/7/2022	10.3
10.3	Series A Preferred Stock Purchase Agreement, dated as of July 18, 2022, by and between Edgemode, Inc. and 1800 Diagonal Lending LLC	8-K	7/27/2022	10.1
10.4	Series B Preferred Stock Purchase Agreement, effective as of August 26, 2022, by and between Edgemode, Inc. and 1800 Diagonal Lending LLC	8-K	8/29/2022	10.1
10.5	Charlie Faulkner Stock Option Grant dated September 12, 2022 (2)	8-K	9/12/2022	10.1
10.6	Simon Wajcenberg Stock Option Grant dated September 12, 2022 (2)	8-K	9/12/2022	10.2
10.7	Common Stock Purchase Agreement between EdgeMode, Inc. and Alumni Capital LP dated September 19, 2022	8-K	9/23/2022	10.1
10.8	Series B Preferred Stock Purchase Agreement, effective as of September 28, 2022, by and between Edgemode, Inc. and 1800 Diagonal Lending LLC	8-K	9/28/2022	10.1
10.9	Amendment to Charlie Faulkner Stock Option Grant dated January 25, 2023 (2)	8-K	1/26/2023	10.1
10.10	Amendment to Simon Wajcenberg Stock Option Grant dated January 25, 2023 (2)	8-K	1/26/2023	10.2
10.11	Stock Option Grant to Charlie Faulkner dated March 3, 2023 (2)	8-K	3/7/2023	10.1
10.12	Stock Option Grant to Simon Wajcenberg dated March 3, 2023 (2)	8-K	3/7/2023	10.2
10.13	Amendment to Charlie Faulkner Stock Option Grant dated January 25, 2023 (2)	8-K	3/7/2023	10.3
10.14	Amendment to Simon Wajcenberg Stock Option Grant dated January 25, 2023 (2)	8-K	3/7/2023	10.4
10.15	Securities Purchase Agreement between Edgemode, Inc. and 1800 Diagonal Lending LLC effective April 20, 2023 for purchase of Promissory Note	8-K	4/24/2023	10.1
10.16	Promissory Note issued by Edgemode, Inc. in favor of 1800 Diagonal Lending LLC effective April 20, 2023	8-K	4/24/2023	10.2
10.17	Securities Purchase Agreement between Edgemode, Inc. and 1800 Diagonal Lending LLC dated April 20, 2023 for purchase of Convertible Promissory Note	8-K	4/24/2023	10.3
10.18	Convertible Promissory Note issued by Edgemode, Inc. in favor of 1800 Diagonal Lending LLC effective April 20, 2023	8-K	4/24/2023	10.4

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10.19	Form of Securities Purchase Agreement for purchase of Promissory Note	8-K	4/28/2023	10.1
10.20	Form of Promissory Note	8-K	4/28/2023	10.2
10.21	Securities Purchase Agreement between Edgemode, Inc. and 1800 Diagonal Lending LLC effective August 4, 2024	8-K	8/8/2023	10.1
10.22	Promissory Note issued by Edgemode, Inc. in favor of 1800 Diagonal Lending LLC effective August 4, 2023	8-K	8/8/2023	10.2
10.23	Master Services Agreement with Cudo Ventures	8-K	2/24/2025	10.1
10.24	Simon Wajcenberg Conversion Letter dated February 20, 2025	8-K	2/24/2025	10.2
10.25	Charles Faulkner Conversion Letter dated February 20, 2025	8-K	2/24/2025	10.3
10.26	Amendment to Simon Wajcenberg Stock Option Grant dated February 20, 2025 (2)	8-K	2/24/2025	10.4
10.27	Amendment to Charlie Faulkner Stock Option Grant dated February 20, 2025 (2)	8-K	2/24/2025	10.5
10.28	Amendment to Simon Wajcenberg Stock Option Grant dated April 2, 2025 (2)	8-K	4/2/2025	10.1
10.29	Amendment to Charlie Faulkner Stock Option Grant dated April 2, 2025 (2)	8-K	4/2/2025	10.2
10.30	Executive Employment Agreement effective April 7, 2025 between Edgemode, Inc. and Niclas Adler (2)	8-K	4/8/2025	10.1
10.31	Consultancy Agreement by and between AI Capital Mineco Limited and Edgemode, Inc. effective April 7, 2025	8-K	4/8/2025	10.2
10.32	Form of Amendment No. 1 to Executive Employment Agreement	8-K	4/8/2025	10.3
10.33	Form of Stock Option Grant (2)	8-K	4/8/2025	10.4
10.34	Power Purchase Agreement between SAPL and Marviken One dated December 27, 2024, as amended on February 20, 2025 (1)	8-K	4/8/2025	10.5
10.35	Building Lease between SAPL and Marviken One dated December 27, 2024 (1)	8-K	4/8/2025	10.6
10.36	Property Purchase Agreement between SAPL and Marviken One dated December 4, 2024 (1)	8-K	4/8/2025	10.7
10.37	Cooling Agreement between SAPL and Marviken One dated December 27, 2024 (1)	8-K	4/8/2025	10.8
10.38	5% Promissory Note issued by Synthesis Analytics Ltd. in favor of Marviken Two dated December 4, 2024 (1)	8-K	4/8/2025	10.9
10.39	Intellectual Property Agreement between SAPL and ACL dated August 31, 2024 (1)	8-K	4/8/2025	10.10
10.40	Securities Purchase Agreement between Edgemode, Inc. and 1800 Diagonal Lending LLC dated August 15, 2025	8-K	8/26/2025	10.1
10.41	Promissory Note issued by Edgemode, Inc. in favor of 1800 Diagonal Lending LLC dated August 15, 2025	8-K	8/26/2025	10.2
10.42	Securities Purchase Agreement between Edgemode, Inc. and ClearThink Capital Partners, LLC dated September 2, 2025	8-K	9/5/2025	10.1
10.43	First Promissory Note issued by Edgemode, Inc. in favor of ClearThink Capital Partners, LLC dated August 20, 2025	8-K	9/5/2025	10.2
10.44	Securities Purchase Agreement between Edgemode, Inc. and ClearThink Capital Partners, LLC dated September 4, 2025	8-K	9/5/2025	10.3
10.45	Registration Rights Agreement between Edgemode, Inc. and ClearThink Capital Partners, LLC dated September 4, 2025	8-K	9/5/2025	10.4
10.46	Securities Purchase Agreement between Edgemode, Inc. and Vanquish Funding Group Inc. dated September 9, 2025	8-K	9/15/2025	10.1

II-9

10.47	Promissory Note issued by Edgemode, Inc. in favor of Vanquish Funding Group Inc. dated September 9, 2025	8-K	9/15/2025	10.2
10.48	Securities Purchase Agreement between Edgemode, Inc. and FirstFire Global Opportunities Fund, LLC dated September 15, 2025	8-K	9/19/2025	10.1
10.49	Promissory Note issued by Edgemode, Inc. in favor of FirstFire Global Opportunities Fund, LLC dated September 15, 2025	8-K	9/19/2025	10.2
10.50	Securities Purchase Agreement between Edgemode, Inc. and LGH Investments, LLC dated September 18, 2025 and effective September 23, 2025	8-K	9/29/2025	10.1
10.51	Promissory Note issued by Edgemode, Inc. in favor of LGH Investments, LLC dated September 18, 2025	8-K	9/29/2025	10.2
10.52	Securities Purchase Agreement between Edgemode, Inc. and Crom Structured Opportunities Fund I, LP dated September 22, 2025 and effective September 23, 2025	8-K	9/29/2025	10.3
10.53	Promissory Note issued by Edgemode, Inc. in favor of Crom Structured Opportunities Fund I, LP dated September 22, 2025	8-K	9/29/2025	10.4
10.54	Securities Purchase Agreement between Edgemode, Inc. and Jefferson Street Capital, LLC dated September 22, 2025 and effective September 23, 2025	8-K	9/29/2025	10.5
10.55	Promissory Note issued by Edgemode, Inc. in favor of Jefferson Street Capital, LLC dated September 22, 2025	8-K	9/29/2025	10.6
10.56	Securities Purchase Agreement between Edgemode, Inc. and ClearThink Capital Partners, LLC dated September 30, 2025	8-K	10/9/2025	10.1
10.57	Promissory Note issued by Edgemode, Inc. in favor of ClearThink Capital Partners, LLC dated September 30, 2025	8-K	10/9/2025	10.2
14.1	Code of Ethics and Business Conduct	10-K	4/17/2023	14.1
19.1	Insider Trading Policy	10-K	4/26/2024	19.1
21.1	List of Subsidiaries	10-K	4/17/2023	21.1
23.1	Consent of Independent Registered Public Accounting Firm				Filed
23.2*	Consent of Nason Yeager Gerson Harris & Fumero P.A. (Contained in Exhibit 5.1)
101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).
107	Filing Fee Table				Filed

______________________

*To be filed by amendment.

(1)	Exhibits and/or Schedules have been omitted. The Company hereby agrees to furnish to the Staff of the Securities and Exchange Commission upon request any omitted information.
(2)	Management contract or compensatory agreement plan or arrangement.

II-10

EDGEMODE, INC

INDEX TO

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2025 AND 2024

AND FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

F-1

Edgemode, Inc.

Consolidated Balance Sheets

(Unaudited)

	June 30, 2025	December 31, 2024

ASSETS
Current assets:
Cash	$15,801	$103
Prepaid expenses	12,929	1,368
Other current assets	180,053	–

Total current assets	208,783	1,471

Intangible assets – cryptocurrencies	–	32
Fixed assets, net	4,149,773
Land	880,000	–

Total assets	$5,238,556	$1,503

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,156,365	$724,217
Accrued payroll	407,990	1,616,090
Convertible notes payable	152,611	323,732
Notes payable	35,000	35,000
Notes payable – related parties	1,772,825	32,725
Customer deposit - current	75,952	–
Derivative liabilities	828,306	1,992,754

Total current liabilities	4,429,049	4,724,518

Customer deposit	227,662	–

Total liabilities	4,656,711	4,724,518

Commitments and contingencies

Stockholders’ equity (deficit):
Preferred shares, $0.001 par value, 5,000,000 shares authorized June 30, 2025 and December 31, 2024; none issued and outstanding	–	–
Common shares, $0.001 par value, 7,000,000,000 and 950,000,000 shares authorized June 30, 2025 and December 31, 2024; 2,302,384,959 and 390,687,459 shares issued and outstanding, June 30, 2025 and December 31, 2024, respectively	2,302,384	390,687
Additional paid-in capital	63,463,791	35,371,266
Accumulated deficit	(65,184,330)	(40,484,968)
Total stockholders’ deficit	581,845	(4,723,015)

Total liabilities and stockholders’ deficit	$5,238,556	$1,503

See accompanying notes to the unaudited consolidated financial statements.

F-2

Edgemode, Inc.

Consolidated Statements of Operations

(unaudited)

	For the three months ended		For the six months ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024

Operating expenses:
General and administrative expenses	$3,262,408	$380,819	$25,377,515	$717,418
Loss on cryptocurrencies	–	4,600	34	4,600
Total operating expenses	3,262,408	385,419	25,377,549	722,018

Loss from operations	(3,262,408)	(385,419)	(25,377,549)	(722,018)

Other income (expense):
Interest expense	(20,377)	(18,132)	(31,564)	(42,552)
Other expense	–	(60)	–	(60)
Refund of equipment deposit	–	150,000	–	150,000
Change in fair value of derivatives	(396,443)	(61,867)	857,804	(152,052)
Loss on settlement	(148,053)	–	(148,053)	–
Total other income (expense), net	(564,873)	69,941	678,187	(44,664)

Loss before provision for income taxes	(3,827,281)	(315,478)	(24,699,362)	(766,682)

Provision for income taxes	–	–	–	–

Net loss	(3,827,281)	(315,478)	(24,699,362)	(766,682)

Loss per common share - basic	$(0.00)	$(0.00)	$(0.02)	$(0.00)
Loss per common share - diluted	$(0.00)	$(0.00)	$(0.02)	$(0.00)

Weighted average shares outstanding – basic	2,119,785,143	390,687,459	1,260,012,814	390,687,459
Weighted average shares outstanding - diluted	2,119,785,143	390,687,459	1,260,012,814	390,687,459

See accompanying notes to the unaudited consolidated financial statements.

F-3

Edgemode, Inc.

Consolidated Statements of Stockholders’ Equity (Deficit)

For the three and six months ended June 30, 2025 and 2024

(Unaudited)

					Total
		Common	Additional		Stockholders'
	Common	Stock	Paid-In	Accumulated	Equity/
	Shares	Amount	Capital	Deficit	(deficit)

Balance December 31, 2024	390,687,459	$390,687	$35,371,266	$(40,484,968)	$(4,723,015)

Stock-based compensation	–	–	21,679,711	–	21,679,711

Net loss	–	–	–	(20,872,081)	(20,872,081)

Balance March 31, 2025	390,687,459	390,687	57,050,977	(61,357,049)	(3,915,385)

Shares issued for cash	38,510,911	38,511	261,489	–	300,000

Shares issued for settlement of accrued salary	513,320,326	513,320	1,026,641	–	1,539,961

Shares issued for asset acquisition	1,260,246,354	1,260,246	1,890,370	–	3,150,616

Shares issued for conversion of notes payable and settlement of derivative	92,119,909	92,120	548,388	–	640,508

Shares issued for compensation	7,500,000	7,500	18,750	–	26,250

Stock options issued for settlement of accrued salary	–	–	100,000	–	100,000

Stock-based compensation	–	–	2,567,176	–	2,567,176

Net loss	–	–	–	(3,827,281)	(3,827,281)

Balance June 30, 2025	2,302,384,959	$2,302,384	$63,463,791	$(65,184,330)	$581,845

Balance December 31, 2023	390,687,459	$390,687	$35,142,231	$(38,665,874)	$(3,132,956)

Net loss	–	–	–	(451,204)	(451,204)

Balance March 31, 2024	390,687,459	$390,687	$35,142,231	$(39,117,078)	$(3,584,160)

Net loss				(315,478)	(315,478)

Balance June 30, 2024	390,687,459	$390,687	$35,142,231	$(39,432,556)	$(3,899,638)

See accompanying notes to the unaudited consolidated financial statements.

F-4

Edgemode, Inc.

Consolidated Statements of Cash Flows

(unaudited)

	For the six months ended
	June 30, 2025	June 30, 2024
Operating Activities:
Net loss	$(24,699,362)	$(766,682)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	24,273,137	–
Change in fair value of cryptocurrencies	34	4,600
Depreciation expense	101,758	–
Loss on settlement of notes payable	148,053	–
Amortization of debt discount	–	11,231
Change in fair value of derivative liabilities	(857,804)	152,052
Changes in operating assets and liabilities:
Prepaid expenses	(11,561)	18,890
Other current assets	90,026	–
Accounts payable and accrued expenses	176,757	45,725
Accrued payroll	431,861	532,137
Customer deposit	303,614	–
Net cash used in operating activities	(43,487)	(2,047)

Investing Activities:
Purchase of property and equipment	(47,915)	–
Cash paid for business acquisition	(183,000)
Purchase of cryptocurrency	–	(4,600)
Net cash used in investing activities	(230,915)	(4,600)

Financing Activities:
Proceeds from sale of common share	300,000	–
Repayment of related party advances	(9,900)
Proceeds from related party advances	–	16,725
Payment of convertible notes	–	(10,000)
Net cash provided by financing activities	290,100	6,725

Net change in cash	15,698	78
Cash - beginning of period	103	298
Cash - end of period	$15,801	$376

Supplemental Disclosures:
Interest paid	$–	$–
Income taxes paid	$–	$–

Supplemental Disclosures of Noncash Financing Information:
Shares issued for asset acquisition	$3,150,616	$–
Note Payable assumed for asset acquisition	$1,750,000	$–
Shares issued for settlement of accrued salary	$1,539,961	$–
Modification of stock options for settlement of accrued salary	$100,000	$–
Conversion of notes payable and derivative liabilities	$640,508	$–

See accompanying notes to the unaudited consolidated financial statements.

F-5

Edgemode, Inc.

Notes to the Consolidated Financial Statements

(Unaudited)

NOTE 1 – Basis of Presentation

The accompanying unaudited interim financial statements of Edgemode, Inc. (“we”, “our”, “Edgemode” or the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for our interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosure contained in the audited financial statements for fiscal 2024, as reported in the Form 10-K for the fiscal year ended December 31, 2024 of the Company, have been omitted.

NOTE 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

Principals of consolidation

The accompanying consolidated financial statements include the accounts of Edgemode, Inc., the accounts of its 100% owned subsidiaries, Edgemode, Edgemode Mine Co UK Limited and Synthesis Analytics Production Ltd (“SAPL”). All intercompany transactions and balances have been eliminated in consolidation.

Segments Reporting

The Company manages its operations as a single segment for the purpose of assessing performance and making operating decisions. The Company’s Chief Operating Decision Maker (“CODM”) is its executive management committee. The CODM allocates resources and evaluates the performance of the Company using information about net income from operations. All significant operating decisions are based upon an analysis of the Company as one operating segment, which is the same as its reporting segment. The Company will continue to evaluate for segments as it expands its operations.

Fair Value Measurements

Generally accepted accounting principles define fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and such principles also establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

•	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•	Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

•	Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

F-6

The following fair value hierarchy tables present information about the Company’s liabilities measured at fair value on a recurring basis:

	Fair Value Measurements at June 30, 2025
	Level 1	Level 2	Level 3
Liabilities:
Derivative liabilities	$–	$–	$828,306

	Fair Value Measurements at December 31, 2024
	Level 1	Level 2	Level 3
Liabilities:
Derivative liabilities	$–	$–	$1,992,754

The Company had no assets valued using level 1, level 2, or level 3 inputs as of June 30, 2025 or December 31, 2024.

Derivative Financial Instruments

Derivatives are measured at their fair value on the balance sheet. In determining the appropriate fair value, the Company uses a binomial calculator model. Changes in fair value are recorded in the consolidated statements of operations.

Revenue Recognition

We recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers. This standard provides a single comprehensive model to be used in the accounting for revenue arising from contracts with customers and supersedes current revenue recognition guidance, including industry-specific guidance. The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation.

Our High Performance Computing (“HPC”) hosting operations will generate revenue by providing colocation, cloud, and connectivity services to customers in exchange for a fee. The HPC hosting operation provides colocation, facilities operations, security, and other services to third-party HPC customers to support workloads for machine learning and artificial intelligence.

The Company charges colocation fees for the use of its facilities, and other related fees. In addition, digital colocation customers typically pay for energy used in connection with the customer colocation services agreement on a pass-through basis, which may be on a fixed or variable basis calculated on the portion of energy used by the customer on the site. The Company satisfies the performance obligation when the customer has the ability to direct the use and obtain substantially all of the remaining benefits of the good or service. Revenue is recognized over time as customers simultaneously receive and consume the benefits because another party would not need to substantially reperform the work completed by the Company were that other party to fulfill the remaining performance obligation to the customer. Revenue is recognized upon confirmation of the Company’s power usage by the electricity provider and billed at the rates outlined in each customer contract on a monthly basis.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with the provisions of ASC 718 Stock Compensation (ASC 718) and Equity-Based Payments to Non-employees pursuant to ASC 2018-07 (ASC 2018-07). All transactions in which the consideration provided in exchange for the purchase of goods or services consists of the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty’s performance is complete or the date at which a commitment for performance by the counterparty to earn the equity instruments is reached because of sufficiently large disincentives for nonperformance.

F-7

Reclassifications

Certain reclassifications have been made to our prior year’s consolidated financial statements to conform to our current year presentation. These reclassifications had no effect on our previously reported results of operations or accumulated deficit.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-08, Intangibles—Goodwill and Other—Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”). This ASU is intended to improve the accounting for certain crypto assets by requiring an entity to measure those crypto assets at fair value each reporting period with changes in fair value recognized in net income. The amendments also improve the information provided to investors about an entity’s crypto asset holdings by requiring disclosure about significant holdings, contractual sale restrictions, and changes during the reporting period. ASU 2023-08 requires a cumulative-effect adjustment to the opening balance of retained earning as of the beginning of the annual reporting period in which the entity adopts the amendment and is effective for all reporting companies for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years, with early adoption permitted. The Company adopted the standard effective January 1, 2025. As a result of the de minimis balances of cryptocurrencies held as of December 31, 2024 and the current fair value as of June 30, 2025, the Company recorded all changes in fair value in the current period with no cumulative effect on the opening balance of retained earnings.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which expands the disclosures required for income taxes. This ASU is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The amendment should be applied on a prospective basis while retrospective application is permitted. The Company adopted this standard effective January 1, 2025, which did not have a material impact on the Company’s condensed consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, Disaggregation of Income Statement Expenses, and in January 2025, the FASB issued ASU 2025-01, Clarifying the Effective Date (“ASU 2025-01”). The amendments are intended to enhance disclosures regarding an entity’s costs and expenses by requiring additional disaggregated information disclosures about certain income statement expense line items. The amendments, as clarified by ASU 2025-01, are effective for fiscal years beginning after December 15, 2026 and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the effect of this pronouncement on its disclosures.

NOTE 3 – Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. At June 30, 2025, the Company had not yet generated any revenues or achieved profitable operations and expects to incur further losses as it continues the development of its operations until such time, if any, that the Company receives adequate funding, all of which raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern.

NOTE 4 – Related Party Transactions

Pursuant to the terms of the Share Exchange (as defined below) the Edgemode board of directors increased the number of seats on the board to three members and Niclas Adler, the chief executive officer of SAPL, was appointed to fill the vacancy. The Board further approved Edgemode to enter into an employment agreement with Dr. Adler and appoint Dr. Adler as Chief Technology Officer of Edgemode (the “Adler Employment Agreement”). Pursuant to the terms of the Adler Employment Agreement, Dr. Adler will be paid an annual base salary of $400,000 and has been issued a five-year non-qualified stock option to purchase up to 385,789,700 shares of Edgemode common stock at an exercise price of $0.005. Additionally, based on Dr. Adler’s time devoted to Edgemode, he will be entitled to receive a quarterly bonus of $150,000. These terms are based on full-time engagement and it has been agreed that Dr. Adler will have a 50% engagement for the first three months of his employment.

F-8

The Adler Employment Agreement may be terminated with cause at any time and, if terminated with cause, Dr. Adler would be entitled to compensation only for the period ending with the date of such termination. The Adler Employment Agreement may also be terminated by Edgemode without cause upon providing Dr. Adler with 30 days’ prior written notice. In the event of termination without cause, Edgemode would continue to pay Dr. Adler his annual base salary and any benefits for the lesser of: (i) the balance of the term of the Adler Employment Agreement or (ii) 12 months from the date of termination, together with any performance bonuses (as defined in the Adler Employment) which may have been earned as of the date of termination.

During the six months ended June 30, 2025, in satisfaction of $769,989 of the accrued salary for each of Mr. Faulkner and Mr. Wajcenberg, the Company (1) agreed to issue to each of Charles Faulkner and Simon Wajcenberg 256,660,163 shares of restricted common stock at a conversion price and (2) amended options held by each of Mr. Faulkner and Mr. Wajcenberg to (i) purchase up to 76,619,603 shares of the Company’s common stock at an exercise price of $0.10 per share, as amended on March 3, 2023, which vest upon the closing of the purchase of at least $15 million of crypto mining equipment (the “2022 Options”) and (ii) purchase up to 77,000,000 shares of the Company’s common stock at an exercise price of $0.04 per share, which shall vest upon the Company closing on the purchase of at least $15 million of crypto mining equipment (the “2023 Options”), to eliminate the vesting requirements of the 2022 Options and 2023 options. The 2022 Options and 2023 Options are fully vested as of February 1, 2025. As a result of the removal of the vesting conditions on the outstanding options, the Company recorded $21,679,711 in stock-based compensation during the six months ending June 30, 2025.

In addition, in satisfaction of $50,000 of the accrued salary for each of Mr. Faulkner and Mr. Wajcenberg, the Company amended each of Mr. Faulkner and Mr. Wajcenberg options to purchase up to: (1) 31,979,352 shares of the Company’s common stock dated January 31, 2022, exercisable at $0.06 per share (the “January 2022 Grants”); (2) 76,619,303 shares of the Company’s common stock dated September 12, 2022, as amended, exercisable at $0.10 per share (the “September 2022 Grants”) and (3) 77,000,000 shares of the Company’s common stock dated March 1, 2023, exercisable at $0.04 per share (the “2023 Grants”; the January 2022 Grants, September 2022 Grants, and the March 2023 Grants; collectively the “Option Grants”), to reduce the exercise price of the Option Grants to $0.005 per share. The change in exercise price did not result in any additional incremental value in excess of the salary settled.

Pursuant to the Share Exchange, Mr. Faulkner and Mr. Wajcenberg entered into amendments to their Executive Employment Agreements, to increase their base salary to $400,000 per annum and a quarterly bonus of up to $150,000 at the discretion of the Board. Additionally, the Board approved the issuance of stock option grants to purchase up to 257,193,133 shares of common stock to each Mr. Faulkner and Mr. Wajcenberg. The common stock options have an exercise price of $0.005, are exercisable immediately, and have a term of 5 years.

As of June 30, 2025 and December 31, 2024 the Company owed the executive officers of the Company $407,990 and $1,616,090 in accrued payroll for services performed.

As of June 30, 2025 and December 31, 2024, the Company owed the executive officers $22,825 and $32,725, respectively, for working capital advances. The advances are non-interest bearing and are due on demand. During the six months ending June 30, 2025, the Company repaid $9,900 of the amounts owed.

NOTE 5 – Asset Acquisition

Effective April 7, 2025 (the “Effective Time” or “Closing Date”), Edgemode, SAPL, an England and Wales private limited company, and Adler Capital Limited, a company registered in Hong Kong, and the sole shareholder of SAPL, (“ACL”) closed on a Share Exchange Agreement dated April 7, 2025 (the “Share Exchange” or “Transaction”). In accordance with the Share Exchange, SAPL agreed to transfer 100% of SAPL’s outstanding capital stock to Edgemode in exchange for 1,260,246,354 shares of Edgemode common stock, par value $0.001 per share, which represented approximately 55% of the Company’s outstanding common stock at the Effective Time with a fair value of $3,150,616 based on the closing price on the closing date. At the time of acquisition SAPL owns a piece of land, various power and connection agreements to the Marviken data center and an option to enter into a lease for a 1,100 square meter building at the Marviken location. At the time of the acquisition the option agreement had a remaining term of 9 months, which the Company will make 9 remaining monthly payments of approximately $30,000. As of June 30, 2025, the Company has six months remaining on the option term with an estimated value of $180,053 classified under other current assets on the accompanying balance sheet. As of June 30, 2025, no additional payments have been made on the option agreement and the Company owes, $270,079, which is included in accounts payable and accrued expenses on the balance sheet.

As part of the consideration for the transaction, the Company agreed to assume the $1,750,000 promissory note issued by Marviken TWO AB dated December 4, 2024. The loan will bear interest at a rate of 5% and has a maturity date of December 3, 2027.

F-9

The Company determined the acquisition should be accounted for as an asset acquisition as SAPL did not contain an integrated set of inputs and outputs under ASC 805.

The aggregate purchase price was comprised as follows:

Cash	$183,000
Note payable	1,750,000
Fair value of common shares issued	3,150,616

Total Purchase Consideration	$5,083,616

The Company allocated the aggregate purchase price as follows:

Land	$880,000
Power purchase agreement	4,203,616

Total Purchase Consideration	$5,083,616

NOTE 6 – Equity

Preferred shares

We are authorized to issue 5,000,000 shares of preferred stock. Shares of preferred stock may be issued from time to time in one or more series as may be determined by our Board. The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions of each series will be established by the Board. Our directors may issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of our common stock. In connection with the Charter Amendment (as defined below), the only outstanding preferred stock was converted into common stock. As of the date of this report, there are no outstanding shares of preferred stock.

Series B

On July 19, 2022, the Company designated 1,000,000 shares of its original 5,000,000 authorized shares of preferred stock as Series B Preferred Stock with a $0.001 par value and a stated value of $1.00 per share. The Series B Convertible Preferred Stock ranks senior to the common stock with respect to dividends and right of liquidation and has no voting rights. The Series B Convertible Preferred Stock has an 8% cumulative annual dividend. In the event of default, the dividend rate increases to 22%. The Company may not, without consent of a majority of the holders of Series B Convertible Preferred Stock, alter or changes the rights of the Series B Convertible Preferred Stock, amend the articles of incorporation, create any other class of stock ranking senior to the Series B Convertible Preferred Stock, increase the authorized shares of Series B Convertible Preferred Stock, or liquidate or dissolve the Company. Beginning 180 days from issuance, the Series B Convertible Preferred Stock may be converted into common stock at a price based on 65% of the average of the two lowest trading prices during the 15 days prior to conversion. The Company may redeem the Series B Convertible Preferred Stock during the first 180 days from issuance, subject to early redemption penalties of up to 25%. The Series B Convertible Preferred Stock must be redeemed by the Company 12 months following issuance if not previously redeemed or converted. Based on the terms of the Series B Convertible Preferred Stock, the Company determined that the preferred stock is mandatorily redeemable and will be accounted for as a liability under ASC 480. As of June 30, 2025, there are no shares of the Series B Convertible Preferred Stock outstanding.

Series C

On March 3, 2025, the Company filed with the Nevada Secretary of State a Certificate of Designation of Series C Preferred Stock (the “Certificate of Designation”). Pursuant to the Certificate of Designation, the Company’s Board of Directors designated a new series of the Company’s preferred stock, the Series C Preferred Stock, par value $0.001 per share. The Certificate of Designation authorized the Company to issue one share of Series C Preferred Stock. The share was issued to the Company’s Chief Executive Officer. The Series C Preferred Stock is not convertible, and does not have any redemption, preferential dividend or liquidation rights. Holders of Series C Preferred Stock shall only be entitled to vote on the approval of an amendment to the Company’s Articles of Incorporation authorizing an increase in the Company’s authorized capital stock (the “Charter Amendment”) and shall be entitled to a voting power equal to one vote more than the total combined voting power of the Company’s common stock. The Series C Preferred Stock issued and outstanding on the record date to consent to the Charter Amendment was automatically surrendered and cancelled for no consideration following the Charter Amendment.

F-10

Common shares

As of June 30, 2025, the Company has authorized 7,000,000,000 shares of common stock, par value of $0.001, and, as of June 30, 2025, has issued 2,302,384,959 shares of common stock. All of the common shares have the same voting rights and liquidation preferences. On February 27, 2025, the board of directors of the Company adopted a resolution to amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock to 7 billion. On March 3, 2025, shareholder approval was obtained through the written consent of the holder of the Series C Preferred Stock. The Charter Amendment was effective on April 7, 2025.

As discussed in Note 5 above, the Company issued 1,260,246,354 shares of common stock for the acquisition of SAPL.

As discussed in Note 4 above, the Company issued 513,320,326 shares of common stock for the forgiveness of $1,539,961 of accrued salary. The shares issued had a fair value of $1,283,301 of the date of issuance, and as such the Company recorded the value forgiven in excess of the fair value as a contribution of capital.

As discussed in Note 7 below, the Company issued 92,119,909 shares of common stock for the conversion of notes payable.

During the six months ended June 30, 2025, the Company received $300,000 in cash proceeds for the sale of 38,510,911 shares of common stock.

During the six months ended June 30, 2025, the Company issued 7,500,000 shares of restricted common stock for services to for an aggregate value of $26,250. On the date of issuance, the shares are fully earned and non-forfeitable.

Stock Options

As discussed in Note 4 above, the Company modified 307,239,206 options that were previously vesting upon certain milestones to remove the vesting conditions and become exercisable immediately. As a result, the Company recognized $21,679,711 of expense related to these options.

In addition, as discussed in Note 4 above, the Company amended 371,197,910 options to reduce the exercise price to $0.005.

During the six months ended June 30, 2025, the Company issued stock options to purchase up to 900,175,966 shares of common stock as discussed in Note 4 above to the directors of the Company at an exercise price of $0.005, which vested immediately and have a term of 5 years.

During the six months ended June 30, 2025, the Company issued stock options to purchase up to 128,596,567 shares of common stock to a consultant of the Company at an exercise price of $0.005, which vested immediately and have a term of 5 years.

The fair value of the common stock options was estimated using a black-sholes model with the following assumptions:

Stock price	$0.0025
Exercise price	$0.005
Expected term	2.5 - 5 years
Volatility	311.87%-401.47%
Dividend Yield	0%
Risk-free rate	3.73% - 3.82%
Common stock option fair value	$2,567,176

F-11

During the six months ended June 30 2025 and 2024, the Company recorded $24,246,887 and $0, respectively of stock-based compensation related to the common stock option transactions. As of June 30, 2025, the Company has $849,996 of value remaining to be expensed based upon completions of milestones.

The following table summarizes the stock option activity for the six months ended June 30, 2025:

	Options	Weighted-Average Exercise Price Per Share

Outstanding, December 31, 2024	398,284,669	$0.09
Granted	1,028,772,533	0.005
Exercised	–	–
Forfeited	–	–
Expired	–	–
Outstanding, June 30, 2025	1,427,057,202	$0.011

As of June 30, 2025, the Company had 1,426,919,729 stock options that were exercisable and 137,473 that were in dispute. The weighted average remaining life of all outstanding stock options was 4.07 years as of June 30, 2025. Aggregate intrinsic value is calculated as the difference between the exercise price of the underlying stock option and the fair value of the Company’s common stock for stock options that were in-the-money at period end. As of June 30, 2025, the intrinsic value for the options vested and outstanding was $3,639,923 and $3,640,968, respectively.

Stock Warrants

The following table summarizes the stock warrant activity for the six months ended June 30, 2025:

	Warrants	Weighted-Average Exercise Price Per Share

Outstanding, December 31, 2024	9,530,000	$0.50
Granted	–	–
Exercised	–	–
Forfeited	–	–
Expired	–	–
Outstanding, June 30, 2025	9,530,000	$0.50

The weighted average remaining life of all outstanding stock warrants was 1.39 years as of June 30, 2025. Aggregate intrinsic value is calculated as the difference between the exercise price of the underlying stock option and the fair value of the Company’s common stock for stock options that were in-the-money at period end. As of June 30, 2025, the intrinsic value for the warrants vested and outstanding was $0.

F-12

NOTE 7 – Notes Payable and Convertible Notes Payable

Notes Payable

The Company has outstanding notes payables in the amount of $35,000. These loans were advanced as due on demand and no communication has been received from the original lenders.

Convertible notes payable

1800 Diagonal Lending Notes

On April 11, 2023, the Company entered into a Securities Purchase Agreement effective April 20, 2023 with 1800 Diagonal Lending LLC (“1800 Diagonal”), an accredited investor, pursuant to which the Company sold the investor an unsecured promissory note in the principal amount of $60,760 (the “April Promissory Note”). The Company received net proceeds of $50,000 in consideration of the issuance of the April Promissory Note after original issue discount of $6,510 and legal fees of $4,250. The aggregate debt discount of $10,760 is being amortized to interest expense over the respective term of the note. The April Promissory Note shall incur a one-time interest charge of 13%, which is added to the principal balance, has a maturity date of March 11, 2024, and requires monthly payments of $7,629 beginning on September 15, 2023. The April Promissory Note is convertible into common shares of the Company upon an event of default, at a rate of 71% of the lowest price for the preceding 20 trading days. In addition, upon default, the Company must repay an amount equal to 150% of the then outstanding amount of principal and accrued interest combined. During the six months ended June 30, 2025 the Company issued 15,431,359 shares for the conversion of the outstanding principal and accrued interest of $31,564. As of June 30, 2025, the note has been settled in full.

In addition, on April 11, 2023, the Company entered into an additional Securities Purchase Agreement effective April 20, 2023 with 1800 Diagonal, pursuant to which the Company sold the investor an unsecured promissory note in the principal amount of $56,962, which bears interest at a rate of 8%, or 22% in the event of default, and matures on April 11, 2024 (the “Convertible Note”). The Company received net proceeds of $50,000 in consideration of issuance of the Convertible Note after original issue discount of $2,712 and legal fees of $4,250. The aggregate debt discount of $6,962 is being amortized to interest expense over the respective term of the note. The Convertible Note is convertible into common shares of the Company, beginning on the sixth-month anniversary, at a rate of 65% of the average of the three of the lowest prices for the preceding 15 trading days. In addition, upon default, the Company must repay an amount equal to 150% of the then outstanding amount of principal and accrued interest combined. During the six months ended June 30, 2025 the Company issued 15,000,000 shares for the conversion of outstanding principal of $30,870. As of June 30, 2025 and December 31, 2024, the balance on the note is $47,303 and $94,439, respectively, with a remaining unamortized discount of $0.

On August 4, 2023, the Company entered into a Securities Purchase Agreement with 1800 Diagonal, pursuant to which the Company sold the investor an unsecured original issuance discount promissory note in the principal amount of $71,450 (the “August Promissory Note”). The Company received net proceeds of $60,000 in consideration of issuance of the August Promissory Note after original issue discount of $7,200 and legal fees of $4,250. The aggregate debt discount of $11,450 is being amortized to interest expense over the respective term of the note. The August Promissory Note shall incur a one-time interest charge of 13%, which is added to the principal balance, has a maturity date of May 24, 2024, and requires monthly payments of $8,971 beginning on September 15, 2023. The August Promissory Note is convertible into common shares of the Company at any time following an event of default at a rate of 71% of the lowest trading price of the Company’s common stock during the twenty prior trading days. In addition, upon default, the Company must repay an amount equal to 150% of the then outstanding amount of principal and accrued interest combined. As of June 30, 2025 the balance on the note is $105,307, with a remaining unamortized discount of $0.

On October 20, 2023, the Company received notice from 1800 Diagonal, the holder of the April Promissory Note, Convertible Note and August Promissory Note (collectively, the “1800 Notes”) that such notes were in default. The holder has made demand for the immediate payment of the 1800 Notes of a sum representing 150% of the remaining outstanding principal balances of the 1800 Notes in the aggregate of $250,009, together with accrued interest and default interest as provided for in the 1800 Notes. As a result of the default, the 1800 Notes became convertible into common stock and an additional $88,618 of principal was added to the note balance. In addition, as a result of the default the notes became convertible at a variable rate resulting in derivative liability accounting under ASC 815. The fair value of the derivative on the date of default was charged directly to interest expense, as the notes are past due. See further discussion under “Note 8. Derivative Liabilities.” In addition, see further discussion under “ Note 11. Subsequent Events” for subsequent conversions.

F-13

Other Convertible Promissory Notes

On April 25, 2023, the Company entered into a Securities Purchase Agreement with an accredited investor, pursuant to which the Company sold the investor an unsecured promissory note in the principal amount of $60,000 (the “April 25, 2023 Note”). The Company received proceeds of $60,000 in consideration of issuance of the April 25, 2023 Note. The April 25, 2023 Note shall bear interest at a rate of 10% and have a maturity date of May 26, 2023. The April 25, 2023 Note has a prepayment percentage of 130% for the period beginning on the issuance date and ending on the maturity date. During the six months ended June 30, 2025 the Company issued 31,500,000 shares for the settlement of the outstanding principal and accrued interest of $63,000, which resulted in a loss on settlement of $75,600. As of June 30, 2025, the note has been settled in full.

In addition, on April 26, 2023, the Company entered into a Promissory Note Purchase Agreement with another investor, pursuant to which the Company sold the investor an unsecured convertible promissory note in the principal amount of $57,502 (the “April 26, 2023 Note”). The Company received gross proceeds of $57,502 in consideration of issuance of the April 26, 2023 Note. The April 26, 2023 Note shall bear interest at a rate of 10% and have a maturity date of May 26, 2023. The April 26, 2023 Note has a prepayment percentage of 130% for the period beginning on the issuance date and ending on the maturity date. During the six months ended June 30, 2025 the Company issued 30,188,550 shares for the settlement of the outstanding principal and accrued interest of $60,377, which resulted in a loss on settlement of $72,453. As of June 30, 2025, the note has been settled in full.

NOTE 8 – Derivative Liabilities

The fair values of the conversion option of outstanding convertible notes payable and common stock warrants were determined to be derivative liabilities under ASC 815 due to the default on convertible notes payable disclosed above, which resulted in a variable conversion price on the outstanding convertible note payable. The fair value of the derivative liabilities was estimated using a binomial model with the following assumptions:

	As of June 30, 2025
	Conversion Option	Warrants

Volatility	714.58%	714.58%
Dividend Yield	0%	0%
Risk-free rate	3.96%	3.96%
Expected term	1 year	1.46-1.90 years
Stock price	$0.0076	$0.0076
Exercise price	$0.0019-0.0021	$0.5
Derivative liability fair value	$799,719	$72,372
Number of shares issued upon conversion, exercise, or satisfaction of required conditions as of June 30, 2025	105,355,270	9,530,000

F-14

	As of December 31, 2024
	Conversion Option	Warrants

Volatility	406.93%	301.31%
Dividend Yield	0%	0%
Risk-free rate	4.16%	4.27%
Expected term	1 year	1.71-2.15 years
Stock price	$0.003	$0.003
Exercise price	$0.0004-0.01	$0.5
Derivative liability fair value	$1,973,641	$19,112
Number of shares issued upon conversion, exercise, or satisfaction of required conditions as of December 31, 2024	668,516,113	9,530,000

All fair value measurements related to the derivative liabilities are considered significant unobservable inputs (Level 3) under the fair value hierarchy of ASC 820.

The table below presents the change in the fair value of the derivative liability during the six months ended June 30, 2025:

Fair value as of December 31, 2024	$1,992,754
Fair value settled to equity upon conversion	(306,644)
Fair value on the date of issuance related to warrants issued	–
Change in fair value of derivatives	(857,804)
Fair value as of June 30, 2025	$828,306

The total impact of derivative liabilities recognized in the Company’s consolidated statements of operations includes the change in fair value of derivatives, with the Company recognizing a total gain of $857,804 during the six months ended June 30, 2025. In addition, as a result of the default, all other potentially dilutive instruments must also be recorded at fair value pursuant to ASC 815.

NOTE 9 – Customer Deposits

On January 21, 2025, the Company entered into a Master Services Agreement with Cudo Ventures Ltd (“Cudo), a cloud computing company. Under this agreement, the Company will provide Tier 3 data center hosting infrastructure and colocation services to Cudo. The Master Services Agreement supports a 1 MW capacity during a five year term at our Marviken data center and is accompanied by a strict service level agreement to ensure 99% up time which can be terminated early by either party if certain conditions are met. The colocation space is designated for SingularityNet’s 1st modular datacenter container from Ecoblox. The Company will also provide optional smart hands engineering support at an hourly rate of $130 per hour, with a 50% premium for evening and weekend services. In consideration of the services, the Company shall receive electricity fees passed through at a variable base cost multiplied be estimated usage plus an admin charge capped at 5%. The minimum fee increase of 3% is waived for the first 3 years and annual CPI increase is capped at 2% for the first three years and 5% for the final two years. The monthly rental payable is $75,887. On February 18, 2025, an initial payment of $303,549 was made to the Company consisting of a $227,662 deposit, which is refundable at the end of the term of the Master Services Agreement, and the first month’s rental payment of $75,887. As of June 30, 2025, the Company has not yet provided any of the service obligations under the agreement.

NOTE 10 – Commitments and Contingencies

Legal Contingencies

On February 8, 2022, the Company was notified of a potential lawsuit related to the termination of our Advisory Panel Membership agreement with Taylor Black Wealth, Ltd. (“Taylor”). The Company engaged Taylor for assistance with capital raises and was to be partially compensated with stock options, subject to vesting. Taylor claims that the Company terminated the agreement unlawfully and therefore is still entitled to the remaining unvested options which the Company believes to be cancelled. The total number of stock options being contested is 137,473. No additional communication has been received related to the claims from Taylor.

NOTE 11 – Subsequent Events

Subsequent to June 30, 2025 the Company issued 83,019,806 shares for the conversion of outstanding principal and accrued interest on the promissory notes of $217,340 with 1800 Diagonal. As of the date of this filing, all amounts owed under the 1800 Notes have been settled in full.

F-15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Edgemode, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Edgemode, Inc. (the Company) as of December 31, 2024 and 2023, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2024 in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the company has incurred recurring losses from operations and had not yet achieved profitable operations as of December 31, 2024 which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

F-16

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Derivatives Arising from Convertible Notes

The valuation of derivative liabilities arising from convertible notes payable represents a significant aspect of the audit due to its materiality and the complexity involved in its assessment. These liabilities are recognized based on the fair value of embedded conversion features associated with convertible notes. The determination of fair value necessitates intricate valuation models, incorporating various assumptions, which are inherently subjective and involve substantial management judgment.

To form our overall opinion on the financial statements, our audit procedures included assessing the reasonableness of key inputs used in the company’s valuation models, evaluating the appropriateness of management's valuation methodologies and assumptions, and assessing the impact of changes in these inputs on the fair value measurement.

Given the significance of these liabilities to the financial statements and the complexity inherent in their valuation, our audit required significant auditor judgment and involved challenging evaluations of subjective inputs.

/s/ M&K CPAS, PLLC

PCAOB ID 2738

We have served as the Company’s auditor since 2021.

The Woodlands, TX

May 2, 2025

F-17

Edgemode, Inc.

Consolidated Balance Sheets

	December 31, 2024	December 31, 2023

ASSETS
Current assets:
Cash	$103	$298
Prepaid expenses and other current assets	1,368	20,258

Total current assets	1,471	20,556

Intangible assets - cryptocurrencies	32	32

Total assets	$1,503	$20,588

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$724,217	$721,780
Accrued payroll	1,616,090	661,201
Equipment notes payable	–	1,179,972
Notes payable	35,000	35,000
Notes payable – related parties	32,725	16,000
Convertible notes payable	323,732	342,501
Derivative liabilities	1,992,754	197,090

Total current liabilities	4,724,518	3,153,544

Total liabilities	4,724,518	3,153,544

Commitments and contingencies

Stockholders' deficit:
Preferred shares, $0.001 par value, 5,000,000 shares authorized; zero issued and outstanding December 31, 2024 and 2023	–	–
Common shares, $0.001 par value, 950,000,000 shares authorized; 390,687,459 and 390,687,459 shares issued and outstanding, December 31, 2024 and 2023, respectively	390,687	390,687
Additional paid-in capital	35,371,266	35,371,266
Accumulated deficit	(40,484,968)	(38,894,909)
Stockholders' deficit	(4,723,015)	(3,132,956)

Total liabilities and stockholders' deficit	$1,503	$20,588

The accompanying notes are an integral part of these consolidated financial statements.

F-18

Edgemode, Inc.

Consolidated Statements of Operations

	For the Year Ended
	December 31, 2024	December 31, 2023

Revenue	$–	$–
Cost of revenue	–	–
Gross margin	–	–

Operating expenses:
General and administrative expenses	1,403,929	3,352,607
Loss on cryptocurrencies	4,599	10,107
Total operating expenses	1,408,528	3,362,714

Loss from operations	(1,408,528)	(3,362,714)

Other income (expense):
Interest expense	(56,488)	(346,162)
Penalty on prepayment of Preferred B shares	–	(51,859)
Refund of equipment deposit	425,000	700,000
Change in fair value of derivatives	(1,795,664)	6,709
Loss on settlement	–	(9,975)
Gain on settlement of liabilities	1,245,621	50,000
Other expense	–	(780)
Total other income (expense), net	(181,531)	347,933

Loss before provision for income taxes	(1,590,059)	(3,014,781)

Provision for income taxes	–	–

Net loss	$(1,590,059)	$(3,014,781)

Loss per common share - basic and diluted	$(0.00)	$(0.01)

Weighted average shares outstanding - basic and diluted	390,687,459	390,626,500

The accompanying notes are an integral part of these consolidated financial statements.

F-19

Edgemode, Inc.

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

For the years ended December 31, 2024 and 2023

	Mezzanine Equity						Total
		Preferred		Common	Additional		Stockholders’
	Preferred	Stock	Common	Stock	Paid-In	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance December 31, 2022	–	$–	390,437,459	$390,437	$33,896,019	$(35,880,128)	$(1,593,672)

Common shares issued for settlement of claims	–	–	250,000	250	9,725	–	9,975

Stock-based compensation	–	–	–	–	1,465,522	–	1,465,522

Net loss	–	–	–	–	–	(3,014,781)	(3,014,781)

Balance December 31, 2023	–	$–	390,687,459	$390,687	$35,371,266	$(38,894,909)	$(3,132,956)

Net loss	–	–	–	–	–	(1,590,059)	(1,590,059)

Balance December 31, 2023 (Restated)	–	$–	390,687,459	$390,687	$35,371,266	$(40,484,968)	$(4,723,015)

The accompanying notes are an integral part of these consolidated financial statements.

F-20

Edgemode, Inc.

Consolidated Statements of Cash Flows

	For the Year Ended
	December 31, 2024	December 31, 2023

Operating Activities:
Net loss	$(1,590,059)	$(3,014,781)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization	11,231	25,215
Interest expense on principal default	–	88,618
Interest expense charge for day one derivative loss	–	203,799
Prepayment on penalty of Preferred B shares	–	51,859
Change in fair value of derivative liabilities	1,795,664	(6,709)
Stock-based compensation	–	1,465,522
Loss on cryptocurrency transactions	4,599	10,107
Loss on settlement	–	9,975
Gain on settlement of liabilities	(1,245,621)	(50,000)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	18,890	1,166,441
Accounts payable and accrued expenses	68,087	(93,739)
Accrued payroll	954,889	185,930
Net cash provided by operating activities	17,680	42,237

Investing Activities:
Proceeds from sale of cryptocurrencies	–	34,100
Purchase of cryptocurrencies	(4,600)	–
Net cash provided by (used in) investing activities	(4,600)	34,100

Financing Activities:
Proceeds from notes payable	–	220,000
Proceeds from related party advances	16,725	16,000
Payments of convertible notes	(30,000)	(41,560)
Payments on notes payable	–	(270,549)
Net cash used in financing activities	(13,275)	(76,109)

Net change in cash	(195)	228
Cash - beginning of period	298	70
Cash - end of period	$103	$298

Supplemental Disclosures:
Interest paid	$–	$4,388
Income taxes paid	$–	$–

Supplemental Disclosures of Noncash Financing Information:
Convertible notes issued in exchange for cryptocurrency	$–	$57,502
Note payable issued in exchange for cryptocurrency	$–	$50,142
Repayment of note payable using cryptocurrency	$–	$50,142
Cryptocurrency used to pay accrued salaries	$–	$11,888
Cryptocurrency used to pay accounts payable	$–	$4,005

The accompanying notes are an integral part of these consolidated financial statements.

F-21

Edgemode, Inc.

Notes to the Consolidated Financial Statements

Note 1. Basis of Presentation

Edgemode, Inc. (“we”, “our”, the “Company”) was incorporated in Nevada on January 21, 2011. Since its incorporation, the Company has attempted to become involved in a number of prior business ventures, all of which were unsuccessful and which it has abandoned. After the merger described below, the Company became a cryptocurrency mining company and is currently in the process of purchasing cryptocurrency mining equipment to restart its mining operations. See Note 12: Subsequent Events.

On June 3, 2022 the Company changed its name from Fourth Wave Energy Inc. to Edgemode, Inc.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“US GAAP”). The accompanying financial statements include all the information and notes required by GAAP for complete financial statements. In the opinion of management, all adjustments considered necessary for the fair presentation of the financial statements for the years presented have been included.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of Edgemode, Inc., the accounts of its 100% owned subsidiaries, EdgeMode and Edgemode Mine Co UK Limited. All intercompany transactions and balances have been eliminated in consolidation.

Segments Reporting

The Company manages its operations as a single segment for the purpose of assessing performance and making operating decisions. The Company’s Chief Operating Decision Maker (“CODM”) is its executive management committee. The CODM allocates resources and evaluates the performance of the Company using information about net income from operations. All significant operating decisions are based upon an analysis of the Company as one operating segment, which is the same as its reporting segment.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

Risks and Uncertainties

The Company's business and operations are sensitive to general business and economic conditions in the United States and other countries that the Company operates in. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations.

F-22

Cash and Cash Equivalents

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account.

Fair Value Measurements

Generally accepted accounting principles define fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and such principles also establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

•	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•	Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

•	Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

The following fair value hierarchy table presents information about the Company’s liabilities measured at fair value on a recurring basis:

	Fair Value Measurements at December 31, 2024
	Level 1	Level 2	Level 3
Liabilities:
Derivative liabilities	$–	$–	$1,992,754

	Fair Value Measurements at December 31, 2023
	Level 1	Level 2	Level 3
Liabilities:
Derivative liabilities	$–	$–	$197,090

The Company had no assets valued using level 1, level 2, or level 3 inputs as of December 31, 2024 and 2023.

Derivative Financial Instruments

Derivatives are measured at their fair value on the balance sheet. In determining the appropriate fair value, the Company uses a binomial calculator model. Changes in fair value are recorded in the consolidated statements of operations.

F-23

Income Taxes

Income taxes are provided for the tax effects of transactions reporting in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, and accrued expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Any deferred tax items of the Company have been fully valued based on the determination of the Company that the utilization of any deferred tax assets is uncertain.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

Revenue Recognition

We recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers. This standard provides a single comprehensive model to be used in the accounting for revenue arising from contracts with customers and supersedes current revenue recognition guidance, including industry-specific guidance. The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation.

The Company has entered into digital asset mining pools by executing contracts, as amended from time to time, with the mining pool operators to provide computing power to the mining pool. The contracts are terminable at any time by either party and the Company’s enforceable right to compensation only begins when the Company provides computing power to the mining pool operator. In exchange for providing computing power, the Company is entitled to a Full-Pay-Per-Share payout of Bitcoin based on a contractual formula, which primarily calculates the hash rate provided by us to the mining pool as a percentage of total network hash rate, and other inputs. We are entitled to consideration even if a block is not successfully placed by the mining pool operator. The terms of the agreement provides that neither party can dispute settlement terms after thirty-five days following settlement. The Company’s Full-Pay-Per-Share is based on the proportion of computing power the Company contributed to the mining pool operator to the total computing power contributed by all mining pool participants in solving the current algorithm.

Providing computing power in digital asset transaction verification services is an output of the Company’s ordinary activities. The provision of providing such computing power is the only performance obligation in the Company’s contracts with mining pool operators. The transaction consideration the Company receives, if any, is noncash consideration, which the Company measures at fair value on the date received, which is not materially different than the fair value at contract inception or the time the Company has earned the award from the pools. The consideration is all variable. Because it is not probable that a significant reversal of cumulative revenue will not occur, the amount of consideration recognized is constrained to the amount of consideration received, at which time revenue is recognized. There is no significant financing component in these transactions.

F-24

Fair value of the cryptocurrency award received is determined using the quoted price of the related cryptocurrency at the time of receipt. Under current GAAP, crypto assets held by the Company are accounted for as indefinite-lived intangible assets. Those assets are tested for impairment annually and more frequently if events or circumstances indicate that it is more likely than not that an asset is impaired. If the carrying amount of the asset exceeds its fair value, an entity is required to recognize an impairment loss and reduce the carrying amount of the asset to its fair value. See further discussion under Recent Accounting Pronouncements.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with the provisions of ASC 718 Stock Compensation (ASC 718) and Equity-Based Payments to Non-employees pursuant to ASC 2018-07 (ASC 2018-07). All transactions in which the consideration provided in exchange for the purchase of goods or services consists of the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty’s performance is complete or the date at which a commitment for performance by the counterparty to earn the equity instruments is reached because of sufficiently large disincentives for nonperformance.

Advertising

The Company expenses advertising costs as they are incurred.

Deferred Offering Costs

The Company had capitalized qualified direct costs related to its efforts to raise capital through a sale of its common stock in a private offering as of December 31, 2023. Deferred offering costs will be deferred until the completion of the private offering, at which time they will be reclassified to additional paid-in capital as a reduction of the offering proceeds. Due to the delays in the financing, during the year ended December 31, 2023, $264,706 of deferred offering costs were expensed, which included in general and administrative expenses in the accompanying statement of operations.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires disclosure of incremental segment information on an annual and interim basis. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024 on a retrospective basis. The Company has implemented this ASU during the year ended December 31, 2024, and determined no retrospective changes were necessary.

In December 2023, the FASB issued ASU 2023-08, Intangibles—Goodwill and Other—Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”). This ASU is intended to improve the accounting for certain crypto assets by requiring an entity to measure those crypto assets at fair value each reporting period with changes in fair value recognized in net income. The amendments also improve the information provided to investors about an entity’s crypto asset holdings by requiring disclosure about significant holdings, contractual sale restrictions, and changes during the reporting period. ASU 2023-08 requires a cumulative-effect adjustment to the opening balance of retained earnings as of the beginning of the annual reporting period in which the entity adopts the amendment and is effective for all reporting companies for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years, with early adoption permitted. The Company is evaluating the impact that this ASU may have on its consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which expands the disclosures required for income taxes. This ASU is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The amendment should be applied on a prospective basis while retrospective application is permitted. The Company is currently evaluating the effect of this pronouncement on its disclosures.

F-25

Note 3. Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. At December 31, 2024 the Company had not yet achieved profitable operations and expects to incur further losses in the development of its business, all of which raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however there is no assurance of additional funding being available.

Note 4. Related Party Transactions

During the year ended December 31, 2023, the Company and Mr. Isaacs, the former CEO of the Company, entered into a settlement and release agreement whereby Mr. Isaacs agreed to a reduction in the compensation to a total of $55,000, subject to the Company making payments on or before May 14, 2023 and June 14, 2023. During the year ended, December 31, 2023, the Company made total payments in the aggregate of $65,000 in accordance with the terms of the settlement agreement. No additional amounts are owed to Mr. Isaacs as of December 31, 2024.

On January 25, 2023, the Company amended the 65,920,895 stock option grants dated January 31, 2022 to each of Charlie Faulkner and Simon Wajcenberg, the Chief Executive Officer and Chief Financial Officer of the Company, respectively. The amendment reduces the exercise price of the options from $0.40 per share to $0.06 per share.

On March 3, 2023, the Company amended 153,239,206 stock option grants dated September 12, 2022 to each of Charlie Faulkner and Simon Wajcenberg, the Chief Executive Officer and Chief Financial Officer of the Company, respectively. The amendment provides for the vesting to be only upon the closing of the purchase of at least $15 million of crypto mining equipment, rather than conditioned on an uplisting of the Company’s shares on the NASDAQ Global Market, New York Stock Exchange, or another equivalent market.

On March 3, 2023, the Company granted to each of Charlie Faulkner and Simon Wajcenberg, the Chief Executive Officer and Chief Financial Officer of the Company, respectively, options to purchase up to 77,000,000 shares of the Company’s common stock at an exercise price of $0.04 per share, exercisable for five years (the “Stock Options”). The Stock Options shall each be a non-qualified option and shall become vested and exercisable upon the Company closing on the purchase of at least $15 million of crypto mining equipment.

As of December 31, 2024 and 2023 the Company owed the executive officers of the Company $1,616,090 and $661,201 in accrued payroll for services performed, respectively.

During the year ended December 31, 2024 and 2023, the executive officers of the Company advanced $16,725 and $16,000 to the Company for working capital needs. The advances are non-interest bearing and are due on demand.

F-26

Note 5. Equity

Preferred shares

We are authorized to issue 5,000,000 shares of preferred stock. Shares of preferred stock may be issued from time to time in one or more series as may be determined by our Board. The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions of each series will be established by the Board. Our directors may issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of our common stock.

Series B

On July 19, 2022, the Company designated 1,000,000 shares of its original 5,000,000 authorized shares of Preferred Stock as Series B Preferred Stock (“Series B”) with a $0.001 par value and a stated value of $1.00 per share. The Series B Convertible Preferred Stock ranks senior to the common stock with respect to dividends and right of liquidation and has no voting rights. The Series B Convertible Preferred Stock has a 8% cumulative annual dividend. In the event of default, the dividend rate increases to 22%. The Company may not, with consent of a majority of the holders of Series B Convertible Preferred Stock, alter or changes the rights of the Series B Convertible Preferred Stock, amend the articles of incorporation, create any other class of stock ranking senior to the Series B Convertible Preferred Stock, increase the authorized shares of Series B Convertible Preferred Stock, or liquidate or dissolve the Company. Beginning 180 days from issuance, the Series B Convertible Preferred Stock may be converted into common stock at a price based on 65% of the average of the two lowest trading prices during the 15 days prior to conversion. The Company may redeem the Series B Convertible Preferred Stock during the first 180 days from issuance, subject to early redemption penalties of up to 25%. The Series B Convertible Preferred Stock must be redeemed by the Company 12 months following issuance if not previously redeemed or converted. Based on the terms of the Series B Convertible Preferred Stock, the Company determined that the preferred stock is mandatorily redeemable and will be accounted for as a liability under ASC 480.

During the year ended December 31, 2022, the Company entered into purchase agreements for the sale of 212,500 shares of Series B Convertible Preferred Stock with 1800 Diagonal Lending, LLC,.

On January 25, 2023, the Company redeemed the Preferred B shares and paid to the holder a total of $270,549 which included the stated value of $212,500, $6,190 in accrued dividends and the early redemption premium of $51,859.

As of December 31, 2024, there are no shares of the Series B preferred shares outstanding.

Common shares

The Company has authorized 950,000,000 shares of common stock, par value of $0.001, and as of December 31, 2024 has issued 390,687,459 shares of common stock. All of the common shares have the same voting rights and liquidation preferences.

On September 19, 2022, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Alumni Capital LP, a Delaware limited partnership (“Alumni Capital”), pursuant to which the Company agreed to sell, and Alumni Capital agreed to purchase, upon request of the Company in one or more transactions, a number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) providing aggregate gross proceeds to the Company of up to $15,000,000 (the “Maximum”). The Purchase Agreement expired on December 31, 2023.

F-27

In exchange for Alumni Capital entering into the Purchase Agreement, the Company issued 2,521,008 shares of Common Stock to Alumni Capital upon execution of the Purchase Agreement (the “Initial Commitment Shares”). Alumni Capital represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)). The Company shares of Common Stock, including the Commitment Shares, are being offered and sold under the Purchase Agreement in reliance upon an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. The securities sold may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

As of December 31, 2023, no shares were sold or issued to Alumni Capital pursuant to the Purchase Agreement other than the 2,521,008 Commitment Shares. The Commitment shares were valued $0.105 per share for total value of $264,706 which were recorded as deferred offering costs and expensed due to the delays in the financing.

On March 30, 2023, the Company entered into a settlement agreement with a previous note holder for settlement of outstanding claims of a note payable that had been paid in full previously. Per the terms of the settlement agreement, the Company issued 250,000 shares of common stock, and as a result the Company recorded a loss on settlement of $9,975.

Stock Options

During the year ended December 31, 2023, the Company granted to each of Charlie Faulkner and Simon Wajcenberg, the Chief Executive Officer and Chief Financial Officer of the Company, respectively, options to purchase up to 77,000,000 shares of the Company’s common stock at an exercise price of $0.04 per share, exercisable for five years (the “Stock Options”). The Stock Options shall each be a non-qualified option and shall become vested and exercisable upon the Company closing on the purchase of at least $15 million of crypto mining equipment. The Company used the black-scholes option pricing model to value the options and determined a fair value of $4,814,035. As of December 31, 2024, the Company had not met the contingent vesting requirements, and as such no amounts have been expensed related to these options.

During the year ended December 31, 2023, the Company amended stock option grants to purchase 85,907,990 shares of common stock dated January 31, 2022 to each of Charlie Faulkner and Simon Wajcenberg, the Chief Executive Officer and Chief Financial Officer of the Company, respectively. The amendment reduces the exercise price of the options from $0.40 per share to $0.06 per share. As a result of the amendment, the Company recorded an additional $1,236,487 of stock-based compensation expense based on the incremental fair value resulting from the change in exercise price.

During the year ended December 31, 2022, the Company issued a stock option grant to purchase up to 153,239,206 shares of the Company’s common stock, which vest upon the Company listing its shares on the NASDAQ Global Market, New York Stock Exchange, or another equivalent market, at an exercise price of $0.10 per share. The expected term was estimated using the simplified method for employee stock options since the Company does not have adequate historical exercise data to estimate the expected term. During the year ended December 31, 2023, the Company amended stock option grants to purchase 153,239,206 shares of common stock dated September 12, 2022 to each of Charlie Faulkner and Simon Wajcenberg, the Chief Executive Officer and Chief Financial Officer of the Company, respectively. The amendment provides for the vesting to be only upon the closing of the purchase of at least $15 million of crypto mining equipment, rather than conditioned on an uplisting of the Company’s shares on the NASDAQ Global Market, New York Stock Exchange, or another equivalent market. The amendment resulted in no additional incremental fair value being recorded.

As of December 31, 2024, the Company has $22,529,707 of value remaining to be expensed based upon completions of milestones, of which $21,679,711 is contingently subject to expense recognition based on the timing of when the Company is able to close on a purchase of at least $15 million of crypto mining equipment as describe above, and $0 of remaining amortization to expensed pursuant to the vesting terms.

F-28

The following table summarizes the stock option activity for the years ended December 31, 2024 and 2023:

	Options	Weighted-Average Exercise Price Per Share

Outstanding, December 31, 2022	239,284,669	$0.21
Granted	159,000,000	0.04
Exercised	–	–
Forfeited	–	–
Expired	–	–
Outstanding, December 31, 2023	398,284,669	$0.09
Granted	–	–
Exercised	–	–
Forfeited	–	–
Expired	–	–
Outstanding, December 31, 2024	398,284,669	$0.09

As of December 31, 2024, the Company had 90,907,990 stock options that were exercisable and 137,473 that are in dispute. The weighted average remaining life of all outstanding stock options was 2.75 years as of December 31, 2024. Aggregate intrinsic value is calculated as the difference between the exercise price of the underlying stock option and the fair value of the Company’s common stock for stock options that were in-the-money at period end. As of December 31, 2024, the intrinsic value for the options vested and outstanding was $0 and $412, respectively.

Stock Warrants

The following table summarizes the stock warrant activity for the year ended December 31, 2024 and 2023:

	Warrants	Weighted-Average Exercise Price Per Share

Outstanding, December 31, 2022	9,530,000	$0.50
Granted	–	–
Exercised	–	–
Forfeited	–	–
Expired	–	–
Outstanding, December 31, 2023	9,530,000	$0.50
Granted	–	–
Recapitalization	–	–
Exercised	–	–
Forfeited	–	–
Expired	–	–
Outstanding, December 31, 2024	9,530,000	$0.50

As of December 31, 2024, the intrinsic value for the options vested and outstanding was $0.

F-29

Note 6. Notes Payable

Notes Payable

Pursuant to the merger agreement, the Company acquired outstanding note payables in the amount of $35,000. These loans were advanced as due on demand and no communication has been received from the original lenders.

In April 2023, the Company utilized an existing marginal lending facility with SFOX, a digital assets broker. The marginal lending facility allows the Company to borrow funds up to a maximum aggregate amount of $50,000 to finance its investment activities in digital assets. The terms of the marginal lending facility include an interest rate on the borrowed funds of 11% and the maximum borrowing period under the facility is 28 days, the facility can be rolled over provided there is sufficient collateral. The facility is secured by a pledged collateral of digital assets. The Company is required to maintain a collateral balance equal to 110% of the outstanding principal balance with the lender. As of December 31, 2023, the collateral balance was returned and the loan balance has been settled in full.

Equipment Notes Payable

In 2021, the Company entered into multiple financing agreements whereby the company agreed to purchase assets related to its crypto mining operations. The financing agreements required a down payments in the aggregate of $600,408 and 24 equal monthly payments. The Company used a 15% discount rate to determine the net present value of the loan value in the aggregate of $2,441,591.

On July 11, 2022, the Company terminated its agreements with the vendor for the financed equipment described above. As of December 31, 2023 the balance on the loans was $1,179,972. As of December, 31, 2024, the Company received confirmation from the vendor that it accepted the termination and that no further amounts are due under the agreement. As such the Company has recorded a gain on settlement of liabilities of $1,245,621 for the equipment note payable and amounts recorded under accounts payable.

Convertible notes payable

1800 Diagonal Lending Notes

On April 11, 2023, the Company entered into a Securities Purchase Agreement effective April 20, 2023 with 1800 Diagonal Lending LLC, an accredited investor, pursuant to which the Company sold the investor an unsecured promissory note in the principal amount of $60,760 (the “April Promissory Note”). The Company received net proceeds of $50,000 in consideration of issuance of the April Promissory Note after original issue discount of $6,510 and legal fees of $4,250. The aggregate debt discount of $10,760 is being amortized to interest expense over the respective term of the note. The April Promissory Note shall incur a one-time interest charge of 13%, which is added to the principal balance, has a maturity date of March 11, 2024, and requires monthly payments of $7,629 beginning on September 15, 2023. The April Promissory Note is convertible into common shares of the Company upon an event of default, at a rate of 71% of the lowest price for the preceding 20 trading days. In addition, upon default, the Company must repay an amount equal to 150% of the then outstanding amount of principal and accrued interest combined. As of December 31, 2024 and 2023, the balance on the note was $12,262 and $42,262, respectively with a remaining unamortized discount of $0 as of December 31, 2024.

In addition, on April 11, 2023, the Company entered into an additional Securities Purchase Agreement effective April 20, 2023 with the above investor, pursuant to which the Company sold the investor an unsecured promissory note in the principal amount of $56,962 (the “Convertible Note”), bears interest at a rate of 8%, or 22% in the event of default, and matures on April 11, 2024. The Company received net proceeds of $50,000 in consideration of issuance of the Convertible Note after original issue discount of $2,712 and legal fees of $4,250. The aggregate debt discount of $6,962 is being amortized to interest expense over the respective term of the note. The Convertible Note is convertible into common shares of the Company beginning on the sixth-month anniversary, at a rate of 65% average of the three of the lowest prices for the preceding 15 trading days. In addition, upon default, the Company must repay an amount equal to 150% of the then outstanding amount of principal and accrued interest combined. As of December 31, 2024 and 2023, the balance on the note was $94,439, with a remaining unamortized discount of $0 as of December 31, 2024.

F-30

On August 4, 2023, the Company entered into a Securities Purchase Agreement with 1800 Diagonal Lending LLC, an accredited investor, pursuant to which the Company sold the investor an unsecured original issuance discount promissory note in the principal amount of $71,450 (the “August Promissory Note”). The Company received net proceeds of $60,000 in consideration of issuance of the August Promissory Note after original issue discount of $7,200 and legal fees of $4,250. The aggregate debt discount of $11,450 is being amortized to interest expense over the respective term of the note. The August Promissory Note shall incur a one-time interest charge of 13%, which is added to the principal balance, has a maturity date of May 24, 2024, and requires monthly payments of $8,971 beginning on September 15, 2023. The August Promissory Note is convertible into common shares of the Company at any time following an event of default at a rate of 71% of the lowest trading price of the Company’s common stock during the twenty prior trading days. In addition, upon default, the Company must repay an amount equal to 150% of the then outstanding amount of principal and accrued interest combined. As of December 31, 2024 and 2023, the balance on the note was $99,529, with a remaining unamortized discount of $0 as of December 31, 2024.

On October 20, 2023 the Company received notice from 1800 Diagonal Lending LLC, the holder of the April Promissory Note, Convertible Note and August Promissory Note (collectively, the “1800 Notes”) that such notes were in default. The holder has made demand for the immediate payment of the 1800 Notes of a sum representing 150% of the remaining outstanding principal balances of the 1800 Notes in the aggregate of $250,009, together with accrued interest and default interest as provided for in the 1800 Notes. As a result of the default, the 1800 Notes became convertible into common stock and an additional $88,618 of principal was added to the note balance. In addition, as a result of the default the notes became convertible at a variable rate resulting in derivative liability accounting under ASC 815. The fair value of the derivative on the date of default was charged directly to interest expense, as the notes are passed due. See further discussion under Note 10.

Other Convertible Promissory Notes

On April 25, 2023, the Company entered into a Securities Purchase Agreement with an accredited investor, pursuant to which the Company sold the investor an unsecured promissory note in the principal amount of $60,000. The Company received proceeds of $60,000 in consideration of issuance of the Promissory Note. The Promissory Note shall bear interest at a rate of 10% and have a maturity date of May 26, 2023. The Promissory Note has a prepayment percentage of 130% for the period beginning on the issuance date and ending on the maturity date. As of December 31, 2024 and 2023, the balance on the note was $60,000. The note is past due.

In addition, on April 26, 2023, the Company entered into a Promissory Note Purchase Agreement with another investor, pursuant to which the Company sold the investor an unsecured convertible promissory note in the principal amount of $57,502 Promissory Note. The Company received gross proceeds of $57,502 in consideration of issuance of the Promissory Note. The Promissory Note shall bear interest at a rate of 10% and have a maturity date of May 26, 2023. The Promissory Note has a prepayment percentage of 130% for the period beginning on the issuance date and ending on the maturity date. As of December 31, 2024 and 2023, the balance on the note was $57,502. The note is past due.

The investors may in their option, at any time following the 180-day anniversary from the issuance date, as defined in the Promissory Notes, convert all or any part of the outstanding and unpaid amount of the Promissory Notes into fully paid and non-assessable shares of Common Stock. If the Promissory Notes are not repaid on or prior to the maturity date, the conversion price will be $0.20 or 50% of the preceding five day VWAP on the six month anniversary, which is lower, subject to a floor conversion price of $0.01 per share. On the 180-day anniversary date the resulting conversion price is equal to $0.01 Furthermore, the Promissory Notes contain a “most favored nation” provision that allows each investor to claim any preferable terms from any future securities, excluding certain exempt issuances.

F-31

Note 7. Derivative Liabilities

The fair values of the conversion option of outstanding convertible notes payable and common stock warrants were determined to be derivative liabilities under ASC 815 due to the default on convertible notes payable disclosed above, which resulted in a variable conversion price on the outstanding convertible note payable. The fair value of the derivative liabilities was estimated using a binomial model with the following assumptions:

	As of December 31, 2024
	Conversion Option	Warrants

Volatility	406.93%	301.31%
Dividend Yield	0%	0%
Risk-free rate	4.16%	4.27%
Expected term	1 year	1.96-2.40 years
Stock price	$0.003	$0.003
Exercise price	$0.0004-0.01	$0.5
Derivative liability fair value	$1,973,641	$19,112
Number of shares issued upon conversion, exercise, or satisfaction of required conditions as of December 31, 2024	668,516,113	9,530,000

	As of December 31, 2023
	Conversion Option	Warrants

Volatility	120.13%	124.36%
Dividend Yield	0%	0%
Risk-free rate	4.79%	4.01%
Expected term	1 year	2.5-3.25 years
Stock price	$0.0022	$0.0022
Exercise price	$0.0014-0.01	$0.5
Derivative liability fair value	$196,593	$498
Number of shares issued upon conversion, exercise, or satisfaction of required conditions as of December 31, 2023	179,123,059	9,530,000

All fair value measurements related to the derivative liabilities are considered significant unobservable inputs (Level 3) under the fair value hierarchy of ASC 820.

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The table below presents the change in the fair value of the derivative liability during the year ended December 31, 2024 and 2023:

Fair value as of December 31, 2022	$–
Fair value on the date of issuance related to principal default	203,799
Fair value on the date of issuance related to warrants issued	1,372
Change in fair value of derivatives	(8,081)
Fair value as of December 31, 2023	197,090
Extinguishment due to repayment	(232,274)
Change in fair value of derivatives	2,027,937
Fair value as of December 31, 2024	$1,992,754

The total impact of derivative liabilities recognized in the Company’s consolidated statements of operations includes the change in fair value of derivatives, with the Company recognizing a total loss of $1,795,664 during the year ended December 31, 2024. The fair value of the derivatives related to the principal default on the notes was charged directly to interest expense. In addition, as a result of the default, all other potentially dilutive instruments must also be recorded at fair value pursuant to ASC 815. The initial fair value of the outstanding warrants was charged to the change in fair value of derivatives.

Note 8. Cryptocurrency Assets

The Company began cryptocurrency mining activities during the year ended December 31, 2021. In addition to mining activities, the Company conducts other business activities using its cryptocurrency assets as compensation. The below table represents the cryptocurrency activities during the years ended December 31, 2024 and 2023:

Cryptocurrency at December 31, 2022	$2,630
Additions of cryptocurrency – convertible notes	57,502
Additions of cryptocurrencies – other notes	50,142
Cryptocurrency used for payment of account payable	(4,005)
Cryptocurrency used for payment of salaries	(11,888)
Cryptocurrency used for payment of other notes	(50,142)
Sale of cryptocurrencies for cash proceeds	(34,100)
Realized loss on sale/exchange of cryptocurrencies	(10,107)
Cryptocurrency at December 31, 2023	32
Purchases of cryptocurrency	4,600
Loss on cryptocurrency	(4,600)
Cryptocurrency at December 31, 2024	$32

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Note 9. Income Taxes

The cumulative tax effect at the expected rate of 21% of significant items comprising the Company’s net deferred tax amount is as follows:

	December 31, 2024	December 31, 2023
Deferred tax asset attributable to:
Net operating loss	$1,206,300	$1,252,700
Valuation allowance	(1,206,300)	(1,252,700)
Net deferred income tax assets	$–	$–

A reconciliation of income tax provision to the provision that would be recognized under the statutory rates is as follows:

	December 31, 2024	December 31, 2023
Benefit attributable to operating loss	$333,900	$633,800
Non-deductible	(380,400)	(335,100)
Valuation allowance	46,500	(298,600)
Provisions for income taxes	$–	$–

The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide an allowance of 100% against all available income tax loss carry forwards, regardless of their time of expiry.

No provision for income taxes has been provided in these financial statements due to the net loss. At December 31, 2024, the Company has net operating loss carry forwards totaling approximately $5,700,000, which will be carried forward to future periods.

Note 10. Commitments and Contingencies

Legal Contingencies

On February 8, 2022, the Company was notified of a potential lawsuit related to the termination of our Advisory Panel Membership agreement with Taylor Black Wealth, Ltd. (“Taylor”). The Company engaged Taylor for assistance with capital raises and was to be partially compensated with stock options, subject to vesting. Taylor claims that the Company terminated the agreement unlawfully and therefore are still entitled to the remaining unvested options which the Company believes to be cancelled. The total number of stock options being contested is 137,473, which are still shown as issued and outstanding in Note 6 above.

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Note 11. Subsequent Events

On January 21, 2025, the Company entered into a Master Services Agreement with Cudo Ventures Ltd, a cloud computing company. Under this agreement, the Company will provide Tier 3 data center hosting infrastructure and colocation services to Cudo Ventures supporting 1 MW capacity for a term of 5 years, but can be terminated early by either party if certain conditions are met. the colocation space is designated for SingularityNet’s 1st modular datacenter container from Ecoblox. The Company will also provide optional smart hands engineering support at an hourly rate of $130 per hour, with a 50% premium for evening and weekend services. In consideration of the services the Company shall receive Electricity Fees: Passed through at a variable base cost x PUE + admin charge capped at 5%. The minimum fee increase of 3% is waived for the first 3 years and annual CPI increase is capped at 2% for the first 3 years and 5% for the final 2 years. The monthly rental payable is $75,887.18. An initial payment of $303,548.72 to the Company was made on February 18, 2025. The Company shall initially provide the services through Synthesis Group AB, a company located in Sweden (“SG”) pursuant to an oral agreement. The Company is negotiating a formal agreement with SG. There are no assurances that the Company will complete a transaction with SG.

Under the terms of the respective employment agreements of Charles Faulkner and Simon Wajcenberg, Mr. Faulkner and Mr. Wajcenberg had accrued salaries of $906,229 and $819,989, respectively, as of February 1, 2025. On February 20, 2025, in full satisfaction of $769,989 of the accrued salary for each of Mr. Faulkner and Mr. Wajcenberg, the Company (1) issued to each of Charles Faulkner and Simon Wajcenberg 256,660,163 shares of restricted common stock at a conversion price of $0.003 per share, and (2) amended options held by each of Mr. Faulkner and Mr. Wajcenberg to (i) purchase up to 76,619,603 shares of the Company’s common stock at an exercise price of $0.10 per share, as amended on March 3, 2023 which vest upon the closing of the purchase of at least $15 million of crypto mining equipment (the “2022 Options”) and (ii) purchase up to 77,000,000 shares of the Company’s common stock at an exercise price of $0.04 per share, which shall vest upon the Company closing on the purchase of at least $15 million of crypto mining equipment (the “2023 Options”), to eliminate the vesting requirements of the 2022 Options and 2023 options. The 2022 Options and 2023 Options are fully vested as of February 1, 2025.

Under the terms of the respective employment agreements of the Company’s executive officers, Charles Faulkner and Simon Wajcenberg, as of April 2, 2025, Mr. Faulkner and Mr. Wajcenberg had accrued salaries of approximately $173,110 and $130,010, respectively. On April 2, 2025, in satisfaction of $50,000 of the accrued salary for each of Mr. Faulkner and Mr. Wajcenberg, the Company amended each of Mr. Faulkner and Mr. Wajcenberg options to purchase up to: (1) 31,979,352 shares of the Company’s common stock dated January 31, 2022, exercisable at $0.06 per share (the “January 2022 Grants”); (2) 76,619,303 shares of the Company’s common stock dated September 12, 2022, as amended, exercisable at $0.10 per share (the “September 2022 Grants”) and (3) 77,000,000 shares of the Company’s common stock dated March 1, 2023 exercisable at $0.04 per share (the “2023 Grants”; the January 2022 Grants, September 2022 Grants and the March 2023 Grants; collectively the “Option Grants”), to reduce the exercise price of the Option Grants to $0.005 per share.

On February 27, 2025 the board of directors of the Company adopted a resolution to amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock to 7 billion. On March 3, 2025, shareholder approval was obtained through the written consent of the holder of the Series C Preferred Stock.  The Charter Amendment become effective on April 7, 2025.

On March 3, 2025, the Company filed with the Nevada Secretary of State a Certificate of Designation of Series C Preferred Stock (the “Certificate of Designation”). Pursuant to the Certificate of Designation, the Company’s Board of Directors designated a new series of the Company’s preferred stock, the Series C Preferred Stock, par value $0.001 per share. The Certificate of Designation authorized the Company to issue one share of Series C Preferred Stock. The share was issued to the Company’s Chief Executive Officer. The Series C Preferred Stock is not convertible, and does not have any redemption, preferential dividend or liquidation rights. Holders of Series C Preferred Stock shall only be entitled to vote on the approval of an amendment to the Company’s Articles of Incorporation authorizing an increase in the Company’s authorized capital stock (the “Charter Amendment”) and shall be entitled to a voting power equal to one vote more than the total combined voting power of the Company’s common stock. The Series C Preferred Stock issued and outstanding on the record date to consent to the Charter Amendment was automatically surrendered and cancelled for no consideration following the Charter Amendment.

F-35

Effective April 7, 2025 (the “Effective Time” or “Closing Date”), Edgemode, Inc., Synthesis Analytics Production Ltd, an England and Wales private limited company (“SAPL”), and Adler Capital Limited, a company registered in Hong Kong, and the sole shareholder of SAPL, (“ACL”) closed on a Share Exchange Agreement dated April 7, 2025 (the “Share Exchange” or “Transaction”). In accordance with the Share Exchange, SAPL agreed to transfer 100% of SAPL’s outstanding capital stock to Edgemode in exchange for 1,260,246,354 shares of Edgemode common stock, par value $0.001 per share, which represented approximately 55% of the Company’s outstanding common stock at the Effective Time. The Company accounted for the acquisition as an asset acquisition under ASC 805 as SAPL did not meet the definition of a business as it did not contain a full set of integrated inputs and outputs at the time of closing.

Following the closing of the Share Exchange, Edgemode, through SAPL, its wholly owned subsidiary, is now designing, building, and operating digital infrastructure for HPC with the goal of becoming a leading provider of digital colocation services. SAPL is an entity organized in 2022 under the laws of England and Wales. SAPL will change its name to EdgeMode Europe Limited.

The acquisition of SAPL has positioned us to enter the rapidly evolving HPC hosting market in an efficient and effective manner. The acquisition has enabled us to plan to leverage SAPL’s existing infrastructure and expertise to meet the growing demand for data center facilities for third-party customers focused on cloud computing as well as machine learning and artificial intelligence.

The acquisition of SAPL will enable us to become a premier provider and operator of dedicated, purpose-built data center facilities for our third-party customers. We believe that opportunities for growth exist in various applications of our data centers, which is another factor as to why we decided to begin offering digital infrastructure colocation services to third parties engaged in HPC.

Pursuant to the terms of the Share Exchange the Edgemode board of directors increased the number of seats on the board to three members and Niclas Adler, the chief executive officer of SAPL was appointed to fill the vacancy. The Board further approved Edgemode to enter into an employment agreement with Dr. Adler and appoint Dr. Adler as Chief Technology Officer of Edgemode (the “Adler Employment Agreement”). Pursuant to the terms of the Adler Employment Agreement, Dr. Adler will be paid an annual base salary of $400,000 and has been issued a five-year non-qualified stock option to purchase up to 385,789,700 shares of Edgemode common stock at an exercise price of $0.005. Additionally, based on Dr. Adler’s time devoted to Edgemode, he will be entitled to receive a quarterly bonus of $150,000. These terms are based on full-time engagement and it has been agreed that Dr. Adler will have a 50% engagement for the first three months of his employment.

The Adler Employment Agreement may be terminated with cause at any time and, if terminated with cause, Dr. Adler would be entitled to compensation only for the period ending with the date of such termination. The Adler Employment Agreement may also be terminated by Edgemode without cause upon providing Dr. Adler 30 days’ prior written notice. In the event of termination without cause, Edgemode would continue to pay Dr. Adler his annual base salary and any benefits for the lesser of: (i) the balance of the term of the Adler Employment Agreement or (ii) 12 months from the date of termination, together with any performance bonuses (as defined in the Adler Employment) which may have been earned as of the date of termination.

Furthermore, the Company entered into a consultancy agreement with AI Capital Mineco Limited, an affiliate of Adler, and agreed to pay the consultant a fee of $300,000, subject to the Company receiving financing in excess of $2,000,000.

Charlie Faulkner and Simon Wajcenberg, the current executive officers of Edgemode, remain as directors and executive officers of Edgemode.

F-36

Pursuant to the Share Exchange, Mr. Faulkner and Mr. Wajcenberg entered into amendments to their Executive Employment Agreements, to increase their base salary to $400,000 per annum and a quarterly bonus of up to $150,000 at the discretion of the Board. Additionally, the Board approved the following stock option grants to Mr. Faulkner, Mr. Wajcenberg, and Dmitry Strukov, a consultant to the Company:

•	Faulkner an option to purchase 257,193,133 shares of common stock of the Company at an exercise price of $0.005 per share;
•	Wajcenberg an option to purchase 257,193,133 shares of common stock of the Company at an exercise price of $0.005 per share; and
•	Strukov an option to purchase 128,596,567 shares of common stock of the Company at an exercise price of $0.005.

On April 11, 2025, the holders of two promissory notes issued by the Company on April 25, 2023 for $63,000 and April 26, 2023 for $60,377.10, converted the notes for 31,500,000 shares of common stock and 30,188,550 shares of common stock, respectively.

On April 19, 2025, the Company issued 38,510,911 shares of restricted common stock to an accredited investor and received gross proceeds of $300,000.

On April 28, 2025, the Company issued 7,500,000 shares of restricted common stock for services to be provided over three months. On the date of issuance the shares are fully earned and non-forfeitable.

F-37